UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Acxiom Corporation
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING
AND 2017 PROXY STATEMENT

100 Redwood Shores Parkway Redwood City, California 94065	www.virtualshareholdermeeting.com/ACXM17
Tuesday, August 8, 2017 – 10:30 A.M. (PDT)

Notice of Annual Meeting of Stockholders

ACXIOM CORPORATION
301 E. Dave Ward Drive
Conway, Arkansas 72032
501.342.1000
www.acxiom.com

Please join us for the 2017 Annual Meeting of Stockholders of Acxiom Corporation (the "Company"). The meeting will be held on August 8, 2017, at 10:30 a.m. PDT at the Company's Redwood City office located at 100 Redwood Shores Parkway, Redwood City, California 94065, and via the Internet at www.virtualshareholdermeeting.com/ACXM17.
The meeting will be held for the following purposes:
1.	To elect as directors the three nominees named in the attached Proxy Statement for a three-year term expiring in 2020;
2.
To approve a proposal to amend the Company's Amended and Restated 2005 Equity Compensation Plan (the "2005 Plan") to increase the number of shares available for issuance under the 2005 Plan and to re-approve its performance goals;

3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.	To select, in an advisory (non-binding) vote, the frequency of future advisory votes on executive compensation;
5.	To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2018; and
6.	To transact any other business that may properly come before the meeting or any postponement or adjournment thereof.
Only holders of the Company's common stock of record at the close of business on June 12, 2017 are entitled to notice of and to vote during the meeting or any postponement or adjournment thereof. Details regarding the business to be conducted during the meeting are more fully described in the accompanying Proxy Statement.
As in previous years, we will again take advantage of the rules of the Securities and Exchange Commission that allow us to furnish our proxy materials electronically over the Internet. As a result, we are sending a notice of Internet availability of the proxy materials, rather than a full paper set of the proxy materials, to many of our stockholders. The notice of availability contains instructions on how to access our proxy materials on the Internet, as well as instructions on how stockholders may obtain a paper copy of the proxy materials. This distribution process will contribute to our sustainability efforts and will reduce the costs of printing and distributing our proxy materials.
By Order of the Board of Directors

Catherine L. Hughes
Corporate Governance Officer & Secretary
Conway, Arkansas
June 29, 2017

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE TO RECORD YOUR VOTE PROMPTLY. PRIOR TO THE MEETING YOU MAY VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on August 8, 2017:

The Company's Proxy Statement and Annual Report on Form 10-K for fiscal year 2017 are available electronically at https://investors.acxiom.com/financial-information and www.proxyvote.com.

Table of Contents
Page
Questions and Answers about the Proxy Materials and the 2017 Annual Meeting	1

Proposal No. 1 – Election of Directors	6

Corporate Governance	11

Proposal No. 2 – Proposal to Amend the 2005 Equity Compensation Plan to Increase the Number of Shares Available for Issuance Under the 2005 Plan and to Re-approve its Performance Goals	17
Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation	27

Proposal No. 4 – Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation	28

Proposal No. 5 – Ratification of Independent Registered Public Accountant	29

Audit/Finance Committee Report	30

Stock Ownership	32

Executive Compensation	34
Compensation Discussion and Analysis	34
Schedule to the Compensation Discussion and Analysis	59
Compensation Committee Report	61
Compensation Committee Interlocks and Insider Participation	61
Summary Compensation Table	62
Grants of Plan-Based Awards for Fiscal Year 2017	64
Outstanding Equity Awards at 2017 Fiscal Year End	65
Option Exercises and Stock Vested During Fiscal Year 2017	66
Nonqualified Deferred Compensation During Fiscal Year 2017	66
Potential Payments Upon Termination or Change in Control	67
Non-Employee Director Compensation	81

Related-Party Transactions	82

Section 16(a) Beneficial Ownership Reporting Compliance	82

Stockholder Proposals	82

Expenses of Solicitation	83

Householding of Proxy Materials	83

Other Matters	84

APPENDIX A (Amended and Restated 2005 Equity Compensation Plan of Acxiom Corporation)	A-1

Proxy Statement

ACXIOM CORPORATION
 301 E. Dave Ward Drive
Conway, Arkansas 72032
501.342.1000
www.acxiom.com
This proxy statement (the "Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Acxiom Corporation, a Delaware corporation (the "Company" or "Acxiom"), to be used at its 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting") to be held on August 8, 2017, at 10:30 a.m. PDT at our Redwood City office located at 100 Redwood Shores Parkway, Redwood City, California 94065, and via the Internet at www.virtualshareholdermeeting.com/ACXM17, and at any postponement or adjournment thereof. The Proxy Statement is being furnished to stockholders beginning on June 29, 2017. As a stockholder, you are invited to attend the 2017 Annual Meeting in person or virtually via the Internet. You are entitled and requested to vote on the proposals described in the Proxy Statement. Please read the Proxy Statement carefully, then vote your shares promptly by telephone, by Internet, or by signing, dating and returning your proxy card.
Shares represented by properly executed proxies will be voted during the meeting. If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice. If no choice is specified by a stockholder but the proxy is otherwise properly executed, the proxy will be voted in accordance with the recommendations of Acxiom's Board of Directors.

Questions and Answers about the Proxy Materials and the 2017 Annual Meeting
Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:
Under rules adopted by the Securities and Exchange Commission (the "SEC"), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about June 29, 2017, the Company sent a notice of Internet availability of proxy materials to the Company's stockholders of record and beneficial owners, except for stockholders who have requested otherwise. All stockholders will have the ability to access the proxy materials on the website referred to in the notice. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. In addition, stockholders may request to receive proxy materials electronically by email on an ongoing basis. The Company encourages you to take advantage of the electronic availability of the proxy materials in order to help reduce costs and to reduce the impact on the environment.

Q:	Who can vote at the 2017 Annual Meeting?
A:
Holders of record of Acxiom common stock at the close of business on June 12, 2017 (the record date for the 2017 Annual Meeting) are entitled to vote their shares of common stock owned as of that date at the 2017 Annual Meeting or any postponement or adjournment thereof. On the record date for the 2017 Annual Meeting, there were 79,083,412 shares of the Company's common stock outstanding and entitled to vote. A list of our stockholders will be available for review at our office at 301 E. Dave Ward Drive, Conway, Arkansas 72032 for at least 10 days prior to the 2017 Annual Meeting.

Q:	How many shares may I vote?
A:
You may vote all of the shares of Acxiom common stock you held as of the record date, June 12, 2017, including (1) shares held directly in your name as the stockholder of record, (2) shares held for you as the beneficial owner in street name through a stockbroker or bank, and (3) shares purchased through Acxiom's 401(k) Retirement Savings Plan and/or employee stock purchase plan.

Q:	How can I attend the 2017 Annual Meeting?
A:
You may attend the 2017 Annual Meeting in person or virtually via the Internet.  The meeting will be held on August 8, 2017, at 10:30 a.m. PDT at our Redwood City office located at 100 Redwood Shores Parkway, Redwood City, California 94065.  To attend virtually, log on to www.virtualshareholdermeeting.com/ACXM17. While all Acxiom stockholders will be permitted to listen online to the 2017 Annual Meeting, only stockholders of record and beneficial owners as of the close of business on the record date, June 12, 2017, may vote and ask questions during the meeting. In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.proxyvote.com and www.virtualshareholdermeeting.com/ACXM17 and will need the control number included on your notice of Internet availability of the proxy materials or proxy card. Broadridge Financial Solutions, Inc. is hosting the webcast of the 2017 Annual Meeting and, on the date of the meeting, will be available via telephone at 1-855-449-0991 toll free (or at 1-720-378-5962 for international calls) to answer your questions regarding how to attend and participate in the 2017 Annual Meeting virtually via the Internet.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:
Beneficial owners. Most Acxiom stockholders hold their shares through a broker, bank or other nominee (that is, in "street name") rather than directly in their own name. If you hold your shares in street name, you are a "beneficial owner," and a notice of Internet availability of proxy materials, or a full set of the proxy materials together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee.

Stockholders of record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the "stockholder of record" with respect to those shares, and a notice of Internet availability of proxy materials, or a full set of the proxy materials together with a proxy card, has been sent directly to you by Acxiom.
Q:	How can I vote my shares?
A:	There are four ways to vote:
•
By Internet. You can submit a proxy over the Internet to vote your shares by following the instructions provided either in the notice of Internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested and received a full set of the proxy materials by mail or email.

•
By telephone. If you requested and received a full set of proxy materials by mail or email, you can submit a proxy over the telephone following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received. If you received a notice of Internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the notice.

•
By mail. If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy by mail to vote your shares by completing, signing and returning the proxy card or voting instruction form accompanying the proxy materials you received.

•
During the meeting. If you are a stockholder of record or a beneficial owner as of the June 12, 2017 record date, you may vote in person or virtually via the Internet during the 2017 Annual Meeting. If you desire to vote in person during the meeting, please request a ballot when you arrive. If you desire to vote virtually via the Internet at the meeting, please follow the instructions for attending and voting during the 2017 Annual Meeting posted at www.virtualshareholdermeeting.com/ACXM17. Beneficial owners must obtain a legal proxy from their broker, bank or other nominee to vote during the meeting. Follow the instructions from your broker, bank or other nominee included with the notice of internet availability or proxy materials, or contact your broker, bank or other nominee, to request a legal proxy. All votes must be received by the independent inspector before the polls close during the meeting.

Q:	How do I vote if I hold my shares as a participant in Acxiom's 401(k) Retirement Savings Plan?
A:
If you hold shares as a participant in Acxiom's 401(k) Retirement Savings Plan, you must submit your vote to the plan's trustee no later than 9:59 p.m. PDT on August 2, 2017 in order to allow sufficient time for your vote to be tabulated by the trustee. You also may revoke or change your voting instruction at any time prior to the cut-off time. Due to the tabulation requirements of the plan administrator, participants in Acxiom's 401(k) Retirement Savings Plan may not vote their shares during the meeting.

Q:	Can I change my vote?
A:
Any stockholder, other than a participant in Acxiom's 401(k) Retirement Savings Plan, executing a proxy retains the right to revoke it at any time prior to the final vote at the 2017 Annual Meeting. You may revoke your proxy and vote again by (i) delivering a notice of revocation or delivering a later-dated proxy to Acxiom's Corporate Secretary at Acxiom Corporation, 301 E. Dave Ward Drive, Conway, Arkansas 72032; (ii) submitting another vote over the Internet or by telephone; or (iii) by attending and voting, in person or virtually via the Internet, during the 2017 Annual Meeting. However, your attendance during the 2017 Annual Meeting will not automatically revoke your proxy unless you specifically so request. A stockholder's last vote is the vote that will be counted.

Q:	Who will count the votes?
A:	A representative of Broadridge Financial Solutions, Inc. will count the votes and will serve as the inspector of election.
Q:	What does it mean if I receive more than one proxy card or voting instruction form?
A:
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form. Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted. Please sign each proxy card exactly as your name appears on the card. For joint accounts, each owner should sign the proxy card. When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.

Q:	What is the quorum requirement for the 2017 Annual Meeting?
A:
The presence in person, virtually via the Internet, or by proxy of the holders of a majority of the shares of common stock issued and outstanding as of the record date is required to establish a quorum at the 2017 Annual Meeting. If a quorum is established, each holder of common stock shall be entitled to one vote on the matters presented at the 2017 Annual Meeting for each share of common stock outstanding in his or her name on the record date.

Q:	What items of business will be presented at the 2017 Annual Meeting?
A:	The following matters will be presented for stockholder consideration and voting at the 2017 Annual Meeting:
1.	The election of three director nominees named in this Proxy Statement for a three-year term expiring in 2020;
2.
A proposal to amend the Company's Amended and Restated 2005 Equity Compensation Plan (the "2005 Plan") to increase the number of shares available for issuance under the 2005 Plan and to re-approve its performance goals;

3.	An advisory vote to approve the compensation of our named executive officers;
4.	An advisory vote to select the frequency of future advisory votes on executive compensation; and
5.	The ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2018.

Q:	What vote is required to pass each item of business?
A:	The stockholder vote required to approve each proposal is set forth below:

Proposal	Votes Required for Approval
1. Election of directors	Majority of votes cast for each nominee*
2. Proposal to amend the 2005 Plan to increase the number of shares available for issuance and to re-approve the 2005 Plan's performance goals	Majority of votes cast*
3. Advisory vote to approve executive compensation	Majority of votes cast*
4. Advisory vote to select the frequency of future advisory votes on executive compensation	Majority of votes Cast*
5. Ratification of auditors	Majority of votes cast*
*	A majority of votes cast means that the number of votes cast "for" a director nominee's election or a proposal must exceed the number of votes cast "against" it.
Director Resignation Policy. In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected, and the Board of Directors has established procedures under which any incumbent director who fails to receive a majority of the votes cast in his or her election will tender his or her resignation to the Board. The Board will act upon a tendered resignation within 90 days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions.
Q:	How are proxies voted?
A:
All shares represented by valid proxies received prior to the 2017 Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder's instructions.

Q:	What happens if I do not give specific voting instructions?
A:
Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2017 Annual Meeting.

Beneficial owners. If you are a beneficial owner of shares held in street name and do not vote at the 2017 Annual Meeting or provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."
Q:	Which items of business are considered "routine" and "non-routine"?
A:
The election of directors (Proposal No. 1), the proposal to increase the number of shares available for issuance under the 2005 Plan and to re-approve its performance goals (Proposal No. 2), the advisory vote regarding the Company's executive compensation (Proposal No. 3), and the advisory vote to select the frequency of future advisory votes on executive compensation (Proposal No. 4) are considered non-routine matters under applicable rules and, therefore, a broker or other nominee may not vote on these matters without instructions from the beneficial owner. Consequently, there may be broker non-votes with respect to these proposals. On the other hand, the ratification of KPMG LLP (Proposal No. 5) is considered a routine matter, and a broker or other nominee may vote without instructions and broker non-votes are not expected to occur with respect to this proposal.

Q:	How are broker non-votes and abstentions treated?
A:
Broker non-votes and abstentions (which occur when a stockholder chooses to abstain from voting on any or all proposals) are counted for purposes of determining whether a quorum is present. However, broker non-votes and abstentions will have no effect on any proposals to be presented at the 2017 Annual Meeting because they are not considered "votes cast" under the majority-of-votes-cast voting standard applicable to each proposal.

Q:	Who can help answer my questions?
A:
If you have any questions about the 2017 Annual Meeting or how to vote your shares, please contact The Proxy Advisory Group, LLC, which has been retained to assist us in the distribution and solicitation of proxies, by mail or by telephone at:

The Proxy Advisory Group, LLC
18 East 41st Street, Suite 2000
New York, New York 10017
212-616-2180

Election of Directors (Proposal No. 1 of the Proxy Card)
The number of members of the Acxiom Board of Directors is currently set at nine and may be fixed from time to time by the Board in the manner provided in the Company's bylaws. Our certificate of incorporation and bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible.

In considering potential nominees for service on the Acxiom Board, the Governance/Nominating Committee (the "GNC") strives to identify individuals who are the best possible candidates to serve.  Candidates are selected on the basis of their breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business and our business environment, and willingness to devote adequate time to Board duties. Board members are expected to have the highest personal and professional ethics, integrity and values, and to be committed to representing the long-term interests of the Company and its shareholders. They are also expected to have an inquisitive and objective perspective, practical wisdom, mature judgment, and a commitment to serve on the Board for an extended period of time in order to develop an in-depth knowledge of Acxiom, its strategy, and its principal operations.

The GNC and Board seek candidates who demonstrate a willingness to evaluate management's performance objectively and who have no activities or interests that could conflict with their responsibilities to Acxiom. The GNC annually assesses the appropriate balance of skills and characteristics that are desired for the Board, and together with the full Board, strives to create a diversified membership.  With respect to vacancies that may occur in the future, the GNC believes that it is of paramount importance to seek qualified candidates who will provide more gender and ethnic diversity to the Board.
In connection with each nominee recommendation, the GNC considers the issue of continuing director tenure and attempts to ensure that the Board maintains an openness to new ideas and a willingness to critically examine the status quo. The Board does not believe that there should be term or age limits for directors. While such limits could help ensure that there are fresh ideas and viewpoints available to the Board, term and age limits nevertheless have the disadvantage of forcing the loss of the considerable contributions of those directors who have developed, over a period of time, a deep understanding of the Company and its operations and who are thus able to make increasingly valuable contributions to the Board. In addition, due to their familiarity with the Company, longer-term directors may not need to devote as much time to effectively executing their responsibilities as shorter-tenured Board members who may need to spend more time becoming familiar with the business of the Company and the industry within which it operates. In lieu of term or age limits, the GNC, as part of its annual board evaluation process, assesses each sitting director's potential continuing contributions to the Board based upon the results of annual individual peer-to-peer reviews.
The terms of the following current directors expire at the 2017 Annual Meeting: Timothy R. Cadogan, William T. Dillard II and Scott E. Howe. The Board, upon the recommendation of the GNC, has nominated Messrs. Cadogan, Dillard and Howe to stand for election as directors at the 2017 Annual Meeting.  With regard to Mr. Dillard, who has served on the Company's Board for nearly 30 years, it was the opinion of each of the other directors that it would be difficult to find another public company CEO with similar credentials who has the wealth of business and financial expertise, the in-depth knowledge of Acxiom, and the willingness to serve the Company as Mr. Dillard. The Board therefore recommended that Mr. Dillard be nominated to serve for another term.
Unless otherwise directed, the individuals named in the accompanying form of proxy will vote that proxy for the election of the nominees, with each to hold office for a term of three years until the 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The Board of Directors expects that each of the nominees will be available for election but, in the event that any of them are not available, proxies received will be voted for substitute nominees to be designated by the Board or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.

Set forth below is biographical information for each nominee standing for election at the 2017 Annual Meeting, as well as for each director who will continue to serve as a director of the Company after the 2017 Annual Meeting. The following descriptions also outline each person's background and qualifications that qualify him or her to serve on the Company's Board of Directors.
Nominees for Director with Terms Expiring in 2020

Skills and Qualifications

Mr. Cadogan's qualifications to serve on the Board include his extensive experience in the fields of digital advertising and technology as well as his years of management experience. As the chief executive officer of a digital advertising business, Mr. Cadogan has extensive insight into managing complex business operations and overseeing business risk.

Mr. Cadogan is the chief executive officer of OpenX Technologies, Inc., one of the world's leading providers of digital advertising technology, enabling businesses to manage and maximize their advertising revenue. From 2003–2008 Mr. Cadogan served as senior vice president of Global Advertising Marketplaces at Yahoo! (NASDAQ: YHOO) where he oversaw the primary advertising product lines including display, search and video. Previously at Yahoo!, he was vice president of search where he was responsible for both the consumer search and the paid search businesses. Prior to joining Yahoo!, Mr. Cadogan was vice president of search at Overture (formerly GoTo.com), a consultant at The Boston Consulting Group, and a consultant at McKinsey & Company. He holds a BSc degree from The London School of Economics, an MPhil degree in international relations from Oxford University, and an MBA from Stanford University.

Timothy R. Cadogan
Age 46 Director since 2012 Committee: Compensation

Skills and Qualifications

Mr. Dillard's qualifications to serve on our Board include his experience as the chairman and CEO of a public company, his financial acumen, his service over the years on the boards of other public companies, and the extensive knowledge of our business that he has acquired through his service on our Board. Mr. Dillard's understanding of corporate planning, risk management, executive compensation, and capital markets are an invaluable asset to our Board. His longevity as a director gives him a unique perspective on the history and the direction of the Company. In addition, his deep knowledge of the Company allows him to quickly analyze critical issues and provide reasoned advice and counsel.  Based upon his service as a chief executive officer of a public company and his financial sophistication, Mr. Dillard is deemed to be an "audit committee financial expert," as defined by the rules of the SEC. Through his tenure on our Board, Mr. Dillard has acquired an unmatchable breadth of knowledge and understanding of our business, which allows him to offer a unique perspective on Acxiom's current strategies and operations to the other directors and to management. The Board greatly appreciates and benefits from the continuity and stability that Mr. Dillard, as the longest serving director, is able to provide.

Mr. Dillard has served as a member of the Dillard's, Inc. (NYSE: DDS) board of directors since 1968 and currently serves as chairman of the board and chief executive officer. Dillard's, Inc. is a chain of traditional department stores based in Little Rock, Arkansas, with 268 store locations and 25 clearance centers in 29 states, and one Internet store. Mr. Dillard is also a director of Barnes & Noble, Inc. (NYSE: BKS). He served as Acxiom's lead independent director from 2006–2007. In 2015, he was awarded the University of Arkansas Chancellor's Medal honoring individuals whose service to higher education and society at large has been truly extraordinary.  In 2016, he was one of four people inducted into the Arkansas Business Hall of Fame, which honors the outstanding lifetime accomplishments of business leaders in the state. Mr. Dillard holds a bachelor's degree in business administration and was recently awarded an honorary doctor of business degree, both from the University of Arkansas.  He also holds an MBA from Harvard University.

William T. Dillard II
Age 72 Director since 1988 Committee: Audit/Finance

Skills and Qualifications

The Board of Directors believes it is important for Acxiom's chief executive officer to serve as a member of the Board, as the CEO is in a unique position to understand the challenges and issues facing the Company. Among Mr. Howe's qualifications are his demonstrated leadership skills and his prior work experience, including over a decade of corporate leadership in the digital advertising industry, which qualify him to serve both as CEO and as a director.

Mr. Howe joined the Company in 2011 as its Chief Executive Officer and President. Prior to joining Acxiom, he served as corporate vice president of Microsoft Advertising Business Group from 2007–2010. In this role, he managed a multi-billion dollar business encompassing all emerging businesses related to online advertising, including search, display, ad networks, in-game, mobile, digital cable and a variety of enterprise software applications. Mr. Howe was employed from 1999–2007 as an executive and later as a corporate officer at aQuantive, Inc. where he managed three lines of business, including Avenue A|Razorfish (a leading Seattle-based global consultancy in digital marketing and technology), DRIVE Performance Media (now Microsoft Media Network), and Atlas International (an adserving technology now owned by Facebook). Earlier in his career, he was with The Boston Consulting Group and Kidder, Peabody & Company, Inc.  He previously served on the boards of Blue Nile, Inc., a leading online retailer of diamonds and fine jewelry, the Internet Advertising Bureau (IAB), and the Center for Medical Weight Loss. He is a magna cum laude graduate of Princeton University, where he earned a degree in economics, and he holds an MBA from Harvard University.

Scott E. Howe
Age 49 Director since 2011 Committee: Executive (Chair)

Directors Whose Terms Expire in 2018

Skills and Qualifications

As an entrepreneur with an extensive background in digital publishing and digital advertising, Mr. Battelle provides the Board with a unique blend of media-related and digital experience that assists the Company in executing its growth strategy. In addition, his operational and advisory roles with various media businesses qualify him to serve on the Board.

Mr. Battelle is an entrepreneur, journalist, professor and author who has founded or co-founded various online, conference, magazine and other media businesses. He serves as chair of the board of directors of sovrn Holdings, LLC, a programmatic advertising and publisher platform that connects publishers with monetization solutions. He is also the founder/executive chair and CEO of NewCo Platform, Inc., a disruptive conference model and media platform which provides executives, entrepreneurs and investors with personal experiences inside some of the most influential companies worldwide. In 2005, Mr. Battelle founded the Internet media company Federated Media Publishing, where he served as chairman and CEO until its sale to LIN Media in early 2014. He currently serves as a director for Chute, a venture-backed company that provides the tools to capture, manage and display media. He founded and served as executive producer of the Web 2 Summit and maintains Searchblog, an ongoing daily site which covers the intersection of media, technology and culture at www.battellemedia.com. From 2001–2004 he occupied the Bloomberg chair in Business Journalism for the Graduate School of Journalism at the University of California, Berkeley. He was the founder and served from 1997–2001 as chairman and CEO of Standard Media International (SMI) and as publisher of The Industry Standard and TheStandard.com. Prior to that, he was a co-founding editor of Wired magazine and Wired Ventures. Mr. Battelle previously served on the board of directors of the Internet Advertising Bureau and was a founding board member of the Online Publishers Association. In 2005, he authored The Search: How Google and Its Rivals Rewrote the Rules of Business and Transformed Our Culture (Penguin/Portfolio), an international bestseller published in more than 25 languages. He is considered to be an expert in the field of media and technology, and has appeared on national and international news channels such as CBS, BBC, CNN, PBS, Discovery and CNBC. Honors and awards include: "Global Leader for Tomorrow" and "Young Global Leader" by the World Economic Forum in Davos, Switzerland; a finalist in the 2000 "Entrepreneur of the Year" competition by Ernst & Young; "Innovator – One of Ten Best Marketers in the Business" by Advertising Age; and one of the "Most Important People on The Web" by PCWorld. Mr. Battelle holds a bachelor's degree in anthropology and a master's degree in journalism from the University of California, Berkeley.

John L. Battelle
Age 51 Director since 2012 Committee: Audit/Finance

Skills and Qualifications

Mr. Henderson's knowledge of the direct marketing industry and his experience as Postmaster General, and more recently as an officer of and advisor to high-tech companies, qualify him to serve on our Board. His management background and his experience chairing the compensation committee of another public company particularly qualify him to serve as Acxiom's Compensation Committee chair, and his service on the board of another high-tech public company in the marketing arena allows him to provide additional value to the Acxiom Board of Directors.

Mr. Henderson is the founder and principal of Hold The Eye Images, Inc., a video, photographic and applications business. He also serves as non-executive chairman of the board and chairs the compensation committee of comScore, Inc. (OTCMKTS: SCOR). In the past 10 years, he has served as chief executive officer of Bestline Research and as chief operations officer of Netflix Inc. (NASDAQ: NFLX), as well as working as a consultant. From 1998 until his retirement from the United States Postal Service (USPS) in 2001, Mr. Henderson became the country's 71st Postmaster General and the fifth career employee to lead the world's largest postal system. From 1994 until his appointment as Postmaster General and chief executive officer of the USPS, he served as its chief operating officer. From 1992–1994, he served the USPS as vice president of employee relations, then became chief marketing officer and senior vice president. In 1997, Mr. Henderson received the USPS' John Wanamaker Award, and in 1998 he received American University's Roger W. Jones Award for Executive Leadership. In 1998, Mr. Henderson also received an honorary Mailing Excellence Award from the National Postal Forum for his work with the nation's professional mailing industry. He served on the advisory boards of the Committee for Economic Development and Nature's Best magazine. He is a fellow with the National Academy of Public Administration. Mr. Henderson holds a bachelor's degree in industrial relations from the University of North Carolina at Chapel Hill and was awarded an honorary Doctor of Philosophy in Quality Systems Management degree by the National Graduate School of Quality Management, Falmouth, Massachusetts. He served in the U.S. Army.

William J. Henderson
Age 70 Director since 2001 Committees: Compensation (Chair), Governance/Nominating

Skills and Qualifications

As the chief marketing and customer officer of one of the country's top insurance companies, Ms. Tomlin's extensive marketing background qualifies her to serve on our Board. In addition, her in-depth knowledge of two of the Company's primary client industries, insurance and banking, offer opportunities for the Acxiom Board to obtain insights into the Company's strategies from a customer perspective.

Since 2013, Ms. Tomlin has served in her current position as chief marketing and customer officer for CSAA Insurance Group ("CSAA"), a major provider of AAA-branded insurance, and served as CSAA's chief marketing officer from 2012-2013. She leads marketing and distribution, including brand; marketing analytics and market research; customer experience management; AAA club and agency operations and relationships; and direct marketing and sales. From 2007–2012, Ms. Tomlin held several senior leadership positions, including vice president of marketing, with Capital One Financial Corp. (NYSE: COF), where she headed commercial banking, retail marketing and sponsorships. She led Capital One's regional marketing effort, leveraging the footprint and deep community roots of the bank's local markets. Prior to that role, she led the marketing strategy for Capital One's national small business credit cards. Before joining Capital One, Ms. Tomlin held the roles of senior marketing officer and head of corporate brand for USAA Insurance Company, where she designed and delivered industry-recognized programs in marketing and customer management. Prior to USAA, she held numerous marketing positions, including chief marketing officer at LOMA, an Atlanta-based international organization that provides consulting services for distribution, operational management, and education training for global financial services companies. Ms. Tomlin serves on the board of directors of the YMCA of San Francisco. She is a former member of the board of the Amyotrophic Lateral Sclerosis (ALS) Society of Georgia. She is also active in numerous marketing organizations and has been repeatedly honored by the San Francisco Business Times as one of the Bay Area's Most Influential Women in Business. Ms. Tomlin holds a bachelor's degree in English from Siena College and a master's degree in political science from North Carolina State University.

Debora B. Tomlin
Age 48 Director since 2016 Committee: Compensation

Directors Whose Terms Expire in 2019

Skills and Qualifications

Mr. Fox's financial, accounting and management expertise qualifies him to serve on our Board and to serve as chair of the Audit/Finance Committee. As a result of his extensive accounting and financial management experience, Mr. Fox has a deep understanding of financial reporting processes, internal accounting and financial controls, independent auditor engagements, and other audit committee and board functions. As a certified public accountant, and based on his extensive financial and accounting expertise and management experience, Mr. Fox is deemed to be an "audit committee financial expert," as defined by the rules of the SEC. Additionally, his management experience across a diverse array of industries, including several technology and software companies, enables him to offer the Board a broad perspective on the challenges and opportunities facing the Company.

Since 2001, Mr. Fox has been an independent consultant. From 2000–2001, he was president and chief operating officer of CyberSafe Corporation, a global security software provider, where he was responsible for the overall financial services and operations of the company. From 1998–2000, Mr. Fox was chief financial officer and a member of the board of directors of Wall Data, a developer of enterprise software products and associated application tools, where he was responsible for the company's finances, operations, and human resources activities. Previously Mr. Fox spent 28 years at EY, a global accounting firm, last serving as managing partner of EY's Seattle office from 1995–1997. He currently serves on the board of directors of Pinnacle West Capital Corporation (NYSE: PNW), an energy holding company; ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of residential and commercial services; and Univar Inc. (NYSE: UNVR), an international chemical distributor. He is also a member of the board of directors of HonorHealth and Premera Blue Cross and serves on the Board of Visitors of the Fuqua School of Business at Duke University. Previously, he served on the boards of Pendrell Corporation (NASDAQ: PCO), an intellectual property investment and advisory firm; Flow International (NASDAQ: FLOW), a machine tool manufacturer; Shurgard Self Storage until its merger with Public Storage in 2006; aQuantive, Inc. until it was acquired by Microsoft in 2007; Orbitz Worldwide until 2011; and PopCap until it was acquired by Electronic Arts in 2011. Mr. Fox holds a bachelor's degree in business administration from Ohio University and an MBA from the Fuqua School of Business at Duke University, where he was a Fuqua Scholar. He is a certified public accountant in the State of Washington.

Richard P. Fox
Age 69 Director since 2012 Committees: Audit/Finance (Chair), Executive

Skills and Qualifications

Mr. Gramaglia's experience as president, chief operating officer and chief marketing officer of a public company, his service on the boards of other public companies, and his marketing, financial, technology and management expertise qualify him to serve on our Board. Through his experience, he brings an extensive, multi-disciplined perspective to the Board. As an advisor to early-stage companies, Mr. Gramaglia's knowledge of cutting-edge technological developments is particularly valuable as new and emerging technologies are important factors that contribute to the success of the Company. His previous executive and board experience provide him with key skills in working with the other directors, understanding board processes and functions, responding to the financial, strategic and operational challenges and opportunities of our business, and overseeing management, all of which qualify him to chair the Board.

Mr. Gramaglia, the Non-Executive Chairman of the Board, is a private investor and advisor to technology start-ups, previously served as partner for Arrowpath Venture Partners, and as president and chief operating officer of E*TRADE Group Inc. (NASDAQ: ETFC). He served in 2011 for a four-month period as Acxiom's interim chief executive officer and president while a search was conducted for a new CEO. Mr. Gramaglia began his career at Procter & Gamble and later held senior marketing and general management positions at Nestle, PepsiCo, Imasco and Sprint. He currently serves on the board of WageWorks (NYSE: WAGE), a leading provider of tax-advantaged employee benefits, and is a former director of Coldwater Creek, a national retailer of women's apparel. He holds a bachelor's degree in economics from Denison University.

Jerry D. Gramaglia
Age 61 Director since 2009 Committees: Executive, Governance/Nominating

Skills and Qualifications

Mr. Kokich's qualifications to serve on our Board include his background in the field of digital marketing and technology, his experience in traditional marketing, and his years of management experience. This combination of experience in both management and marketing allow him to understand the Company's challenges in a global marketplace. Mr. Kokich also brings technological expertise to the Board gained through his service with Marchex, Inc., Rocket Fuel Inc., Razorfish and other technology companies.  His long-term experience as a director qualify him to serve as chair of the Acxiom Governance/Nominating Committee.

Mr. Kokich is currently working as a consultant. He served as executive chairman of the board of directors of Marchex, Inc. (NASDAQ: MCHX), a mobile and online advertising company based in Seattle, from 2015 to 2016 and as chief strategy officer of Marchex from 2013 to 2015. For the prior 14 years Mr. Kokich was an executive at Razorfish, a leading Seattle-based global consultancy in digital marketing and technology, serving most recently as chairman of the board. Prior to joining Razorfish, he was CEO of Calla Bay, Inc. and was previously director of sales and marketing for a division of McCaw Cellular Communications. In his early career he spent 12 years in traditional advertising, including the position of executive vice president/managing director for Cole & Weber, a division of Ogilvy & Mather. He is a director of Rocket Fuel Inc. (NASDAQ: FUEL), an advertising technology company; Childhaven, a Seattle children's charity; and Wonderwork, a not-for-profit organization based in New York City which funds free surgeries for underprivileged children around the world. Mr. Kokich holds a bachelor's degree in finance from the University of Oregon.

Clark M. Kokich
Age 65 Director since 2009 Committee: Governance/Nominating (Chair)

Board of Directors' Recommendation
The Board of Directors recommends that the stockholders vote FOR the election of Messrs. Cadogan, Dillard and Howe at the 2017 Annual Meeting.

Corporate Governance
Our Board of Directors believes that good corporate governance is important to ensure that Acxiom is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. Complete copies of our corporate governance principles, Board committee charters, codes of conduct and stock ownership guidelines are available on the Company's website at www.acxiom.com, or you may request a printed copy of them by sending a written request to the Corporate Secretary at Acxiom Corporation, 301 E. Dave Ward Drive, Conway, Arkansas 72032.
Acxiom's management and the Board of Directors closely monitor corporate governance developments and will continue to evaluate their duties and responsibilities with the intention of complying with all applicable laws, rules and regulations.

Director Independence
All of the Company's current non-employee directors have been determined by the Board to be independent. In making these determinations, the Board reviewed the directors' relationships, if any, with Acxiom and affirmatively determined that there are no relationships or other factors which would impair any director's ability to exercise independent judgment in carrying out his or her responsibilities as a director. There are no family relationships among any of our directors or executive officers.
The relationships considered by the Board in assessing each director's independence included consideration of the transactions described below that occurred during the past fiscal year. With respect to each, the amounts have been deemed by the Board to be immaterial to Acxiom as well as to the other company. None of these relationships are required to be disclosed in the Proxy Statement as a "related-party transaction" under the rules and regulations of the SEC:
•
Acxiom purchased data and services from sovrn Holdings, LLC ("sovrn"), for which director John L. Battelle serves as board chair. The charges to Acxiom, which were based on sovrn's standard rates, totaled approximately $600,706 in the last fiscal year. This amount represents approximately 0.07% of Acxiom's total annual revenue and approximately 0.3% of sovrn's total annual revenue.

•
Acxiom provided marketing services to Dillard's, Inc. ("Dillard's"), of which director William T. Dillard II is the chairman and CEO. The charges for the services, which were based on Acxiom's standard rates, totaled approximately $136,666 in the last fiscal year. This amount represents approximately 0.016% of Acxiom's total annual revenue and approximately 0.0023% of Dillard's total annual revenue.

•
Acxiom provided data and marketing services to comScore, Inc. ("comScore"), of which director William J. Henderson is a non-employee director. The charges for the data and services, which were based on Acxiom's standard rates, totaled approximately $784,168 in the last fiscal year. This amount represents approximately 0.09% of Acxiom's total annual revenue and approximately 0.2% of comScore's total annual revenue. Acxiom purchased a digital media subscription from comScore. The charges to Acxiom, which were based on comScore's standard rates, totaled approximately $159,510 in the last fiscal year. This amount represents approximately 0.002% of Acxiom's total annual revenue and approximately 0.004% of comScore's total annual revenue.

• Acxiom provided data to Rocket Fuel Inc. ("Rocket Fuel"), of which director Clark M. Kokich is a non-employee director.  The charges for the data, which were based on Acxiom's standard rates, totaled approximately $661,375 in the last fiscal year.  This amount represents approximately 0.08% of Acxiom's total annual revenue and approximately 0.2% of Rocket Fuel's total annual revenue.

Board Leadership Structure
Our corporate governance principles give the Board of Directors the discretion to either separate or combine the positions of chief executive officer and chairman. Since 2007, these positions have been separated. The Board of Directors believes that separating the positions improves the ability of the Board to exercise its oversight role over management by having a director who is not an officer or member of management serve in the role of chairman. Appointing an independent chairman also simplifies our corporate governance structure by allowing the chairman to convene executive sessions with the independent directors and dispensing with the need for another director to discharge the role of lead independent director. Separation of the two roles also enhances our corporate governance profile. As noted above, Mr. Gramaglia is currently serving as the non-executive chairman of the Board.

Board and Stockholder Meetings
Quarterly meetings of the Board are held to review the Company's strategy, financial performance, enterprise risks and significant developments, and to act on matters requiring Board approval. If issues arise that require the full Board's attention between regularly scheduled meetings, special meetings are called or action is taken by written consent. Time is allotted at the end of each Board and committee meeting for the independent directors to meet in executive session outside the presence of management.
During the last fiscal year, the Board of Directors met six times and took action by unanimous written consent one time. All of the directors attended 75% or more of the meetings of the Board and of the committees on which they served during the past fiscal year. Directors are expected to attend Board and stockholder meetings whenever possible. At the 2016 Annual Meeting of Stockholders, eight directors (Messrs. Battelle, Cadogan, Fox, Gramaglia, Henderson, Howe, and Kokich and Ms. Tomlin) were in attendance.

Committees of the Board of Directors
The Board currently has four standing committees: Audit/Finance, Compensation, Executive and Governance/Nominating. A description of each committee is set forth below.
Current members of each standing committee and the number of meetings held (or actions taken by unanimous written consent in lieu of a meeting) by each committee during fiscal 2017 are as follows:

Committee Memberships
Board Member	Audit/ Finance	Compensation	Executive	Governance/ Nominating

Jerry D. Gramaglia, Chairman	-	-

John L. Battelle		-	-	-

Timothy R. Cadogan	-		-	-

William T. Dillard II		-	-	-

Richard P. Fox		-		-

Clark M. Kokich	-	-	-

William J. Henderson	-		-

Scott E. Howe	-	-		-

Debora B. Tomlin	-		-	-

Meetings held in fiscal 2017	6	5	1	4

Written consents in fiscal 2017	-	3	1	-
  Member        Chairperson
Audit/Finance Committee. The members of the Audit/Finance Committee currently are Messrs. Fox (Chair), Battelle and Dillard, each of whom is deemed independent under the NASDAQ listing standards and SEC rules. The Board has determined that Messrs. Fox and Dillard each qualify as "audit committee financial experts" as defined by SEC rules.
The Audit/Finance Committee assists the Board in overseeing Acxiom's financial statements and financial reporting process; systems of internal accounting and financial controls; independent auditors' engagement, performance, independence, and qualifications; internal audit function; disclosure controls and procedures; and legal, regulatory compliance, and ethics programs as established by management and the Board. In addition, the committee monitors all major financial matters pertaining to the Company, assists the Board in long-range financial planning, and makes recommendations regarding the Company's capital and debt structure. It oversees the management of certain of Acxiom's risks, including the Company's exposures in the areas of finance and accounting, legal, compliance, internal controls, IT security, insurance coverages, business continuity plans, and the implications, if any, on the civil rights of protected classes of individuals and the potential impact of such issues on the Company's business, operations and reputation. It recommends and prioritizes capital and financial commitments, monitors related performance measurements and reviews annual operating and capital budgets. The committee also reviews large capital and unbudgeted expenditures. Proposed acquisitions and divestitures are reviewed by the committee, and it makes recommendations regarding the Company's hedging, dividend and tax policies.

Compensation Committee. The members of the Compensation Committee currently are Mr. Henderson (Chair), Mr. Cadogan and Ms. Tomlin, each of whom is deemed independent under the NASDAQ listing standards.
The Compensation Committee assists the Board in fulfilling its oversight responsibility related to compensation programs, plans and awards for Acxiom's executive officers, and it administers the Company's equity-based compensation plans. The committee annually reviews and makes recommendations to the full Board regarding the annual goals and objectives for the CEO and makes a recommendation to the full Board regarding his compensation (except for that portion of the CEO's compensation intended to qualify under Section 162(m), which is determined by the committee after consultation with the full Board). The committee annually sets the compensation of the Company's executive officers, and it reviews all of the Company's compensation plans periodically and considers any risks associated with the plans and whether they are philosophically aligned with the executive officers' compensation programs. The committee has the authority to retain advisors to assist with the work of the committee as it deems necessary and appropriate.
Executive Committee. The members of the Executive Committee currently are Messrs. Howe (Chair), Fox and Gramaglia. The Executive Committee implements the policy decisions of the full Board of Directors and handles routine matters that arise during the interim periods between Board meetings consistent with the authority which has been delegated to the committee by the Board.
Governance/Nominating Committee. The members of the Governance/Nominating Committee ("GNC") currently are Messrs. Kokich (Chair), Gramaglia and Henderson, each of whom is deemed independent under NASDAQ listing standards.
This committee is responsible for reviewing and making recommendations to the Board with regard to corporate governance principles, management succession planning, structure of Board committees, compensation of directors, self-evaluation process for the Board, ethics compliance programs, director orientation, and director education programs. In addition, the committee is charged with reviewing and approving any transaction required to be disclosed as a related-party transaction under SEC rules and regulations. The GNC's charter specifies that no related-party transaction will be approved unless it is deemed by the GNC to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company.
The GNC is also responsible for screening and recommending qualified candidates to the Board for membership and for annually recommending to the Board the nominees for director to be submitted for election at each annual meeting of the Company's stockholders. All nominations or appointments to the Board are approved by the full Board of Directors. Potential Board candidates are identified through various methods, including recommendations from directors, management and stockholders. The committee has the authority to retain search firms to identify director candidates and to approve the search firm's fees and other retention terms. The committee regularly reviews the appropriate skills and characteristics required of Board members. In reviewing potential candidates, the GNC considers applicable board and committee independence requirements imposed by the various committee charters, the NASDAQ listing standards and applicable law. The committee also considers the number of other boards and committees on which a director candidate serves.
As noted above under the section entitled "Election of Directors," the GNC and Board seek directors who possess the highest personal and professional integrity, ethics and values, are committed to representing the long-term interests of the stockholders and have an objective perspective and mature judgment. Among the various criteria for selection as a Board member are the level of a potential candidate's experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties, and a commitment to serve on the Board for an extended period of time in order to develop an in-depth knowledge of the Company, its strategy and its principal operations. The GNC and Board seek candidates who demonstrate a willingness to evaluate management's performance objectively and who have no activities or interests that could conflict with their responsibilities to Acxiom.

The GNC is responsible for assessing the appropriate balance of skills and characteristics required of Board members. Nominees for director must meet the qualifications set forth in our corporate governance principles and the GNC charter, pursuant to which the Board and committee are mandated to use reasonable efforts to attract a diversified membership and to endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology. While the GNC continually seeks to identify potential candidates who would enhance the gender and ethnic diversity of the Board, it does not have a formal policy with respect to diversity. Nominees must agree to comply with the Board of Directors' code of business conduct and ethics, a copy of which is posted in the "About Us – Codes of Ethics" section of our website at www.acxiom.com.
In accordance with the terms of the Company's corporate governance principles, any nominees proposed by stockholders will be evaluated by the GNC in the same manner as nominees proposed by other sources. To be considered by the GNC, a stockholder nominee must be submitted to the corporate secretary at the address and within the time frame specified under the section of this Proxy Statement below entitled "Stockholder Proposals." It is the policy of the Board that representatives of institutional investors may be considered for Board membership so long as the institution (a) does not own or control significant holdings (i.e., more than 5% of the total outstanding shares or other equity units) in businesses that are competitive with the Company; (b) fully discloses, on an ongoing basis, any currently existing and/or reasonably foreseeable conflicts of interest with the Company and/or its other stockholders; and (c) agrees to comply with the Company's stock trading guidelines applicable to directors and senior members of management, as currently in force or as may be in force in the future.
Other Committees. In addition to the standing committees described above, the Board may establish other committees, including additional standing committees or ad hoc committees to deal with a particular event or process.

Responsibility for Risk Management
Management has primary responsibility for identifying and managing risks facing Acxiom, subject to the oversight of the Board of Directors. The CEO brings key business risks to the attention of the Board, generally in the context of the Company's strategic and operating plans. The Company's director of risk management and the internal audit team, together with outside expert consultants, prepare reports used by the Audit/Finance Committee to analyze the most serious enterprise risks facing the Company and to prioritize the items to be addressed in the annual internal audit plan. The Company's director of risk management and the internal audit team prepare risk assessments by conducting interviews and surveys with members of management across the Company and with the Audit/Finance Committee members to identify individual process and enterprise risks.
The committees of the Board assist in discharging the Board's risk oversight role by performing certain subject matter responsibilities. Risks regarding financial, accounting and legal issues, compliance and internal controls, IT security, insurance coverages and business continuity are overseen by the Audit/Finance Committee. Risks related to the Company's compensation programs are overseen by the Compensation Committee. Risks associated with governance and executive succession planning are overseen by the GNC. The Board of Directors, however, retains full oversight responsibility for all subject matters, regardless of whether any particular subject matter is assigned to a committee. At each quarterly meeting, the Board receives a verbal summary of risk-related matters discussed in each of the committee meetings. All directors have access to the minutes of all committee meetings. The full Board is responsible for the overall risk assessment and management process and also directly oversees risks associated with the Company's strategic plan, operating plan, products, human resources and organizational issues.

The Board's administration of its risk oversight role has not specifically affected the Board's leadership structure. In establishing the Board's current leadership structure, risk oversight was one factor among many factors considered, and the Board believes that the current leadership structure is conducive to and appropriate for its risk oversight role. The Board regularly reviews its leadership structure and evaluates whether such structure, as well as the Board as a whole is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board's risk oversight role, it may make any changes it deems appropriate.

Communication with Directors
Stockholders and other interested parties may contact the Board of Directors, a Board committee, a particular group of directors (e.g., our independent directors), or individual members of the Board, including the Chairman of the Board, via the Company's website, www.acxiom.com, by visiting the Board of Directors page under the "About Us" section of the site, or by visiting https://secure.ethicspoint.com/domain/media/en/gui/40223/index.html. Communications relating to concerns about Acxiom's accounting, internal accounting controls, or auditing matters will be referred to members of the Audit/Finance Committee. Incoming messages are monitored by Navex Global, an international ethics and compliance software and solution provider.

Proposal to Amend the 2005 Equity Compensation Plan to Increase the Number of Shares Available for Issuance Under the 2005 Plan and to Re-approve its Performance Goals
(Proposal No. 2 of the Proxy Card)

Pursuant to this Proposal 2, our stockholders are being asked to approve an increase in the number of shares available for issuance under the Amended and Restated 2005 Equity Compensation Plan of Acxiom Corporation (the "2005 Plan") by 4,450,000 shares, from 28,425,000 shares to 32,875,000.  Additional shares are being sought to fund the Company's expected equity compensation needs for at least the next two years.  As previously announced, the Company made strategic investments in Arbor Technologies, Inc. ("Arbor") and Circulate.com, Inc. ("Circulate") in fiscal 2017 and LiveRamp, Inc.("LiveRamp") in fiscal 2015.  To retain key employees of Arbor, Circulate and LiveRamp, the Company made significant retention grants in fiscal 2017.  As a result, the number of shares available under the 2005 Plan was reduced more quickly than the Company anticipated when it sought stockholder approval for additional shares at the 2015 Annual Meeting of Stockholders.  Due to these events and changes in circumstances, an insufficient number of shares remains available for future grant beyond fiscal 2018.

Additionally, stockholders are being asked to re-approve the material terms of the performance goals set forth in the 2005 Plan to allow for the continued payment of performance-based compensation to certain executive officers of the Company exempt from the deduction limitation contained in Section 162(m) of the Internal Revenue Code (the "Code").  By approving this proposal, the stockholders also will be re-approving the material terms of the 2005 Plan's performance goals for purposes of Section 162(m).
The increase in the number of shares authorized for issuance under the 2005 Plan has been approved by the Compensation Committee of the Board of Directors, subject to stockholder approval.  Other amendments to the 2005 Plan, which were approved by the Compensation Committee and which generally became effective as of June 21, 2017, do not require stockholder approval.  The amendments are described below in the section entitled "Description of the Other Amendments."  A copy of the 2005 Plan, as amended and restated, is attached as Appendix A to this Proxy Statement.

Purpose of the 2005 Plan

The purpose of the 2005 Plan is to align long-term incentive compensation with the Company's business strategies and with stockholder and investor interests, and to recruit and retain key individuals.  The Compensation Committee believes that providing employees with a proprietary interest in Acxiom's business and, therefore, a more direct stake in its continuing welfare, will better align their interests with those of our stockholders.

Description of the 2005 Plan

The 2005 Plan was first approved by stockholders at the 2000 Annual Stockholders Meeting and has been amended from time to time.  The following description of the 2005 Plan is qualified in its entirety by reference to the applicable provisions of the 2005 Plan in Appendix A.

Administration.  The 2005 Plan specifies that it will be administered by the Board of Directors or the Compensation Committee of the Board, and their lawful designees.  The administrator makes determinations such as to whom awards will be made, what type of awards will be made, how many shares will be subject to each grant, the duration and exercise price of stock options, vesting schedules, performance criteria, conditions upon which a grant may be forfeited, the effect of termination of service, and any restriction, limitation, procedure or deferral related to a grant.  The Compensation Committee or the Board may establish any rules and regulations it considers necessary to administer the 2005 Plan.  All determinations of the Compensation Committee or Board are final and conclusive for all purposes.  The administrator may delegate to one or more officers of the Company the right to grant awards under the 2005 Plan, provided such delegation is made in accordance with applicable law.

Eligible Participants.  Employees, directors, affiliates, independent contractors and consultants of Acxiom or any subsidiary or affiliated company are eligible to participate in the 2005 Plan.  During the last fiscal year, a total of 1,219 individuals were selected by the Compensation Committee to receive awards under the 2005 Plan.

Types of Awards.  The 2005 Plan permits awards of a variety of equity-based incentives, including stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units ("RSUs"), performance awards and other stock unit awards.

Stock Options.  Under the 2005 Plan, either incentive stock options or stock options that do not qualify as incentive options (non-qualified stock options) may be granted.   See the discussion regarding options below under "Federal Income Tax Treatment."

The exercise price for stock options may not be less than 100% of the fair market value, based on the closing price, of Acxiom common stock on the date of the grant.  Without the further approval of the stockholders, no outstanding stock option granted under the 2005 Plan may be amended to reduce the exercise price or canceled in consideration for an award having a lower exercise price.  This will not, however, prohibit adjustments related to stock splits, stock dividends, recapitalizations and other changes in the corporate structure or shares of Acxiom.  The duration of options granted under the 2005 Plan, including the duration of options following a participant's termination of employment, death or disability, is determined by the Compensation Committee or the Board in its sole discretion.  Both non-qualified and incentive stock options granted under the 2005 Plan may not be exercised more than 10 years after the date of grant, although each may be granted for a lesser duration.  Incentive stock options granted to a participant owning more than 10% of the total combined voting power of all classes of Acxiom stock may not be exercised more than five years from the date of grant.

At the time of exercise of an option, a participant must pay the full exercise price of the option in cash, by check or electronic funds transfer.  Additionally, a participant may pay the exercise price by one of the following additional forms of payment, as may be approved by the Compensation Committee or Board:

●
via a "broker's cashless exercise" (i.e., through the sale of shares, by way of a broker, acquired upon exercise of the option having a fair market value equal to the exercise price pursuant to procedures approved by Acxiom);

●	by delivering shares of Acxiom common stock previously owned by the participant for at least six months and having a fair market value equal to the exercise price;

●	by authorizing Acxiom to withhold a number of shares of Acxiom common stock otherwise issuable to the participant upon exercise of an option having a fair market value equal to the exercise price; or

●	by any combination of the above.

Stock Appreciation Rights.  SARs may, but need not be, identified with a specific stock option.  The exercise price for any SAR shall (i) for any SAR identified with a stock option, equal the exercise price of such option, or (ii) for any other SAR, not be less than 100% of the fair market value of Acxiom common stock on the date of the grant.  The duration of any SAR may not exceed ten years.

Restricted Stock and RSUs.  Restricted stock awards comprise shares of Acxiom common stock that are forfeitable until the restrictions imposed by the Compensation Committee or Board lapse.  Awards of RSUs provide the right to receive shares, cash or a combination thereof upon the lapse of the restrictions imposed by the Compensation Committee or Board.  Awards of restricted stock and RSUs may be subject to time-based restrictions, performance-based restrictions, or both.  Holders of restricted stock awards are entitled to vote the shares of restricted stock during the restriction period.  Conversely, holders of RSUs are not entitled to voting rights prior to the time the applicable restrictions lapse and shares of Acxiom common stock are delivered pursuant to the award.  The minimum restriction period applicable to any Award of Restricted Stock that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award is two years from the date of grant; provided, however, that a restriction period of less than two years may be approved under the 2005 Plan for such Awards with respect to up to a total of 100,000 shares.  Prior to recent amendments, there was no express minimum restriction period on RSUs, and the 2005 Plan provided that holders of restricted stock were entitled to dividends paid on common stock and that the Compensation Committee or Board could have provided that holders of RSUs were entitled to dividend equivalents.  As discussed below in "Description of the Other Amendments," the 2005 Plan has been amended to provide that for new awards no dividends, dividend equivalents or similar payments will be payable in respect of restricted stock or RSUs and that there will be a minimum restriction period for RSUs of one year from the date of grant; provided, however, that a restriction period of less than one year may be approved under the 2005 Plan for such Awards with respect to up to a total of 100,000 shares.

Performance Awards.  The 2005 Plan also authorizes the award of performance awards, in the form of either performance shares or performance share units, on any terms and conditions that the Compensation Committee or the Board deems desirable.  Performance awards may be paid in cash, shares, or a combination thereof, as determined by the Compensation Committee or Board.

The Compensation Committee or Board may set performance goals that, depending on the extent to which they are met during a performance period applicable to an award, will determine the number of performance shares or units that will be delivered to a participant at the end of the performance period.  The performance goals may be set at threshold, target and maximum performance levels, and the number of performance shares or units to be delivered may be tied to the degree of attainment of the various performance levels specified under the various performance goals during the performance period, which may not be less than one year.  No payment may be made with respect to a performance award if any specified threshold performance level is not attained.

Recent performance awards have not provided for dividend equivalents and the Company does not currently pay dividends. However, prior to the recent amendments, the 2005 Plan provided that the Compensation Committee or Board could have provided that holders of performance awards were entitled to dividend equivalents.  As discussed below in "Description of the Other Amendments," the 2005 Plan has been amended to provide that no dividends, dividend equivalents or similar payments will be payable in respect of performance awards.

Other Awards.  Other awards of shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Acxiom common stock or other property may be granted under the 2005 Plan to participants, either alone or in addition to other awards under the 2005 Plan.  Other stock awards may be paid in shares, cash or any other form of property as the Compensation Committee or the Board may determine.  Subject to the provisions of the 2005 Plan, the Compensation Committee or Board has sole and complete authority to determine who will receive such an award, the times at which such awards will be made, the number of shares to be granted, and all other terms and conditions of such awards.  For any such award, the vesting of which is conditioned only on the passage of time, the restriction period is a minimum of two years for full vesting.

The maximum number of shares of our common stock with respect to which stock options, SARs, restricted stock, RSUs, performance awards and other stock unit awards may be granted to a participant under the 2005 Plan for any calendar year is 400,000 shares, except that no director of the Company may be granted, in any twelve-month period, an aggregate amount of equity having a value of more than $400,000 under the 2005 Plan or any other equity compensation plan sponsored by the Company.

Performance Measures.  If any award is intended to satisfy the conditions for deductibility under Section 162(m) as "performance-based compensation," the award will contain pre-established objective performance goals for each performance period using one or more of the following performance measures:

●
earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends) before or after interest and taxes (EBIT) or before or after interest, taxes, depreciation, and amortization (EBITDA)

●	gross or net revenue or changes in annual revenues
●	cash flow(s) (including operating, free or net cash flows)
●	financial return ratios
●	total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time
●	share price or share price appreciation
●	earnings growth or growth in earnings per share
●	return measures, including return or net return on assets, net assets, equity, capital, investment or gross sales
●	adjusted pre-tax margin
●	pre-tax profits
●	operating margins
●	operating profits
●	operating expenses
●	dividends
●	net income or net operating income
●	growth in operating earnings or growth in earnings per share
●	value of assets
●	market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas
●	aggregate product price and other product measures
●	expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions
●	reduction of losses, loss ratios or expense ratios
●	reduction in fixed costs
●	operating cost management
●	cost of capital
●	debt reduction
●	productivity improvements

●	satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures
●	customer satisfaction based on specified objective goals or an Acxiom-sponsored customer survey
●	employee and consultant diversity goals

The Compensation Committee will designate the performance measures within the first 90 days of a year (or in the case of a performance period other than a year, no later than the date on which 25 percent of the performance period has lapsed) for any award intended to qualify as "performance-based compensation" under Section 162(m).

Performance goals may be applied to Acxiom as a whole (or a division, organization, or other business unit thereof), a subsidiary, an affiliated company, or of an individual participant, and they may be set at a specific level or expressed as a relative percentage to the comparable measure at comparison companies or a defined index.  Performance goals, to the extent applicable, must be based upon generally accepted accounting principles, but may be adjusted by the Compensation Committee to take into account the effect of the following:  (a) changes in accounting standards that may be required by the Financial Accounting Standards Board (or any applicable successor entity) after the performance goal is established; (b) realized investment gains and losses; (c) extraordinary, unusual, non-recurring, or infrequent items; (d) "non-GAAP financial measures" that have been included in Acxiom's quarterly earnings releases and disclosed to investors in accordance with SEC regulations; and (e) any other items as the Compensation Committee determines to be required, so that the operating results are computed on a comparative basis from period to period.  Determinations made by the Compensation Committee must be based on relevant objective information and/or financial data, and will be final and conclusive with respect to all affected parties.

Shares Reserved for Issuance.  The total number of shares of the Company's common stock currently approved by the stockholders for issuance under the 2005 Plan is 28,425,000, of which, as of June 16, 2017, there remained 2,347,602 shares available for future issuance.  If any stock award or option is forfeited, any option or SAR terminates, expires or lapses without being exercised within the exercise period, or any SAR is exercised for cash, the shares underlying such awards will be available for re-issuance under the 2005 Plan.  To the extent any shares of Acxiom common stock subject to an award are not delivered to a participant because the shares are used to satisfy an applicable tax withholding obligation or the exercise price of an option, those shares will be deemed delivered and will no longer be available for delivery under the 2005 Plan.  In the event there is any change in the number of shares of Acxiom common stock subject to the 2005 Plan resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or similar occurrence, then the number of shares reserved for issuance, the number of shares for which awards may be granted to any one participant, and the number of shares and the price per share subject to outstanding awards will be proportionally adjusted.

Amendment and Termination.  The Compensation Committee or the Board may amend the 2005 Plan and/or the terms of outstanding awards or grants; provided, however, that if an amendment would (i) materially increase the benefits to participants under the 2005 Plan, (ii) increase the aggregate number of shares that may be issued under the 2005 Plan, or (iii) materially modify the requirements for participation in the 2005 Plan by materially increasing the class or number of persons eligible to participate, then stockholder approval must be obtained.  To the extent necessary to comply with applicable laws and regulations, certain other amendments to the 2005 Plan or to any outstanding grant may require stockholder approval.  Any amendment that would impair the rights of a participant may not be made without the participant's consent.  The 2005 Plan may be terminated at any time by the Board. No termination, however, will adversely affect the terms of any outstanding awards under the 2005 Plan.

Change in Control.  The 2005 Plan was amended in 2015 to add a "double trigger" change-in-control provision.  In connection with (i) a "change-in-control event" and (ii) with respect to any award issued after May 1, 2015 (other than performance awards or performance awards converted to restricted stock unit awards issued on or after May 1, 2015), a "termination event," which is defined as a termination of the participant's employment or relationship with the Company within three months immediately prior to or two years following the change-in-control event, the Compensation Committee or Board may determine that:

●	any outstanding options may become immediately exercisable;
●
any outstanding options may terminate within a specified number of days after notice to the affected participants, and the participant will receive an amount of cash equal to the excess of the fair market value of the shares immediately prior to the occurrence of the change in control (which shall be no less than the value being paid for such shares in the transaction) over the exercise price of the option;

●	restrictions and deferral limitations applicable to any restricted stock or RSU awards may become free of all restrictions and become fully vested and transferable;
●	all performance awards may be considered to be prorated, and any deferral or other restriction may lapse and such awards may be immediately settled or distributed; and/or
●
the restrictions and deferral limitations and other conditions applicable to any other stock unit awards or any other types of awards granted under the 2005 Plan may lapse, and such awards may become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the award not previously forfeited or vested.

Under the 2005 Plan, a "change-in-control event" generally includes specified mergers, a sale of all or substantially all of the Company's assets and the acquisition of a significant percentage of the voting power of the Company.  Recent amendments revised the definition of change-in-control event as described below in "Description of the Other Amendments."

Clawback.  Awards granted under the 2005 Plan are subject to the Company's "clawback policy" as may be in effect from time to time.

Federal Income Tax Treatment.  The following discussion generally outlines certain U.S. federal income tax consequences of participating in the 2005 Plan and is based on current U.S. laws and regulations, all of which are subject to change.  This summary does not constitute tax advice and does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of any equity award made under the 2005 Plan or any of the underlying shares of common stock.  Because of the variety of awards that may be made under the 2005 Plan and the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

Non-Qualified Stock Options.  There are currently no federal income tax consequences to either the participant or Acxiom upon the grant of a non-qualified option.  Upon the exercise of a non-qualified option, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and Acxiom generally will be entitled to a federal income tax deduction in the same amount.  Special rules apply to a participant who exercises a non-qualified option by paying the exercise price, in whole or in part, by the transfer of shares of previously owned Acxiom common stock.

Incentive Stock Options.  There are currently no federal income tax consequences to either the participant or Acxiom upon the grant of an incentive option.  The participant will not have to recognize any income upon the exercise of an incentive option, and Acxiom will not be allowed any deduction, as long as the participant does not dispose of the shares within two years from the date the incentive option was granted or within one year from the date the shares were transferred to the participant.  Upon the sale of the shares after the holding period requirement is satisfied, the participant will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from the sale over the exercise price of the shares, but no deduction will be allowed to Acxiom.  If a participant disposes of the shares before the holding period is satisfied, the participant will recognize ordinary income in the year of the disposition, and Acxiom will be entitled to a corresponding deduction, in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price of the shares, or (2) the excess of the amount realized from the disposition over the exercise price of the shares.  Where shares are sold before the holding period is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

Other Equity Incentives.  In general, upon the grant of SARs and certain performance shares, a participant would recognize no taxable income and Acxiom would receive no deduction.  Generally, at the time a participant receives payment under any of these other equity incentive awards, the participant will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and Acxiom would be entitled to receive a corresponding deduction.

A participant will not be taxed upon the grant of an equity award, including restricted stock and RSUs, if the award is subject to a "substantial risk of forfeiture," as defined in the Code.  When the shares of common stock that are subject to such an award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for the stock, and the Company will then be entitled to a corresponding deduction.  Generally, time-vesting RSUs are taxable as ordinary income to the participant on the date the award vests.

Historical Award Data

The following table includes information regarding outstanding equity awards under the 2005 Plan, the 2011 Nonqualified Equity Compensation Plan of Acxiom Corporation (the "2011 Plan"), the Arbor Equity Compensation Plan and the Circulate Equity Compensation Plan, including shares currently available for future equity awards, and the total shares outstanding as of June 16, 2017 (all without giving effect to stockholder approval of this proposal).  The closing market price of the Company's common stock on June 16, 2017 as reported by NASDAQ was $26.26.

			Weighted-average
			remaining
	Number of shares	Weighted-average	contractual
	Outstanding	exercise price ($)	term (in years)
Stock Options	3,301,523	13.14	5.70
Performance Stock Option Units (PSOs)	366,642	21.41	2.10
Total Appreciation Awards	3,668,165	16.06	4.81
Restricted Stock Units (RSUs)	3,499,965	n/a	n/a
Performance-Based Restricted Stock Units (PSUs)	770,219	n/a	n/a
Other Performance Units (Other PSUs)	395,729	n/a	n/a
Total Full Value Awards	4,665,913
Total Awards	8,334,078
Shares Available for Grant	2,347,602
Shares of Common Stock Outstanding[1]	79,084,911

1 The number of total shares outstanding as of the June 12, 2017 record date was 79,083,412.

In fiscal years 2015, 2016 and 2017, the Company granted 2005 Plan equity awards (gross equity grants, which do not reflect the impact of cancellations) representing a total of 3,050,568 shares, 2,241,153 shares and 2,313,427 shares, respectively. These awards reflect a three-year average burn rate of 6.90% under the 2005 Plan.  In addition to the grants under the 2005 Plan, we granted (i) an additional 768,710 time-vested restricted stock units as inducement awards to former Arbor and Circulate employees under the 2011 Plan of Acxiom Corporation, (ii) an additional 124,485 time-vested restricted stock units granted pursuant to the Arbor Equity Compensation Plan for new hires after the acquisition of Arbor, (iii) an additional 51,948 common shares issued to the Company's directors as compensation for board service, and (iv) an additional 358,503 replacement stock options to the Arbor and Circulate employees who had outstanding and unvested options at the time of the acquisition.  These replacement options were not granted pursuant to the 2005 Plan, but rather were granted pursuant to the Arbor Equity Compensation Plan and the Circulate Equity Compensation Plan, assumed by Acxiom in connection with these acquisitions. Purchases under our share repurchase program, as described in our Annual Report on Form 10-K, have enabled us to mitigate the dilutive effect of past awards under the 2005 Plan, which effect is not reflected in the Company's burn rate.

The following table includes information on our three-year gross burn rate history:

	Stock Option	PSOs	PSARs		PSUs	Other PSUs			Adjusted
Fiscal Year	Grants (1)	Earned (2)	Earned (3)	RSU Grants	Earned (4)	Earned (5)	WASO (6)	Unadjusted Burn Rate	Burn Rate (7)
2017	0	0	0	2,309,183	0	0	77,609,000	2.98%	7.44%
2016	445,785	0	0	1,427,561	0	0	77,616,000	2.41%	5.17%
2015	415,639	0	0	1,770,303	517,565	0	77,106,000	3.51%	7.96%

(1)
Excludes 358,503 replacement options granted in connection with Acxiom's acquisitions of Arbor and Circulate in 2017 and 1,473,668 replacement options granted in connection with Acxiom's acquisition of LiveRamp in 2015.

(2)	The Company granted 633,604 PSOs in 2017 and none in 2016 or 2015.
(3)	The Company granted 245,404 PSARs in 2015 and none in 2016 or 2017.
(4)	Then Company granted 263,835 PSUs in 2017, 367,807 PSUs in 2016 and 266,751 PSUs in 2015.
(5)	The Company granted zero Other PSUs in 2017, 323,080 Other PSUs in 2016 and 312,575 Other PSUs in 2015.
(6)	WASO means the basic weighted average common shares outstanding for each fiscal year.
(7)	Full value awards are adjusted by 2.5x per ISS methodology.

Notwithstanding circumstances not currently accounted for in our projections, such as significant market value fluctuations or acquisitions, and assuming stockholder approval of this proposal, the Board expects to continue to grant awards under the 2005 Plan consistent with the Company's historic share utilization rates.

Amendment to Increase the Number of Shares Available under the 2005 Plan

If stockholders approve this proposal, a total of 32,875,000 shares would be authorized for issuance under the 2005 Plan, of which approximately 6,797,602 shares (2,347,602 shares available for grant under the 2005 Plan as of June 16, 2017 plus the additional 4,450,000 shares requested under this proposal) would be available for new awards.  Based on a review of the Company's historical trends, if this proposal is approved, the Board believes the shares available for grant under the 2005 Plan will be sufficient to cover awards for at least the next two years.

If the stockholders do not approve this proposal, the 2005 Plan will continue in full force and effect, except that the existing number of authorized shares will not be increased. If stockholders do not approve this proposal, the Company expects to exhaust the existing reserve of shares authorized for issuance under the 2005 Plan in the next 12 months.  Without the additional shares, the Board believes its ability to attract and retain the most qualified employees may be greatly impaired.

Description of the Other Amendments

The only amendment to the 2005 Plan that the stockholders are being asked to approve is the increase in the number of shares available for issuance under the 2005 Plan.  The 2005 Plan, however, includes other amendments that do not require stockholder approval which were generally effective for new awards after June 21, 2017 after the Compensation Committee's approval, including amendments that:

•
Prohibit the payment of dividends or dividend equivalents on unvested awards. Although the Company does not currently pay dividends, prior to the amendments, the 2005 Plan provided that holders of certain awards may be entitled to any dividends paid on common stock and that the Compensation Committee or Board could have provided that holders of certain awards were entitled to dividend equivalents.

•
Provide that the minimum vesting period for stock options, SARs and RSUs shall be one year from the date of grant, generally consistent with other awards, provided that for RSUs relating to up to 100,000 shares the vesting period may be less than one year.

•	Clarify the definition of a "change-in-control event" to provide that:
o	mergers or similar transactions must have been consummated;
o	mergers where the Company's shareholders prior to the transaction retain a majority of the voting power of the surviving corporation do not constitute a change-in-control event;
o	the acquisition of a significant percentage of the Company's voting power requires at least the acquisition of 20%;
o	to remove certain discretion in determining that other events constitute a change in control; and
o
to provide that to avoid adverse tax consequences, a change-in-control event shall be deemed to occur only to the extent it meets the requirements for a change-in-control event for purposes of Section 409A of the Code.

•	Clarify that awards may not be transferred to third-party financial institutions for value, such as for collateral.

•	Remove a provision providing for the ability to extend the expiration date of awards.

Re-approval of the Performance Goals

We are submitting to stockholders for re-approval the material terms of the performance goals of the 2005 Plan.  Section 162(m) generally places a $1 million annual limit on a company's tax deduction for compensation paid to certain senior executives, other than compensation that qualifies as "performance-based compensation."  To qualify as performance-based compensation under Section 162(m), the material terms of the performance goals of the plan under which the performance-based compensation is granted must be disclosed to and approved by the stockholders from time to time.  Pursuant to the requirements of Section 162(m) and related regulations, the material terms of the performance goals of the 2005 Plan are being submitted for re-approval by our stockholders. For purposes of Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the 2005 Plan, (ii) a description of the business criteria on which the performance goal may be based, and (iii) the maximum amount of compensation that can be paid to a participant under the performance goal, each of which is specifically described above in "Description of the 2005 Plan."

We are asking stockholders to approve the material terms of the performance goals under the 2005 Plan so that the awards under the 2005 Plan that are intended to qualify as "performance-based compensation" under Section 162(m) may be tax deductible.   By approving this proposal, the stockholders also will be approving the material terms of the 2005 Plan's performance goals for purposes of the performance-based compensation exception under Section 162(m).  If stockholders do not re-approve the performance goals under the 2005 Plan, then awards granted under the 2005 Plan in the future may not qualify as exempt performance-based compensation under Section 162(m).  If that happens, we may not be entitled to a tax deduction for some or all of the awards granted to our chief executive officer and our other most highly compensated executive officers.

New Plan Benefits

Future awards under the 2005 Plan are made at the discretion of the Compensation Committee and/or the Board.  Therefore, at this time, the benefits that may be received by any participant or group of participants under the 2005 Plan if our stockholders approve this proposal cannot be precisely determined.  Please refer to the "Executive Compensation - Grants of Plan-Based Awards for Fiscal Year 2017" table on page 64 below, however, which provides information on the grants made to the named executive officers in fiscal 2017 pursuant to the 2005 Plan, and to the "Non-Employee Director Compensation" table on page 81 below, which provides information on grants made to our non-employee directors in the last fiscal year pursuant to the 2005 Plan.  In addition, the table immediately below reflects equity-based awards granted to all current executive officers as a group ("Executive Group"), all current non-executive officer employees as a group ("Employee Group"), and all directors as a group ("Director Group") in fiscal 2017 pursuant to the 2005 Plan.

Group	Number of RSUs	Grant date RSU Value	Number of PSUs	Grant date PSU Value	Number of PSOs	Grant date PSO Value	Number of Common Shares	Grant date Common Share Value
Executives	181,953	$ 3,900,000	216,055	$5,300,000
Employees	1,234,035	$ 27,600,000	47,780	$1,200,000	633,604	$4,900,000
Directors							51,948	$1,300,000

The grant date fair value of awards of RSUs, PRSUs and PSOs reflects rounding.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our common stock which may be issued upon the exercise of options under our existing equity compensation plans as of the end of fiscal 2017 (March 31, 2017) as set forth in the Company's Annual Report on Form 10-K:

Number of securities
	Number of			available for future
	securities			issuance
	to be issued upon			under equity
	exercise of		Weighted-average	compensation
	outstanding		exercise price of	plans (excluding
	options,		outstanding options,	securities
Plan category	warrants and rights		warrants and rights	reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by shareholders	2,811,965	[1]	$13.10	2,481,688
Equity compensation plans not approved by shareholders	221,106	[2]	13.74	217,559
Total	3,033,071		$13.14	2,699,247
[1]
This figure represents stock options issued under shareholder-approved stock option plans, of which 459,275 were assumed in connection with our fiscal 2015 acquisition of LiveRamp, 283,981 were assumed in connection with our fiscal 2017 acquisition of Arbor, and 61,499 were assumed in connection with our fiscal 2017 acquisition of Circulate.

[2]	Issued pursuant to the Company's 2011 Plan described below, which does not require shareholder approval under the exception provided for in NASDAQ Marketplace Rule 5635(c)(4).

Equity Compensation Plan Not Approved by Security Holders

The Company adopted the 2011 Plan for the purpose of making equity grants to induce new key executives to join the Company.  The awards that may be made under the 2011 Plan include stock options, stock appreciation rights, restricted stock awards, RSU awards, performance awards, or other stock unit awards.  To receive such an award, a person must be newly employed with the Company with the award being provided as an inducement material to their employment, provided the award is first properly approved by the Board of Directors or an independent committee of the Board.  The Board of Directors and the Compensation Committee are the administrators of the 2011 Plan, and as such, determine all matters relating to awards granted under the 2011 Plan, including the eligible recipients, whether and to what extent awards are to be granted, the number of shares to be covered by each grant and the terms and conditions of the awards.  The 2011 Plan has not been approved by the Company's shareholders.

Board of Directors' Recommendation

The Board of Directors recommends that the stockholders vote FOR this proposal to increase the number of shares available for issuance under the 2005 Plan and to re-approve the material terms of the performance goals under the 2005 Plan.  Approval of this proposal requires a majority of the votes cast at the 2017 Annual Meeting.

Advisory Vote to Approve Named Executive Officer Compensation (Proposal No. 3 of the Proxy Card)
In accordance with the Dodd-Frank Act and Rule 14a-21 under the Securities Exchange Act of 1934, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company's "Named Executive Officers" identified in the section titled "Compensation Discussion and Analysis" set forth below in this Proxy Statement.
In accordance with the Company's compensation philosophy, our compensation programs are designed to attract, retain and motivate the management team to achieve the Company's business goals on an annual and a long-term basis. Key objectives of our compensation programs are to:
•	align leadership compensation with the business strategy, values and management initiatives
•	align Company executives' interests with stockholders' interests
•	motivate executives to achieve the highest level of performance
•	provide a strong link between pay and performance
•	attract and retain the best executives through competitive, market-based plans
Details concerning how we implement our compensation philosophy, and how we structure our compensation programs to meet the objectives listed above, are provided in the "Compensation Discussion and Analysis" section below. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.
In light of the foregoing, we ask that stockholders vote FOR the following resolution:
"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures."
While this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors, we value the opinions of our stockholders. Accordingly, the Board of Directors will take the results of this vote under advisement and will consider our stockholders' concerns when making future decisions regarding the Company's executive compensation programs.
The Company's current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of stockholders, subject to the outcome of the advisory vote on Proposal No. 4 presented at this Annual Meeting.  Accordingly, the next such vote is expected to occur at the 2018 Annual Meeting of Stockholders.
Board of Directors' Recommendation
The Board of Directors recommends a vote FOR the resolution to approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement.

Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation (Proposal No. 4 of the Proxy Card)
In accordance with the Dodd-Frank Act and Rule 14a-21 under the Securities Exchange Act of 1934, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our Named Executive Officers, similar to Proposal No. 3 above. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for a stockholder advisory vote at future annual meetings every year, every two years or every three years.  Stockholders were last asked to vote on the frequency of such votes at the 2011 Annual Meeting of Stockholders. Consistent with the Board of Directors' recommendation at that meeting, the Company's stockholders recommended that we hold annual advisory votes to approve executive compensation, which we have done since 2011.
We continue to believe that providing an annual advisory vote on the compensation of our Named Executive Officers is the most appropriate frequency for the Company. The Board of Directors, acting through its Compensation Committee, has determined that an annual advisory vote on Named Executive Officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Our stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) every year, (2) every two years, (3) every three years, or (4) abstain. Stockholders are not voting to approve or disapprove of the Board's recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve Named Executive Officer compensation. If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by the stockholders.
While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors.
The next required advisory vote on the frequency of future advisory votes to approve the compensation of our Named Executive Officers (like this Proposal No. 4) will occur no later than our 2023 Annual Meeting of Stockholders.
Board of Directors' Recommendation
The Board of Directors recommends a vote for a frequency of EVERY YEAR for future advisory votes regarding our Named Executive Officer compensation.

Ratification of Independent Registered Public Accountant (Proposal No. 5 of the Proxy Card)
The Audit/Finance Committee has selected KPMG to serve as independent auditor for fiscal year 2018, and the stockholders are being asked to ratify this action. We anticipate that a representative of KPMG will be present at the 2017 Annual Meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so and to respond to appropriate questions.

Fees Billed for Services Rendered by Independent Auditor
The following table presents fees for professional audit services rendered by KPMG for the audits of the Company's annual financial statements for the fiscal years ended March 31, 2017 and March 31, 2016, and fees billed for other services rendered by KPMG.

	2017	2016
Audit Fees (including quarterly reviews)[1]	$ 1,991,000	$ 2,326,000
Audit-Related Fees[2]	872,000	687,000
Tax Fees[3]	108,000	64,000
All Other Fees[4]	642,000	29,000
Total	$ 3,613,000	$ 3,106,000
1
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, the audit of our internal control over financial reporting, quarterly reviews of financial statements included in our Forms 10-Q and 10-K, and audit services provided in connection with other statutory and regulatory filings.

2	Audit-related fees include professional services related to our SSAE16 (service organization) audits, audit services provided to one of our divisions and to the audit of our 401(k) retirement plan.
3
Tax fees include professional services rendered in connection with tax compliance and preparation relating to our tax audits, international tax compliance and tax consulting. We do not engage KPMG to perform personal tax services for our executive officers.

4	Other fees include other permitted professional advisory services, namely, accounting advisory services and accounting research online membership.

Audit/Finance Committee Pre-Approval Policy
The Audit/Finance Committee has adopted a policy for the pre-approval of engagements for audit, audit-related and non-audit services by the independent auditor. The policy requires that the committee pre-approve all audit services and audit-related services to be performed by the independent auditor. Such pre-approval may be made by the chairman of the Audit/Finance Committee so long as a report of the engagement is made to the full committee at its next quarterly meeting following the engagement. In connection with any proposed engagement for non-audit services, the scope, nature and anticipated fees for such services must be agreed upon by management and the external auditor, who then must obtain the consent of the chairman of the Audit/Finance Committee to proceed with the proposed engagement. Upon the chairman's consent, the independent auditor is authorized to enter into an engagement letter with the Company to conduct the non-audit services in accordance with the terms and conditions approved by the chairman. All audit and non-audit services reflected in the table above were pre-approved by the Audit/Finance Committee in accordance with the policy, and none were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Board of Directors' Recommendation
The Board of Directors recommends that the stockholders vote FOR the ratification of KPMG as the Company's independent registered accountant for fiscal year 2018. If the stockholders fail to ratify this appointment, the Audit/Finance Committee will reconsider whether to retain KPMG or another firm without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit/Finance Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the Company's best interests and in the best interests of our stockholders.

Audit/Finance Committee Report

This report provides information concerning the Audit/Finance Committee of the Board of Directors. The Audit/Finance Committee is comprised entirely of independent directors, as defined and required by applicable NASDAQ listing standards. The current members are Messrs. Fox (Chair), Battelle and Dillard.
The primary function of the Audit/Finance Committee is to represent and assist the Board of Directors in fulfilling its oversight responsibilities regarding the Company's financial reporting and accounting practices, including the integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the independent public accountants' qualifications and independence; the performance of the Company's internal audit function and independent public accountants; and the preparation of this report that SEC rules require be included in the Company's annual Proxy Statement. The Audit/Finance Committee performs this work pursuant to a written charter approved by the Board of Directors. The charter is available on the Company's website at www.acxiom.com. The committee has implemented procedures to assist it during the course of each fiscal year in devoting the attention that is necessary and appropriate to each of the matters assigned to it under its charter.
On a quarterly basis, the Audit/Finance Committee meets separately with the Company's internal auditors and KPMG LLP ("KPMG"), the Company's independent public accountants, without management present, to discuss the results of their audits and reviews, their evaluations of the Company's internal controls over financial reporting, and the overall quality of the Company's financial reporting. The committee also meets separately with the Company's Chief Financial Officer when needed. Following these separate discussions, the committee meets in executive session.
Management of the Company is responsible for the preparation and presentation of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls, and procedures that are designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the Company's financial statements and expressing opinions as to the financial statements' conformity with generally accepted accounting principles and the effectiveness of the Company's internal control over financial reporting.
In the performance of its oversight function, the Audit/Finance Committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended March 31, 2017, management's assessment of the effectiveness of the Company's internal control over financial reporting as of March 31, 2017, and KPMG's evaluation of the Company's internal control over financial reporting as of that date. The committee has also discussed with KPMG the matters that the independent public accountants must communicate to the committee under applicable requirements of the Public Company Accounting Oversight Board ("PCAOB").

With respect to the Company's independent public accountants, the Audit/Finance Committee, among other things, discussed with KPMG matters relating to its independence and has received the written disclosures and the letter from KPMG required by applicable provisions of the PCAOB regarding the independent public accountants' communications with the committee concerning independence. The Audit/Finance Committee reviews and approves the annual audit fees in advance.  The Audit/Finance Committee or its Chairman, to whom authority has been delegated by the committee, reviews and approves in advance all non-audit services provided to the Company by KPMG, as well as any changes in annual audit fees.  Any fee approvals made by the Chairman pursuant to such delegation of authority are subsequently ratified by the full Audit/Finance Committee at its next meeting.
The Audit/Finance Committee annually reviews the independence and performance of KPMG, including its lead audit partner and engagement team, in connection with the Committee's responsibility for the appointment and oversight of the Company's independent public accountants and determines whether to re-engage KPMG or consider other audit firms.  In doing so, the committee considers, among other things, the quality and efficiency of KPMG's historical and recent performance on the Company's audit, KPMG's capability and expertise, the quality and candor of communications and discussions with KPMG, the ability of KPMG to remain independent, external data relating to audit quality and performance (including recent PCAOB reports on KPMG and its peer firms), and the appropriateness of fees charged.  The committee also considers KPMG's tenure as the Company's independent public accountants and their familiarity with our operations, businesses, accounting policies and practices, and internal control over financial reporting.  KPMG has been the Company's independent public accountant since 2002, during which time five lead engagement partners have served on the Company's account.  In conjunction with the rotation of the public accountants' lead engagement partner, which occurs at least every five years, the Audit/Finance Committee is involved in the selection of KPMG's lead engagement partner.  The next mandatory rotation for KPMG's lead engagement partner is scheduled to occur in 2021.  Based upon the foregoing considerations, the Audit/Finance Committee believes that the continued retention of KPMG to serve as the Company's independent public accountants is in the best interests of the Company and its stockholders.
Based on the reviews and discussions referred to above, the Audit/Finance Committee recommended to the Board of Directors that the audited financial statements for the year ended March 31, 2017, be included in Acxiom's Annual Report on Form 10-K for the year ended March 31, 2017, for filing with the SEC.
Submitted by the Audit/Finance Committee
Richard P. Fox, Chairman
John L. Battelle
William T. Dillard II

Stock Ownership
The following table sets forth information as of June 1, 2017, with respect to the beneficial ownership of our common stock by:
•	each of our directors, nominees and named executive officers individually;
•	all of our directors, nominees and executive officers as a group; and
•	each person who is known to us to beneficially own more than 5% of our common stock.
Unless otherwise indicated, the address of each person named in the table below is c/o Acxiom Corporation, 301 E. Dave Ward Drive, Conway, AR 72032, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned. The percentage listed in the column entitled "Percentage of class" is calculated based on 79,017,220 shares of our common stock issued and outstanding as of June 1, 2017.  This number excludes 54,776,000 shares held in treasury.
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

Beneficial Owner	Shares Beneficially Owned		Percentage of Class

John L. Battelle	29,848		*
Timothy R. Cadogan	30,853		*
William T. Dillard II	141,952	[1]	*
Richard E. Erwin	74,741	[2]	*
Richard P. Fox	34,084		*
Jerry D. Gramaglia	93,209		*
William J. Henderson	63,098	[1]	*
Scott E. Howe	1,243,878	[3]	1.56%
Warren C. Jenson	446,241	[4]	*
Clark M. Kokich	84,361		*
S. Travis May	197,022	[5]	*
Dennis D. Self	49,703	[6]	*
Debora B. Tomlin	5,657		*
All directors, nominees and executive officers as a group (15 people)	2,853,740	[7]	3.54%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	7,833,914	[8]	9.91%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,910,517	[9]	7.48%
Waddell & Reed Financial, Inc. 6300 Lamar Avenue Overland Park, KS 66202	7,427,470	[10]	9.39%
*	Denotes less than 1%.

1	Includes 2,900 shares subject to options which are currently exercisable, of which all are in the money.
2	Includes 42,380 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.
3	Includes 848,695 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.
4	Includes 373,787 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.
5	Includes 90,938 shares subject to options which are currently exercisable or exercisable within 60 days, of which all are in the money.
6	Includes 26,576 shares subject to options which are currently exercisable or exercisable within 60 days, of which 16,930 are in the money.
7	Includes 1,640,288 shares subject to options which are currently exercisable or exercisable within 60 days, of which 1,630,642 are in the money.
8
This information is based solely upon information contained in a Schedule 13G/A filed on March 9, 2017. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 7,665,411 of the reported shares, no shared voting power with respect to any reported shares and sole dispositive power over all reported shares through its control of certain direct and indirect subsidiaries listed on Exhibit A attached to the Schedule 13G/A.

9
This information is based solely upon information contained in a Schedule 13G/A filed on February 9, 2017. According to the Schedule 13G/A, The Vanguard Group has sole voting power over 123,218 of the reported shares, shared voting power over 10,383 of the reported shares, sole dispositive power over 5,780,833 of the reported shares, and shared dispositive power over 129,684 of the reported shares.

10
This information is based solely upon information contained in a Schedule 13G/A filed on February 14, 2017. According to the Schedule 13G/A, Waddell & Reed Financial, Inc. has sole voting and dispositive power over all reported shares through its control of certain direct and indirect subsidiaries that are additional reporting persons listed in the Schedule 13G/A.

Executive Compensation Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, our Principal Financial Officer, and the three most highly-compensated Executive Officers of the Company (other than our Principal Executive Officer and Principal Financial Officer) during fiscal 2017 (the "Named Executive Officers" or "NEOs").
Our Named Executive Officers for fiscal 2017 were:

Named Executive Officer	Position as of March 31, 2017
Scott E. Howe	Chief Executive Officer & President
Warren C. Jenson	Chief Financial Officer & Executive Vice President / President, International
Richard E. Erwin	President & General Manager, Audience Solutions
S. Travis May	President & General Manager, Connectivity
Dennis D. Self	President & General Manager, Marketing Services
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2017. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the Compensation Committee of our Board of Directors (the "Compensation Committee") arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, for fiscal 2017, including the key factors that the Compensation Committee considered in determining their compensation.
This Compensation Discussion and Analysis is organized in six sections:
•	Section 1: Executive Summary
•	Section 2: Executive Compensation Philosophy and Program Design
•	Section 3: Governance of Executive Compensation Program
•	Section 4: Individual Compensation Elements
•	Section 5: Other Compensation Policies and Practices
•	Section 6: Tax and Accounting Considerations
Section 1: Executive Summary
We are a global technology and services company that provides the data foundation and connections for the world's best marketers. To support our ongoing transformation and growth, we have designed our executive compensation program to ensure a strong link between our financial and operational performance and the incentives we use to motivate and reward our executive officers. As we have reshaped our business in recent years to meet the challenges of evolving market dynamics and customer expectations, we have been proactive in designing our executive officers' compensation packages to support our key business objectives and provide a strong connection between pay and performance:
•	75% of our executive officers' target total direct compensation opportunities are "at risk" and linked to the achievement of pre-established business outcomes.
•
Performance-based incentives now comprise the majority of our executive officers' target total direct compensation opportunities. These incentives reward our executive officers only if their efforts create sustainable long-term value for our stockholders.

•
Through our ongoing constructive dialogue with our major stockholders, we continue to refine and enhance our executive compensation program to emphasize long-term performance.  Most recently, this is evidenced by our significant re-design of the incentive compensation opportunities in our fiscal 2017 executive compensation program, which includes a shift in our compensation peer group as well as a heavier weighting towards performance stock unit ("PSU") awards and the use of a Total Shareholder Return ("TSR") measure in our PSU plan (as described in Section 2 below).

Business Overview
We provide the data foundation for the world's best marketers.  We are organized into three segments, all driving a common vision: transform data into value for everyone:

Connectivity FY17 Rev (Y/Y gr1): $147M (+44%)	Audience Solutions FY17 Rev (Y/Y gr1): $322M (+8%)	Marketing Services FY16 Rev (Y/Y gr1): $411M (-9%)
We help clients build a multi-channel view of their customers and prospects and utilize this view across channels through partnerships with leading digital marketing platforms	We validate the accuracy of client data and enhance it with additional insight from third party sources, enabling clients to reach desired audiences with highly relevant messages	We help clients unify customer and prospect data across their enterprise at the individual level and assist them in executing and measuring the effectiveness of multichannel campaigns
Client Experience
• "LiveRamp® IdentityLink™ allowed us to onboard offline prospect data, add third party information and conduct a targeted multichannel campaign to moderate income prospects who recently indicated a desire to purchase a car."

• "With AbiliTec®, we tied multiple data elements back to a persistent identifier that represents a unique consumer."
• "We used Infobase® to create a customer segment of high income, multi-child families, despite only knowing name and address."

• "With Marketing Services' help, we unified and organized our customer data across multiple IT systems in a Marketing Database, and identified opportunities for them to cross-sell their new product to their existing customer base."

2017 Business Highlights
Since our founding in 1969, our mission has focused on the safe and easy curation of people-based information. While our mission has remained steadfast, over the past three years we have been strategically driving our business to focus and organize around solutions that provide the critical data foundation marketers need to engage consumers in a digital world. This transformation has led to improving trends, thought leadership, innovation and strong financial performance. Key business highlights for fiscal 2017 include:
•
Scaling our leadership in identity resolution and data connectivity, growing direct customers year-over-year by over 40% and adding more than 200 marketing applications and data providers to our partner ecosystem.

•	Transforming our Audience Solutions division into a second engine of growth, increasing total segment revenue by 8% and growing digital data revenue by approximately 100%.
•	Stabilizing and improving top-line performance and profitability in our Marketing Services division.
•
Reinvigorating a sluggish International business and putting it on a clear path toward sustainable and profitable growth. During the year, we also successfully launched LiveRamp in both the United Kingdom and France.

•	Creating value through M&A, including the divestiture of a non-core email business and the strategic acquisitions of Arbor and Circulate to accelerate our vision for LiveRamp and scale our network.
•	Innovating across our portfolio and delivering new products and capabilities to our customers, including IdentityLink™, the IdentityLink™ Data Store and the Audience Cloud®.
•
Making Acxiom a better place to work. During the year, we made substantial investments in our workplace experience to drive innovation and engagement. As a result, Acxiom was recently certified as a great workplace by the independent analysts at Great Place to Work®. In addition, we were named to the 2017 Bay Area Best Places to Work list, and LiveRamp was recognized by Glassdoor as one of the top ten Best Places to Work.

•	Returning value to our stockholders, repurchasing more than $30 million of our common stock during the year.

Financial Highlights
With a focus on execution and growth, our fiscal 2017 performance delivered strong financial results for our stockholders, including:
•	Fiscal year Total Shareholder Return ("TSR") of 33%, compared to 19% for the S&P Midcap 400 Index
•	Revenue of $880 million, up 3.5% on a reported basis. Revenue was negatively impacted by Acxiom Impact divestiture, which reduced revenue $40 million year over year.
•
GAAP diluted EPS from continuing operations was $0.05, up from a loss of $0.11 in fiscal 2016.  Overall Non-GAAP diluted earnings-per-share ("EPS")[1] from continuing operations was $0.71, up from $0.59 in fiscal 2016.

•	Net earnings from continuing operations was $4.1 million, up 148% from 2016.
•	Strong growth in our Connectivity division, with revenue up 43% year-over-year to approximately $147 million and segment income improving significantly.
1  See Schedule 1 on pages 59-60 of this Proxy Statement for a reconciliation of our GAAP revenue to adjusted revenue and our GAAP earnings-per-share to overall Non-GAAP earnings-per-share and adjusted earnings-per-share.

Executive Compensation Highlights
Consistent with our "pay-for-performance" philosophy and objective of rewarding our executive officers only when they deliver sustained value for our stockholders, our key compensation decisions and outcomes for fiscal 2017 were as follows:

• Annual cash incentives

•	Design – Based annual cash incentive opportunities on our adjusted revenue and adjusted EPS

Outcome – Made annual cash incentive payments at above-target levels as a result of exceeding our plan targets for the year, including a payment in the amount of $1,065,000 to our CEO.

• Long-term equity incentives

•
Fiscal 2017 award mix – Granted long-term incentive opportunities in the form of equity awards, consisting of restricted stock unit ("RSU") awards, and performance stock unit ("PSU") awards, which vest or are earned over multi-year periods, including an equity award with a grant date fair value of $3,621,632 to our CEO.

•
Fiscal 2017 PSU award design – The PSU awards are payable in shares of our common stock at the end of a three-year performance period based on our relative TSR performance compared to the S&P Midcap 400 Index over this period.

Fiscal 2015–2017 PSU award outcome – PSU awards were earned at 160% of target achievement, as a result of exceeding our three-year adjusted EPS target subject to a relative TSR modifier.

Fiscal 2015 "transformational" awards – As of the end of fiscal 2017, the per share market price of our common stock was $28.47.  Based on this share price, the one-time transformational incentive award (in the form of performance-based stock appreciation rights and performance-based restricted stock unit awards) granted to our CEO in fiscal 2015 was not earned.

Section 2: Executive Compensation Philosophy and Program Design

We believe in paying for performance. Our objective is to attract, motivate, reward, and retain our executive officers in a manner that is transparent, market competitive, and aligned with the interests of our stockholders by putting the executives' compensation at risk, providing rewards only when our performance warrants, and helping us to deliver for our customers.
Our compensation objectives support our strategic priorities. They are:
•	align our executive compensation program with diverse business divisions and ongoing business transformation and incentivize execution of key management initiatives;
•	align our executive officers' interests with those of our stockholders and consider stockholder feedback when making compensation decisions;
•	maintain simple, transparent compensation arrangements that provide a strong link between pay and performance and motivate our executive officers to achieve the highest level of performance; and
•	attract and retain the best executive officers through competitive, market-based compensation programs.
We believe these objectives enable us to reward the overall performance and contributions of our executive officers while maintaining an appropriate correlation between executive compensation levels and our performance, including the execution of our business strategy. The following discussion explains how our executive compensation program achieves these objectives.
Compensation Program Framework
We structure our executive compensation program to align compensation outcomes with the interests of our stockholders, reward our executive officers for producing sustainable growth in stockholder value, and attract, motivate, reward, and retain individuals who have the vision, expertise, leadership capability, and experience to develop and successfully execute our strategic plan. The Compensation Committee believes that the annual target total direct compensation opportunities (the sum of base salary, annual cash incentives and long-term incentives) of our executive officers should be tied to our performance in both the short term and the long term.

The Compensation Committee carefully developed the framework reflected in the following chart to achieve these objectives in our fiscal 2017 executive compensation program:

LTI: PSUs
Encourage long-term decision-making
Reward earnings-per-share growth over multi-year performance period
Align interests of management and stockholders
Base Salary
Attract and retain talent
Pay individuals based on responsibilities and future contributions
Compensation Elements
STI: Annual cash incentives
Link compensation to the achievement of annual business goals
Recognize individual achievement
LTI: Time-based RSUs
Encourage long-term decision-making
Attract and retain top talent

These compensation elements are allocated so that the majority of each executive officer's annual target total direct compensation opportunity is "at risk" and/or subject to performance-based vesting requirements. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.
Results of Fiscal 2016 Stockholder Advisory Vote on Executive Compensation
At our 2016 Annual Meeting of Stockholders, approximately 97% of the votes cast on the non-binding stockholder advisory vote on the fiscal 2016 compensation of the named executive officers (commonly known as a "Say-on-Pay" vote) were voted in favor of the proposal.  We consider these results in determining our subsequent compensation policies and decisions and engage our stockholders to get feedback on our compensation program design.
Stockholder Engagement on Executive Compensation
Our stockholders' opinions on how we operate our business are important to us. During fiscal 2017, we continued our engagement effort to better understand our stockholders' concerns with our executive compensation program. Feedback from this engagement was considered by the Compensation Committee as it made its decisions to change our executive compensation program in 2017.
Over the course of fiscal 2017, members of our management and our Board of Directors met with many of our stockholders to obtain direct feedback on our executive compensation program.  We reached out to 20 of our major stockholders, and engaged with over half of our 15 largest stockholders. Seven stockholders indicated that a conversation was unnecessary at that time. These discussions addressed our executive compensation program design changes as well as our current compensation policies and practices.
When making future compensation decisions for our executive officers, the Compensation Committee will continue to consider the outcome of our Say-on-Pay votes and feedback from our stockholders.
With regard to the separate non-binding stockholder advisory vote on the frequency of future Say-on-Pay votes (commonly known as a "Say-When-on-Pay" vote) conducted at our 2011 Annual Meeting of Stockholders, our stockholders cast the highest number of votes for an annual Say-on-Pay vote. As noted above under Proposal 4, our Board of Directors is recommending that we continue to hold annual Say-on-Pay votes.  If approved, the next Say-on-Pay vote would be therefore held at our 2017 Annual Meeting of Stockholders.  Further, following the upcoming 2017 Annual Meeting, the next Say-When-on-Pay vote will be held at our 2023 Annual Meeting of Stockholders.

Changes for Fiscal 2017 and 2018
As part of its annual review of our executive compensation program, the Compensation Committee made changes below based on the feedback that we received from our recent stockholder engagement efforts and in response to the results of the fiscal 2016 Say-on-Pay vote. These changes either went into effect in fiscal 2017 or will go into effect in fiscal 2018:
Fiscal 2017 Compensation Program Changes

Compensation Area	Stockholder Feedback	Our Response	When Change Became Effective
Compensation peer group	Peer companies not representative of our size based on revenue and market capitalization	Reconstituted compensation peer group to remove nine companies and add 12 new companies with more comparable financial characteristics	February 2016, for use in fiscal 2017 compensation deliberations
Long-term incentive award mix
Strengthen alignment between corporate performance and compensation outcomes
Revised long-term incentive compensation award mix for CEO and other executive officers to:
 ●    Eliminate use of stock options
● Weight equity award mix 60%
     PSU awards and 40% RSU
     awards for CEO
● Weight equity award mix 50%
     PSU awards and 50% RSU
     awards for other executive officers
Began with long-term incentive compensation awards granted in fiscal 2017
Long-term incentive award design	Duplicative performance measure (EPS) with annual cash incentive plan	Replace EPS performance measure with relative TSR measure, using S&P Mid-Cap 400 Index Set target level payment to be earned only for above-median (60th percentile) performance	Began with long-term incentive compensation awards granted in fiscal 2017
These changes are reflected in the discussion of our executive compensation program in this Compensation Discussion and Analysis, as well as in the fiscal 2017 Summary Compensation Table and related tables in this Proxy Statement.

Fiscal 2018 Compensation Program Change

Compensation Area	Stockholder Feedback	Our Response	When Change Became Effective
Annual incentive plan design	Earnings before interest and taxes ("EBIT") is a preferable measure of profit and growth	Changed Annual Cash Incentive Plan measure to EBIT from EPS	April 1, 2017, for fiscal 2018 plan performance
Pay-for-Performance Discussion
Our compensation policies and practices are designed to support our goals, our values and standards of conduct, and our "pay-for-performance" philosophy. They are a means to reward our executive officers, including our Named Executive Officers, for their achievements.
To ensure our executive officers' interests are aligned with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of their annual target total direct compensation opportunity is "at-risk" and will vary above or below target levels commensurate with our performance. We emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash incentive opportunities, and the PSU awards that make up a significant portion of our long-term incentive compensation opportunities. In addition, we further align the interests of our executive officers with those of our stockholders through our stock ownership guidelines and grants of RSU awards as part of our long-term incentive compensation opportunities. The target total direct compensation opportunities for our CEO and, on average, the other Named Executive Officers during fiscal 2017 reflect this philosophy:

Fiscal 2017 CEO Target Total Direct Compensation	Fiscal 2017 Average Other NEO Target Total Direct Compensation

14.3%
Target Cash Incentives
13.0%
Base Salary
72.6%
Long-Term Incentive

19.1%
Target Cash Incentives
55.6%
Long-Term Incentive
25.3%
Base Salary

1 The percentages reflected in the foregoing charts are based on the annual target total direct compensation opportunities of our Named Executive Officers (the sum of base salary, the target annual cash incentive opportunity and long-term incentives, which are valued at their grant date fair value). The actual payouts may differ from the incentive opportunities provided. Other forms of compensation reported in the Summary Compensation Table are not included.
As reflected in the foregoing charts, we believe that equity awards are a key incentive for our executive officers to drive long-term growth. To ensure that we continue to align to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and our TSR over this period.
While we disclose the estimated values of these equity awards in our Summary Compensation Table at the time of grant for each covered fiscal year, the value of these awards that may be realizable by our executive officers will vary depending on the performance of our common stock and often differs significantly from the amounts reported in the Summary Compensation Table.

We believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, motivating, rewarding, and retaining our executive officers, and, therefore, that it promotes stability in our leadership.
Executive Compensation Policies and Practices
We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. During fiscal 2017, we maintained the following executive compensation policies and practices, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders' long-term interests:

	What We Do		What We Don't Do
✓	Use a pay-for-performance philosophy that links our executive officers' compensation to corporate and individual performance	×	Provide Special Health, Welfare or Qualified Retirement Plan Benefits not available to all employees

✓	Annual Executive Compensation Review	×	Provide Tax Payments on Perquisites other than relocation benefits

✓	Significant portion of compensation at-risk	×	Permit Hedging

✓	Retain an Independent Compensation Advisor	×	Permit Pledging

✓	Maintain an Independent Compensation Committee	×	Provide Excise Tax Payments on Future Post-Employment Compensation Arrangements

✓	Annual Compensation-Related Risk Assessment	×	Pay Dividends or Dividend Equivalents on Unvested Equity Awards

✓	Performance-Based Equity Awards	×	Permit Stock Option Repricing

✓	Compensation Recovery ("Clawback") Policy	×	Provide Guaranteed Bonuses

✓	"Double-Trigger" Change-in-Control Arrangements	×	"Single trigger" Change-in-Control Arrangements

✓	Stock Ownership Guidelines

✓	Conduct an Annual Stockholder Advisory Vote on Named Executive Officer Compensation as well as engaging in regular dialogue with stockholders on corporate governance matters

✓	Succession Planning

Section 3: Governance of Executive Compensation Program
Role of the Compensation Committee
The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers. The Compensation Committee has overall responsibility for overseeing the design, development, and implementation of our executive compensation program and all related policies and practices.

Specifically, the Compensation Committee:
•	reviews and approves the compensation of our executive officers, other than our CEO;
•	reviews and approves the compensation of our CEO that is intended to comply with Section 162(m) of the Internal Revenue Code (the "Code"), in consultation with our Board of Directors; and
•	makes a recommendation to our Board of Directors for approval of our CEO's other compensation.
In carrying out its responsibilities, the Compensation Committee establishes the amounts and allocates the mix of compensation between base salary, annual cash incentives, and long-term incentive compensation. The Compensation Committee also oversees our incentive and equity-based executive compensation plans and establishes performance targets for performance-based awards. Periodically, the Compensation Committee reviews our post-employment compensation arrangements, retirement benefits and nonqualified deferred compensation program, senior leadership benefits, and perquisites. The Compensation Committee also reviews and considers risks associated with our compensation philosophy and executive compensation program as discussed under "Compensation Risk Assessment" elsewhere in this Proxy Statement.
The Compensation Committee does not establish a specific target for setting the annual target total direct compensation opportunity of our executive officers, including our Named Executive Officers. When evaluating and setting the amount of each compensation element, the Compensation Committee considers the following factors:
•	our performance against the financial and operational objectives established by the Compensation Committee and our Board of Directors;
•	each individual executive officer's responsibilities, qualifications, and length of service;
•	the scope of each executive officer's role compared to other similarly-situated executives at companies in our compensation peer group;
•
the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	compensation parity among our executive officers; and
•	the compensation practices of our compensation peer group and the positioning of each executive officer's compensation in a ranking of peer company compensation levels.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor was the impact of any factor on the determination of pay levels quantifiable. As an executive officer's responsibilities and ability to affect our financial results increase, base salary becomes a smaller element of his or her target total direct compensation opportunity and long-term incentive compensation becomes a larger element, further aligning his or her interests with those of the stockholders.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, competitive market data, and management's perspective and recommendations on compensation matters. The Compensation Committee solicits and reviews our CEO's recommendations and proposals with respect to adjustments to target total annual cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and uses them as one factor in determining and approving the compensation for our other executive officers. The CEO recuses himself from all Compensation Committee discussions and recommendations regarding the setting of his own compensation.

Role of Compensation Advisors
As permitted in its charter, the Compensation Committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. It directly engages the compensation consultant under an engagement letter that the Compensation Committee reviews at least annually.
The Compensation Committee has retained Compensia, a national compensation consulting firm, to serve as its compensation consultant. Its compensation consultant reports directly, and is directly accountable, to the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate, and obtain the advice of its compensation consultant at our expense.

The Compensation Committee selected Compensia as its compensation consultant because of the firm's expertise and reputation and the fact that it provides no services to us other than its services to the Compensation Committee, has no other ties to management that could jeopardize its independent status, and has strong internal governance policies that help ensure that it maintains its independence.

During fiscal 2017, the compensation consultant regularly attended the meetings of the Compensation Committee (both with and without management present) and provided the following services:
•	consulted with the Compensation Committee chair and other members between Compensation Committee meetings;
•
provided competitive market data based on the compensation peer group for our executive officer positions and evaluated how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•	reviewed and analyzed the base salary levels, annual cash incentive opportunities, and long-term incentive compensation opportunities of our executive officers;
•	assessed executive compensation trends within our industry, and updated the Compensation Committee on corporate governance and regulatory issues and developments;
•	reviewed market equity compensation practices, including burn rate and overhang;
•	reviewed the Compensation Discussion and Analysis; and
•	assessed compensation risk to determine whether our compensation policies and practices are reasonably likely to have a material adverse impact on the Company.
The Compensation Committee also engaged Bryan Cave, LLP ("Bryan Cave") as independent legal counsel to assist with its review and analysis of our executive compensation program in light of current market, business, economic and regulatory conditions.
In fiscal 2017, neither Compensia nor Bryan Cave provided any other services to us other than the consulting services to the Compensation Committee. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors. In fiscal 2017, the Compensation Committee considered the six specific independence factors adopted by the SEC and The NASDAQ Stock Market and determined that Compensia and Bryan Cave were independent and that their work did not raise any conflicts of interest.
Process for Determining CEO Compensation
Each year, our Board of Directors evaluates our CEO's performance relative to our strategic plan, operating goals, and key performance indicators relating to executive compensation. Our executive compensation objectives include maintaining competitive pay, linking pay to performance, promoting the creation of stockholder value, and encouraging retention. The Compensation Committee considers the results of this evaluation. In consultation with its compensation consultant, the Compensation Committee also considers general market conditions and specific industry trends. The Compensation Committee reviews each element of our CEO's compensation, his employment agreement, and a tally sheet to evaluate his target total direct compensation opportunity, and assists our Board of Directors in assessing our CEO's total compensation. The Compensation Committee also considers our business results, the tax deductibility of our CEO's compensation, and the other factors described above. Any recommendations from the Compensation Committee are submitted to our Board of Directors for approval, other than elements of compensation intended to comply with Section 162(m) which are determined exclusively by the Compensation Committee. Our CEO does not participate in decisions regarding his own compensation.
Process for Determining Compensation of Other Executive Officers
Each year, our CEO evaluates the performance of each of our other executive officers, including the other Named Executive Officers. Our CEO makes a recommendation for the compensation of each executive officer to the Compensation Committee based upon his evaluation and information supplied by the Compensation Committee's compensation consultant. The Compensation Committee considers our CEO's recommendation relative to our strategic plan, operating goals, and compensation philosophy. In consultation with its compensation consultant, the Compensation Committee also considers general market conditions and specific industry trends. The Compensation Committee also reviews tally sheets with respect to each executive officer, our business results, and tax deductibility considerations.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a group of comparable technology companies. In February 2016, with the assistance of its compensation consultant, the Compensation Committee re-examined the then-existing compensation peer group to reflect the changes in our revenue and market capitalization, to recognize our evolving business focus and divisional structure, and to account for changes in the competitive market. Based on this effort, in 2016 the Compensation Committee approved a revised compensation peer group consisting of the following companies:

Software-as-a-Service (SaaS)
Marketing Service Providers (MSPs)
HubSpot
j2 Global
Marketo
comScore
Manhattan Associates
Qlik Technologies
Synchronoss Technologies
Endurance International
Harte-Hanks
MDC Partners
Acxiom
CoreLogic
Fair Isaac
TransUnion
Verint Systems
NeuStar
Heartland Payment Systems
TeleTech Holdings
The Dun & Bradstreet Corp.
Data Services

The companies in this revised compensation peer group were selected on the basis of their similarity to us in size, as determined using the following criteria:
•	similar revenue size – ~0.5x to ~2.0x our last four fiscal 2016 quarter revenue (~$415 million to ~$1.7 billion);
•	similar market capitalization – ~0.3x to ~3.0x our market capitalization (~$517 million to ~$5.2 billion);
•
industry affiliation – application software, internet software and services, advertising, data processing and outsourced services, research and consulting services, and IT consulting and other services; and

•	similar business focus – SaaS, marketing service provider, or data services.
To analyze the compensation practices of the companies in our compensation peer group, the compensation consultant gathered data from public filings (primarily proxy statements) and from the Radford executive compensation surveys. This market data was then used as a reference point for the Compensation Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.
While the Compensation Committee reviews each compensation element and target total direct compensation for each of our executive officers compared to similarly-situated executives of the companies in the compensation peer group, it does not target overall compensation to a specific percentile of the competitive market data. In determining actual pay levels, the Compensation Committee considers data from the compensation peer group, as well as the other factors described above, in its collective judgment.
The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition, taking into account changes in both our business and the businesses of the companies in the peer group.
Section 4: Individual Compensation Elements
The specific elements of our fiscal 2017 executive compensation program for our executive officers, including the Named Executive Officers, were as follows:

Short Term
Long Term
Base Salary
Annual
Cash Incentive
Restricted
Stock Units
Performance
Stock Units

In addition, we provide our executive officers with welfare and health benefits programs, a non-qualified deferred compensation program, post-employment compensation arrangements, and limited perquisites and other personal benefits.

Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including the Named Executive Officers, and is an important element of compensation intended to attract and retain highly-talented individuals.
Generally, we establish the initial base salaries of our executive officers through arm's-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers as part of its annual compensation review and makes adjustments to base salaries as it determines to be necessary or appropriate.

In May 2016, the Compensation Committee reviewed the base salaries of our executive officers, including the Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own base salary), and the other factors described above. Following this review, the Compensation Committee decided to increase base salaries for Messrs. Jenson, Erwin, May and Self. The Compensation Committee recommended to the Board of Directors that Mr. Howe's salary be maintained at its fiscal 2016 level, and the Board of Directors agreed with this recommendation.  The base salaries of the Named Executive Officers for fiscal 2017 were as follows:

Named Executive Officer	Fiscal 2016 Base Salary	Fiscal 2017 Base Salary	Percentage Adjustment
Mr. Howe	$ 650,000	$ 650,000	-
Mr. Jenson	$ 515,000	$ 525,000	1.9%
Mr. Erwin	$ 400,000	$ 425,000	6.3%
Mr. May	$ 310,000	$ 375,000	7.1%
Mr. Self	$ 420,000	$ 425,000	1.2%
Annual Cash Incentives
For fiscal 2017, our executive officers, including the Named Executive Officers, and other key employees were eligible to earn annual cash incentive payments pursuant to the Acxiom Corporation 2017 Cash Incentive Plan (the "Fiscal 2017 CIP"), which is subject to the terms and conditions of the Amended and Restated 2010 Executive Cash Incentive Plan of Acxiom Corporation. The Fiscal 2017 CIP provided eligible participants with the opportunity to earn these payments based on our actual corporate performance as assessed against multiple financial measures and their individual contributions to this performance.
The Compensation Committee established each executive officer's target and maximum annual cash incentive opportunity and set the formula for incentive payments at the beginning of fiscal 2017. The Fiscal 2017 CIP also provides our CEO with discretion to modify individual executive officer payments by up to 10% and the Compensation Committee with the ability to adjust payments by up to 30% based on individual performance as determined by the Compensation Committee for our CEO and as recommended by our CEO for our other executive officers. All individual performance adjustments were to be approved by the Compensation Committee in its sole discretion.
Target Annual Cash Incentive Opportunities
Each participant in the Fiscal 2017 CIP was assigned a target annual cash incentive opportunity, the amount of which was calculated as a percentage of his or her annual base salary. The maximum annual cash incentive payment under the Fiscal 2017 CIP for each executive officer was 200% of his or her target annual cash incentive opportunity.

In May 2016, the Compensation Committee reviewed the target annual cash incentive opportunities of our executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own target annual cash incentive opportunity), and the other factors described above. Following this review, the Compensation Committee recommended, and the Board of Directors agreed, to increase the cash incentive target award opportunity for the CEO from 100% to 110%.  The Compensation Committee also decided to provide a cash incentive target increase from 60% to 65% to Mr. Self, associated with his promotion to his current role and to keep the cash incentive target opportunity levels the same for the other executive officers. The target annual cash incentive opportunities of the Named Executive Officers for fiscal 2017 were as follows:

Named Executive Officer	Fiscal 2017 Target Annual Cash Incentive Opportunity (as a percentage of base salary)	Fiscal 2017 Target Annual Cash Incentive Opportunity ($)
Mr. Howe	110%	$ 715,000
Mr. Jenson	100%	$ 515,000
Mr. Erwin	65%	$ 276,250
Mr. May	65%	$ 243,750
Mr. Self	65%	$ 276,250

Corporate Performance Measures
Consistent with fiscal 2016, in fiscal 2017, the Compensation Committee selected Adjusted Revenue and a non-GAAP earnings-per-share measure ("Adjusted EPS") as the corporate performance measures for purposes of the Fiscal 2017 CIP.  The Compensation Committee selected these performance measures because it believed that achieving our Adjusted Revenue and Adjusted EPS target levels for fiscal 2017 would effectively align the interest of our executive officers with the interests of our stockholders and reflect success in key financial areas critical to our long-term success.
The Compensation Committee set an Adjusted EPS baseline target performance level of 80% of the target performance level ($0.576) before any payment will be funded under the plan.  Maximum individual payments were capped at 200% of the target annual cash incentive opportunity.  In the event the fiscal 2017 $0.576 Adjusted EPS baseline performance goal is met, it was contemplated that the Compensation Committee would use the negative discretion afforded the Committee under the Amended and Restated 2010 Executive Cash Incentive Plan to reduce the maximum cash incentive to an amount consistent with the Fiscal 2017 CIP as described below.

These performance measures were weighted 50% for Adjusted Revenue and 50% for Adjusted EPS and are described below:

Fiscal 2017 Cash Incentive Plan Performance Measure	Definition	Rationale
Adjusted Revenue[1]	Revenue adjusted to reflect the impact of acquisitions and divestitures during the year.	Revenue growth is important to the creation of long-term stockholder value because reflects management's ability to grow our top line through execution of our digital marketing ecosystem strategy.
Adjusted EPS[1]
Earnings per share ("EPS") on a Non-GAAP basis before incentive compensation expense. Adjusted EPS also excludes stock-based compensation expenses, amortization of acquired intangibles, one-time business separation and transformation expenses, restructuring and impairment charges, and the impact of acquisitions and divestitures during the year.
EPS is important because it reflects our ability to grow our top line while running an efficient business and effectively managing capital.
1
See Schedule 1 on pages 59-60 of this Proxy Statement for a reconciliation of our GAAP revenue to Adjusted Revenue and our GAAP earnings-per-share to overall Non-GAAP earnings-per-share and Adjusted EPS.

In June 2016, the Compensation Committee set the target levels and the payment percentages for each of the corporate performance measures for the Fiscal 2017 CIP: The threshold, target, and maximum performance levels for the corporate performance measures were as follows:

Corporate Performance Measure	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Adjusted Revenue ($ in millions)	$815	$905	$950
Adjusted EPS	$0.65	$0.72	$0.83
Funding	Up to 50%	Up to 100%	Up to 200%
 As provided in the Fiscal 2017 CIP, the corporate performance measures were subject to adjustment by the Compensation Committee in recognition of unusual or nonrecurring events affecting us, any subsidiary or affiliate, our executive officers, or the financial statements of the Company or of any subsidiary or affiliate; in the event of changes in applicable laws, regulations or accounting principles; or in the event the Compensation Committee determined that such adjustments were appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, subject to certain exceptions for awards intended to comply with Section 162(m).
Fiscal 2017 Annual Cash Incentive Payments
In May 2017, the Compensation Committee determined the amounts to be paid under the Fiscal 2017 CIP based on our actual performance for the year with respect to each corporate performance measure. The actual results for fiscal 2017 were Adjusted Revenue of $900.5 million and Adjusted EPS of $0.96. Adjusted Revenue and Adjusted EPS were calculated in accordance with the terms of the Fiscal 2017 Plan as determined by the Compensation Committee. See Schedule 1 on pages 59-60 of this Proxy Statement for a reconciliation of our GAAP revenue to Adjusted Revenue and our GAAP EPS to Adjusted EPS.

Initially, the Compensation Committee determined that we had exceeded the baseline target performance level of 80% of the target Adjusted EPS ($0.576) for fiscal 2017. Based on the results of our baseline performance, the Compensation Committee determined that the Named Executive Officers were eligible to receive up to 200% of their target cash incentive opportunities under the Fiscal 2017 CIP.  Further, the Compensation Committee exercised negative discretion to fund the Fiscal 2017 CIP at 149%, as reflected by achievement of the Corporate Performance Measures.  The Compensation Committee determined that we had attained 98% of the Adjusted Revenue target performance level, and 200% of the Adjusted EPS target performance level for fiscal 2017, as described in the chart below:

Measure	Weighting	Threshold	Target	Maximum	Actual	Actual as a Percentage of Target	Payment as a Percentage of Target
Adjusted Revenue*	50%	$815	$905	$950	$900.5	99.5%	98%
Adjusted EPS	50%	$0.65	$0.72	$0.83	$0.96	136%	200%
Weighted Payment as a Percentage of Target							149%
*	Dollars in millions
After reviewing the individual performance of each of the Named Executive Officers after the end of the fiscal year, our CEO determined that each NEO had effectively performed the responsibilities associated with each of his individual performance goals and that, in the context of pursuing the objectives under our annual operating plan, had expended significant efforts to meet these goals in a dynamic and increasingly challenging environment. Consequently, our CEO decided not to exercise his discretion to modify individual cash incentive payments and, instead, simply to work with the Compensation Committee to determine whether to adjust the payments that the NEOs would otherwise be eligible to receive based on the achievement of our corporate performance objectives for the year.
Based on these discussions, the Compensation Committee decided to increase the actual cash incentive payment from the Corporate Performance Factor for Messrs. Jenson, Erwin and May, in recognition of the successful performance of our International Operations, Audience Solutions and Connectivity divisional performance, respectively, and to reduce the actual annual cash incentive payments to Mr. Self based on Marketing Services divisional performance. The Compensation Committee also decided to not make any adjustment from the Corporate Performance Factor for individual performance for our CEO.

The target annual cash incentive opportunities and the actual cash incentive payments made to the Named Executive Officers for fiscal 2017 were as follows:

Named Executive Officer	Fiscal 2017 Target Annual Cash Incentive Opportunity ($)	Maximum Performance Factor	Corporate Performance Factor	Target Multiplied by Corporate Performance Factor	Actual Annual Cash Incentive Payment	Actual Annual Cash Incentive Payment (as a percentage of target)
Mr. Howe	$ 715,000	200%	149%	$ 1,065,000	149%	$ 1,065,000
Mr. Jenson	$ 525,000	200%	149%	$ 782,250	157%	$ 825,000
Mr. Erwin	$ 276,250	200%	149%	$ 411,613	154%	$ 425,000
Mr. May	$ 243,750	200%	149%	$ 363,188	164%	$ 400,000
Mr. Self	$ 276,250	200%	149%	$ 411,613	115%	$ 318,000

Long-Term Incentive Compensation
The Compensation Committee believes long-term incentive compensation is an effective tool for focusing our executive officers, including the Named Executive Officers, on driving increased stockholder value over a multi-year period, provides a meaningful reward for appreciation in our stock price and long-term value creation, and motivates them to remain employed with us. Long-term incentive compensation can also serve to discourage inappropriate short-term risk-taking behaviors.
As with their other elements of compensation, the Compensation Committee determines the amount of long-term incentive compensation for our executive officers (and, in the case of our CEO, formulates its recommendation for his long-term incentive compensation award) as part of its annual compensation review and after taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to his own long-term incentive compensation), the outstanding equity holdings of each executive officer, the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our "burn rate") in relation to the median proportions of the companies in our compensation peer group, the potential voting power dilution to our stockholders (our "overhang") in relation to the median practice of the companies in our compensation peer group, and the other factors described above.
For fiscal 2017, the Compensation Committee provided long-term incentive compensation opportunities to our executive officers, including the Named Executive Officers, in the form of RSU awards and PSU awards. The awards were weighted more heavily towards PSUs for our CEO, with 60% of the award in the form of a PSU award and 40% in the form of an RSU award.  For the other NEOs, the awards were weighted 50% in the form of PSU awards and 50% in the form of RSU awards.  This mix reflected the Compensation Committee's objective of providing equity awards which align the compensation of our executive officers with the interests of our stockholders, reward our executive officers for our performance, and encourage their retention. The Compensation Committee sets the target amounts of these long-term incentive compensation awards based on the factors discussed on page 42, including the executive officers' responsibilities, length of service, demonstrated personal performance, Company performance, internal pay equity, tax considerations, and market and peer group data.
The equity awards granted to the Named Executive Officers for fiscal 2017 were as follows:

Named Executive Officer	Restricted Stock Units Granted (number of shares)	Performance Stock Units Granted (number of shares)	Total Grant Date Fair Value ($)
Mr. Howe	68,204	102,306	$ 3,971,519
Mr. Jenson	35,897	35,897	$ 1,647,672
Mr. Erwin	15,705	15,705	$ 720,860
Mr. May	22,436	22,436	$ 1,029,812
Mr. Self	15,705	15,705	$ 720,860

RSU Awards
The RSU awards granted to our executive officers in fiscal 2017 vest annually in equal increments over a period of four years beginning on the first anniversary of the date of grant. The four-year vesting period for the RSU awards is intended to encourage retention while rewarding increases in the price of our common stock.

The following graph explains the design of the fiscal 2017 RSU awards:

PSU Awards
The PSU awards granted to our executive officers in fiscal 2017 may be earned based on our financial performance as measured over a three-year performance period. Each PSU award entitles the holder to a number of shares of our common stock ranging from zero to 200% of the target number of units awarded (with each unit equal to a single share of our common stock). As described below, the three-year performance period for the PSU awards is intended to promote long-term stock price appreciation equal to or greater than the S&P Midcap 400 Index, as well as encourage retention.
The following graph and accompanying tables explain the design of the fiscal 2017 PSU awards:

April 1, 2016
March 31, 2019
Base Grant
May 24, 2016
The award is paid in Company common stock following the determination of the achievement of the performance measures.
3-year Performance Period

The fiscal 2017 PSU awards will be earned based on our relative TSR compared to the S&P Midcap 400 Index measured over a three-year performance period beginning April 1, 2016 and ending March 31, 2019 as set forth in the following table:

Fiscal 2017 PSU Awards — Performance Measure

Total Stockholder Return Percentile	Total Stockholder Return Modifier[1]
Below 25th	0
25th	25%
50th	77%
60th	100%
90-100th	200%
(1)	The performance units earned are to be determined on a linear basis between the specified target levels.
In designing the PSU awards, the Compensation Committee determined that it should require 60th percentile performance for the target number of units to be earned.
For purposes of the fiscal 2017 PSU awards, "TSR" for the Company and the S&P Midcap 400 Index is to be calculated by dividing the difference between the starting and ending share price for the performance period (taking into account any dividends) by the starting share price. For purposes of calculating both our TSR and the TSR for the companies in the S&P Midcap 400 Index, the share prices will be calculated using the average of the opening and closing prices of the common stock for the 20 trading days preceding the starting and ending dates.

Fiscal 2015 PSU Awards
The three-year performance period for the fiscal 2015 performance stock unit awards ("2015 PSUs") was completed on March 31, 2017. Pursuant to the terms of the awards, performance was to be evaluated based on our Adjusted EPS for fiscal 2017, subject to a relative TSR modifier, based on our performance relative to the S&P 400 Midcap Index as measured over the three-year performance period beginning on April 1, 2015 and ending on March 31, 2017.
The fiscal 2017 target level for the Adjusted EPS1 performance measure was $1.31 per share, which represented a compound annual growth rate of 11% from the Company's fiscal 2014 Adjusted EPS of $0.98 per share, the year prior to the start of the performance period.
In calculating the Company's fiscal 2017 Adjusted EPS for PSU attainment, certain adjustments to fiscal 2017 GAAP EPS were required under the terms of the awards. Specifically, targeted fiscal 2017 EPS associated with discontinued operations (the IT Infrastructure Management and 2Touch businesses) were added back, and required adjustments for acquisitions were made, resulting in fiscal 2017 Adjusted EPS for PSU attainment of $1.47 per share.
As set forth below, pursuant to the terms of the awards, the Company's Adjusted EPS of $1.47 per share resulted in each executive officer tentatively earning 200% of his or her target 2015 PSUs.
FY17 Adjusted EPS[1]	% of Performance Units Earned
Below $1.18	0%
$1.18	50%
$1.31	100%
$1.44	200%

1	See Schedule 1 on page 60 of this Proxy Statement for a reconciliation of our GAAP earnings-per-share to overall Non-GAAP earnings-per-share and Adjusted EPS for PSU attainment.

This tentative amount was then adjusted by 0.8 for to reflect the Company's relative TSR over the three-year performance period based on the following matrix:

TSR Percentile	TSR Modifier
Below 25th	0.8
50th	1.0
75th and Above	1.2

The Company's relative TSR for the three-year performance period was in the 15th percentile. As a result of the application of the TSR modifier, each executive officer earned 160% of his or her target 2015 PSUs.
TSR is calculated for the Company and S&P 400 Midcap Index based on the same calculation as the fiscal 2017 awards as described above, but based on the time period from April 1, 2014 to March 31, 2017.
The number of shares of our common stock earned pursuant to the fiscal 2015 PSUs for each of the Named Executive Officers was as follows (Messrs. Erwin and May were not employed with us at the time these grants were made in FY2015):

Named Executive Officer	FY 2015 PSU Target (# shares)	Financial Performance Factor	Shares Earned	Vest Date Fair Value[1]
Mr. Howe	72,195	160%	115,512	$ 3,020,639
Mr. Jenson	29,268	160%	46,828	$ 1,224,552
Mr. Erwin	-	-	-	-
Mr. May	-	-	-	-
Mr. Self	5,854	160%	9,366	$ 244,931
1 Vest date fair value is calculated by multiplying the number of shares earned by the closing price of Acxiom stock ($26.15) on the vest date of May 23, 2017.
Fiscal 2015 Transformational Incentive Awards

In connection with the renewal of the employment agreements for our CEO, Mr. Howe, and our CFO, Mr. Jenson, in fiscal 2015, they were each granted one-time, transformational incentive awards, with a substantial portion of each award tied to the achievement of performance-based measures.  The performance-based awards were designed to achieve the following objectives:

●	value should be realized only after stockholders have realized a specified appreciation in share price;
●	the realized value should be capped to avoid unintended windfalls; and
●	realized value is predicated on a specified level of revenue attainment.

The one-time, transformational incentive awards for Mr. Howe included: (a) 245,404 premium-priced stock appreciation rights with an appreciation cap ("PSARS") and a performance period of three years, and (b) 201,464 performance-based restricted stock units ("PRSUs") at maximum performance level, subject to the same performance criteria and performance period.

The one-time transformational incentive awards for Mr. Jenson included: (a) 111,111 PRSUs at maximum performance level, with a performance period of three years, and (b) 50,000 RSUs, which are scheduled to vest ratably over four years beginning on the first anniversary of the grant date.

The performance period for Mr. Howe's transformational awards was April 1, 2014 through March 31, 2017.  Following the end of the performance period on March 31, 2017, the Compensation Committee reviewed Mr. Howe's PSAR and PRSU awards and determined that the performance criteria established for these awards (that is, the minimum share price targets) had not been achieved. As a result, the awards were cancelled and all shares of our common stock subject to the awards were forfeited.

The performance period for Mr. Jenson's PRSU award will end on March 31, 2018.

Welfare and Health Benefits
Our executive officers, including the Named Executive Officers, are eligible to participate in the same tax-qualified retirement and welfare plans as our other full-time employees. We sponsor a Section 401(k) plan that provides for employer matching contributions paid in shares of our common stock, subject to specified vesting requirements. Our executive officers are also eligible to receive retirement benefits through our non-qualified supplemental retirement plan. We believe these benefits are important for attracting, motivating, rewarding, and retaining our executive officers, and are comparable to those retirement benefits being provided by companies in our compensation peer group.
Defined Benefit Pension Plan
None of our executive officers, including none of the Named Executive Officers, participate in or have an account balance in a tax-qualified defined benefit pension plan maintained by us.

Supplemental Executive Retirement Plan
While we do not maintain a defined benefit pension plan, our highly-compensated employees, including the Named Executive Officers, are eligible to participate in our non-qualified supplemental executive retirement plan (the "SERP") which enables them to contribute their pre-tax income into the plan through payroll deductions. We match contributions at a rate of 50% for each dollar contributed by a participant (up to 6% of his or her compensation) but only to the extent that the maximum matching contribution has not already been made under the Section 401(k) plan. These employer matching contributions are subject to a vesting requirement.
Health Benefit Plans
We maintain several broad-based employee benefit plans in which our executive officers, including the Named Executive Officers, are permitted to participate on the same terms as other employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. These include health benefits, life insurance, disability benefits, and an employee stock purchase plan. We believe these benefits encourage the overall health, stability and well-being of our executive officers and are comparable to those plans being provided by the companies in our compensation peer group.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. We describe the perquisites and other personal benefits provided to the Named Executive Officers in footnote 4 to the Summary Compensation Table elsewhere in this Proxy Statement.
In the future, we may provide perquisites or other personal benefits in limited situations, such as where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Agreements
In fiscal 2015, we renewed the employment agreements with our CEO and CFO. Each of these employment agreements has an initial three-year term and automatically renews thereafter for successive one-year terms unless we or the applicable executive officer elects not to extend the term upon 180 days' notice. As renewed, these employment agreements provide for the compensation arrangements for each executive officer, including an annual base salary and a target annual cash incentive opportunity.
These agreements also set forth the rights and responsibilities of each party and protect both parties' interests in the event of a termination of employment by providing our CEO and CFO with the opportunity to receive certain specified post-employment payments and benefits in the event of certain terminations of employment, including following a change in control of the Company. Finally, these employment agreements prohibit our CEO and CFO from engaging directly or indirectly in competition with us, recruiting or soliciting any of our customers for a one-year period following termination of employment. These post-employment compensation arrangements are described in more detail in "Post-Employment Compensation" below and "Fiscal 2017 Potential Payments Upon Termination or Change in Control" elsewhere in this Proxy Statement.
For a description of the specific terms and conditions of the employment agreements with our CEO and CFO, see the discussion of "Employment Agreements" elsewhere in this Proxy Statement.

Post-Employment Compensation
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. Accordingly, our CEO and CFO are eligible to receive certain specified payments and benefits in the event of a termination of employment in connection with a change in control of the Company as provided in their employment agreements. In addition, the other Named Executive Officers are eligible to participate in our 2010 Executive Officer Severance Plan, as amended in May 2015.

Our post-employment compensation arrangements have been designed to provide reasonable compensation to executive officers who leave the Company under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign and not revoke a general release and waiver of any and all claims against us as a condition to receiving post-employment compensation payments or benefits.
We do not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
In determining payment and benefit levels under the various circumstances triggering the post-employment compensation arrangements for the Named Executive Officers, the Compensation Committee has drawn a distinction between voluntary terminations of employment, terminations of employment for cause, and terminations of employment without cause or as a result of a change in control of the Company. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive officer's departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation because such events often reflect either inadequate performance or an affirmative decision by the executive officer to end his or her relationship with us.
In the case of the post-employment compensation arrangements in the event of a termination of employment in connection with a change in control of the Company, we believe that these arrangements are designed to align the interests of management and stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders.
Generally, payments and benefits in the event of a change in control of the Company are payable only if there is a subsequent loss of employment by an executive officer (a so-called "double-trigger" arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention power following a change in control of the Company and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of the transaction.
We have not provided excise tax payments ("gross-ups") relating to a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including any of the Named Executive Officers. Consistent with our historical practice, in the future we intend to refrain from providing gross-ups relating to a change in control of the Company.
For information on the post-employment compensation arrangements for the Named Executive Officers, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of fiscal 2017, see "Fiscal 2017 Potential Payments Upon Termination or Change in Control" elsewhere in this Proxy Statement.
Compensation-Related Risks
As described above, the Compensation Committee and our Board of Directors considers many factors in making compensation decisions for our executive officers. One such factor is the risk associated with our executive compensation program. During the first quarter of fiscal 2017, the Compensation Committee conducted its annual risk assessment of our compensation policies and practices covering all employees. After a review and assessment of potential risks, the Compensation Committee concluded that our compensation programs, policies, and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Material risk in the design of our executive compensation program is mitigated in several ways:

•	The weighting of our annual and long-term incentives appropriately balances the importance of our short-term and long-term financial and strategic objectives;

•
Our long-term incentive compensation awards to our executive officers are currently allocated between restricted stock unit awards that may be settled for shares of our common stock, and performance restricted stock unit awards pursuant to which shares of our common stock may be earned, which provides a balance of incentives;

•	Our annual cash incentive plan contains caps on maximum payouts and the Compensation Committee retains authority to reduce incentive plan payouts in its discretion;
•
Our performance-based incentive compensation plans are not overly reliant on a single performance measure and include the use of multi-year performance measures to mitigate the risk of our executive officers focusing exclusively on short-term growth at the expense of sustained profitability and increase in stockholder value; and

•
Our stock ownership guidelines (described below) require our executive officers to hold significant amounts of our common stock, which commits an appropriate portion of their compensation to our long-term performance.

Section 5: Other Compensation Policies and Practices
Stock Ownership Guidelines
We believe that linking a significant portion of our executive officers' current and potential future net worth to our success, as reflected in the value of our common stock, helps to ensure that they have a stake similar to that of our stockholders. Our executive officers are subject to stock ownership guidelines designed to ensure that they have a meaningful stake in the Company. These guidelines are intended to balance an executive officer's need for portfolio diversification while ensuring that his or her interests are closely aligned with the interests of our stockholders. These stock ownership guidelines are as follows:

Executive Officer	Stock Ownership Requirement
Chief Executive Officer	Three times annual base salary
Other Executive Officers	One times annual base salary
Generally, each executive officer has five years from the date of appointment to attain the required ownership level. Under the guidelines, stock ownership includes shares of our common stock: purchased on the open market; owned jointly with, or separately by, immediate family members (spouse and dependent children); held in trust for the Named Executive Officer or an immediate family member; held through any Company-sponsored plan, such as an employee stock purchase plan, a qualified retirement plan, or a supplemental executive retirement plan; obtained through the exercise of stock options; and 50% of restricted stock unit awards (after deduction of applicable federal and state taxes).
Until his or her required ownership level is met, an executive officer is expected to retain 50% of the net shares of our common stock acquired upon option exercises, and 50% of the shares of our common stock issued upon the vesting of a restricted stock unit award or performance stock unit award (after deduction of applicable federal and state taxes). Failure to meet or, in unique circumstances, to show sustained progress toward meeting the above guidelines may result in a reduction in future equity awards or cash incentive payouts in the form of shares of our common stock.
As of March 31, 2017, each of the Named Executive Officers had satisfied his stock ownership requirement. Please see the section entitled "Stock Ownership" elsewhere in this Proxy Statement for a presentation of the equity holdings of our executive officers, including the Named Executive Officers.

Compensation Recovery ("Clawback") Policy
We maintain a compensation recovery ("clawback") policy which provides that if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws as a result of the intentional misconduct by an executive officer with a title of Senior Vice President or higher, our Board of Directors may require reimbursement for any bonus or other incentives (including equity awards) earned above what would have been earned under the restated financials, including any profits realized from the sale of our equity securities, that was paid to any such executive officer during the 12-month period preceding the first public issuance or filing with the SEC of the financial document in which the material noncompliance was contained. The independent members of our Board of Directors will determine whether material noncompliance with a financial reporting requirement is the result of intentional misconduct of the executive officer.

Notwithstanding the foregoing, we intend to evaluate this policy and take further action with respect to the recovery of excess incentive-based compensation that our Board of Directors determines to be necessary or advisable to comply with the requirements of applicable law (including, without limitation, Section 304 of the Sarbanes Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).
Policy Prohibiting Hedging or Pledging of Our Equity Securities
Our Insider Trading Policy prohibits our executive officers, including the Named Executive Officers, and the members of our Board of Directors from engaging in short sales, as well as hedging or monetization transactions (such as zero-cost collars and forward sales contracts) that involve the establishment of a short position in our common stock. In addition, our executive officers, including the Named Executive Officers, are prohibited from holding shares of our common stock in a margin account or otherwise pledging shares of our common stock as collateral for a loan.
Section 6: Tax and Accounting Considerations
The Compensation Committee periodically reviews the potential impact of the applicable tax and accounting rules on the material elements of our executive compensation program. These factors are considered by the Compensation Committee along with the other factors described above when making decisions about the annual and long-term incentive compensation awards for our executive officers.
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (but excluding the chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act in any taxable year. Remuneration in excess of $1 million may only be deducted if it is "performance-based compensation" within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit. In making compensation decisions, the Compensation Committee considers the potential effects of Section 162(m) on the compensation paid to the Named Executive Officers.
Where reasonably practicable, the Compensation Committee seeks to qualify the performance-based incentive compensation paid or awarded to the Named Executive Officers for the "performance-based compensation" exemption from the deductibility limit of Section 162(m). As such, in approving the amount and form of compensation for the Named Executive Officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). To maintain flexibility in compensating the Named Executive Officers in a manner designed to promote varying corporate goals, however, the Compensation Committee has not adopted a policy that all compensation payable to the Named Executive Officers that is subject to Section 162(m) must be deductible for federal income tax purposes. From time to time, the Compensation Committee or our Board of Directors may, in its judgment, approve compensation for the Named Executive Officers that does not comply with an exemption from the deductibility limit when it believes that such compensation is in the best interests of the Company and our stockholders. The Compensation Committee will continue to monitor the issue of deductibility of executive compensation, and make adjustments to our executive compensation program to maximize the deductibility of our executive compensation to the extent that it believes such result is consistent with the objectives of individual compensation elements and the best interests of the Company and our stockholders.

Taxation of "Parachute" Payments
Sections 280G and 4999 of the Code provide that executive officers and members of our Board of Directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change-in-control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999 during fiscal 2017, and we have not agreed and are not otherwise obligated to provide any executive officer with such a "gross-up" or other reimbursement.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board's Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board of Directors, including options to purchase shares of our common stock and other stock awards, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

SCHEDULE 1
Reconciliation of GAAP to Non-GAAP for
Cash Incentive Plan Performance Measures
The following tables present a reconciliation of our GAAP revenue to Adjusted Revenue and our GAAP earnings per share to overall Non-GAAP earnings per share and Adjusted EPS.
Reconciliation of GAAP Revenue to Adjusted Revenue for Fiscal Year 2017
(in thousands)

Revenues (GAAP)	$ 880,247
Plus: Budgeted revenue of Acxiom Impact lost in divestiture	$ 24,835
Less: Budgeted revenue provided by Arbor & Circulate acquisitions	$ (4,562)
Adjusted Revenue	$ 900,520
Reconciliation of GAAP Earnings Per Share to Non-GAAP
EPS for Fiscal Years 2017 and 2016
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

For the Twelve Months Ended March 31,
	2017	2016
Earnings (loss) from continuing operations before income taxes	$ 8,642	$ (20,280)
Income taxes	$ 4,534	$ (11,632)
Net earnings (loss) from continuing operations	$ 4,108	$ (8,648)
Earnings from discontinued operations, net of tax	$ -	$ 15,351
Net earnings	$ 4,108	$ 6,703
Earnings per share from continuing operations:
Basic	$ 0.05	$ (0.11)
Diluted	$ 0.05	$ (0.11)
Earnings per share from discontinued operations:
Basic	$ -	$ 0.20
Diluted	$ -	$ 0.20
Earnings per share:
Basic	$ 0.05	$ 0.09
Diluted	$ 0.05	$ 0.09
Excluded items:
Purchased intangible asset amortization (cost of revenue)	$ 18,644	$ 15,466
Non-cash stock compensation (cost of revenue and operating expenses)	$ 49,145	$ 31,463
Impairment of goodwill and other	$ 1,315	$ 6,829
Restructuring charges and other adjustments (gains, losses, and other)	$ 10,045	$ 12,132
Gain on sales of assets (gains, losses, and other)	$ (2,986)	$ -
Separation and transformation costs (general and administrative)	$ 8,639	$ 20,826
Accelerated amortization (cost of revenue)	$ -	$ 1,850
Total excluded items, continuing operations	$ 84,802	$ 88,566
Earnings from continuing operations before income taxes and excluding items	$ 93,444	$ 68,286
Income taxes	$ 36,652	$ 21,456
Non-GAAP net earnings	$ 56,792	$ 46,830
Non-GAAP earnings per share:
Basic	$ 0.73	$ 0.60
Diluted	$ 0.71	$ 0.59
Basic weighted average shares	77,609	77,616
Diluted weighted average shares	79,848	79,099

Reconciliation of Non-GAAP EPS to Adjusted EPS for Fiscal Year 2017 for PSU attainment
(Dollars and Shares in thousands, except earnings per share)

Non-GAAP diluted earnings per share	$ 0.71
Adjustment for budgeted earnings per share of 2Touch lost in divestiture(1)	$ 0.03
Adjustment for budgeted earnings per share of ITO lost in divestiture(1)	$ 0.63
Adjustment for budgeted earnings per share of Acxiom Impact lost in divestiture(1)	$ 0.10
Adjusted EPS for PSU attainment	$ 1.47
(1)	Based on targets established at grant date of PSU's issued for the performance period ended on March 31, 2017

Reconciliation of GAAP EPS to Adjusted EPS for Fiscal Year 2017
(Dollars and Shares in thousands, except earnings per share)

Earnings from continuing operations before income taxes	$ 8,642
Income taxes	$ 4,534
Net earnings from continuing operations	$ 4,108
Earnings for discontinued operations, net of tax	$ -
Net earnings attributable to the Company	$ 4,108
Earnings per share attributable to Company stockholders:
Basic	$ 0.05
Diluted	$ 0.05
Earnings from continuing operations before income taxes	$ 8,642
Non-cash share-based compensation expense	$ 49,145
Purchased intangible asset amortization	$ 18,644
Incentive compensation expense	$ 28,547
Unusual items[1]	$ 17,013
Earnings from continuing operations before income taxes and excluding items	$ 121,991
Income taxes	$ 47,849
Non-GAAP earnings from continuing operations	$ 74,142
Adjustment for budgeted net earnings of Acxiom Impact lost in divestiture	$ 2,172
Adjustment for budgeted net earnings provided by Arbor and Circulate acquisitions	$ (20)
Adjusted net earnings	$ 76,294
Diluted Adjusted earnings per share attributable to Company stockholders:	$ 0.96
Basic weighted average shares	77,609
Diluted weighted average shares	79,848
(1)
Unusual items include restructuring and merger charges of $10.1 million; separation costs of $8.6 million; impairment of goodwill and other assets of $1.3 million; offset by gains on sales of assets of $3.0 million.

Compensation Committee Report
In connection with its function to oversee Acxiom's executive compensation program, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Acxiom's Annual Report on Form 10-K for the year ended March 31, 2017 (incorporated therein by reference to this Proxy Statement on Schedule 14A).
Submitted by the Compensation Committee

William J. Henderson, Chair
Timothy R. Cadogan
Debora B. Tomlin

Compensation Committee Interlocks and Insider Participation

At the end of fiscal year 2017, the Committee consisted of Mr. Henderson (Chair), Mr. Cadogan and Ms. Tomlin. All members of the Committee, while serving as members of that Committee during fiscal year 2017, were independent directors, and no member was an officer or employee of the Company or a former officer or employee of the Company. No member of the Committee serving during fiscal year 2017 was party to a transaction, relationship or arrangement requiring disclosure under Item 404 of Regulation S-K. During fiscal year 2017, none of our executive officers served on the Committee (or its equivalent) or board of directors of another entity whose executive officer served on our Committee or Board.

Summary Compensation Table
The following table shows the compensation earned by or awarded to our Named Executive Officers in fiscal years ended March 31, 2017, 2016 and 2015.

Named Executive Officer	Fiscal Year	Salary	Bonus	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compensation[3]	All Other Compensation[4]	Total
Scott E. Howe Chief Executive Officer & President	2017	$650,000	---	$ 3,971,519	---	$1,065,000	$ 7,950	$5,694,469
	2016	$650,000	---	$2,702,586	$1,126,015	$ 854,750	$ 7,950	$5,341,301
	2015	$650,000	---	$3,582,497	$1,803,208	$ 300,000	$ 7,800	$6,343,505
Warren C. Jenson Chief Financial Officer & Executive Vice President / President, International	2017	$522,725	---	$1,647,672	---	$ 825,000	$ 24,832	$3,020,229
	2016	$515,000	---	$1,110,625	$ 462,128	$ 673,000	$ 90,673	$2,851,426
	2015	$511,250	---	$2,550,005	$ 510,525	$ 340,000	$ 38,625	$3,950,405
Richard E. Erwin President & General Manager, Audience Solutions	2017	$418,750	---	$ 720,860	---	$ 425,000	$ 9,109	$1,573,718
	2016	$400,000	---	$1,099,424	$ 406,645	$ 340,000	$ 78,801	$2,324,869

S. Travis May President & General Manager, Connectivity	2017	$368,750	---	$1,029,812	---	$ 400,000	$ 30,923	$1,829,486
	2016	$340,000	---	$ 701,313	$ 178,890	$ 310,000	$ 30,350	$1,560,553

Dennis D. Self President & General Manager, Marketing Services	2017	$423,750	---	$ 720,860	---	$ 318,000	$ 21,598	$1,484,208

1
These amounts reflect the grant date fair value of awards of RSUs, performance units and performance restricted stock units. We calculated the amounts in accordance with financial statement reporting rules. For RSUs granted in fiscal year 2017, the amount was determined by reference to quoted market prices for the shares on their grant date, which was $21.24. For performance units granted in fiscal year 2017, we estimated each performance unit's grant date fair value to be $24.66 using a Monte Carlo simulation model. The amount reported for performance units is based on the probable outcome of the underlying performance conditions, measured as of the grant date (100% of target value). For Mr. Erwin's inducement performance units granted in fiscal 2016, we estimated the grant date fair value to be $19.07 using a Monte Carlo simulation model, measured at 100% of target value. For Mr. May's PRSUs granted in fiscal year 2016, we estimated the grant date fair value to be $2.94 using a Monte Carlo simulation model and the maximum number of shares that can be earned. The grant date fair value for the fiscal year 2017 awards (including both RSUs and performance units) at the highest level of performance for each executive is: Mr. Howe $6,494,385, Mr. Jenson $2,532,892, Mr. Erwin $1,108,145, Mr. May $1,583,084, and Mr. Self $1,108,145.

2
These amounts reflect the grant date fair value of awards of stock options. We calculated the option amounts in accordance with financial statement reporting rules using a customized binomial lattice option pricing model with the following weighted-average assumptions:

Fiscal Year	Dividend Yield	Risk-Free Interest Rate	Expected Duration	Expected Volatility	Suboptimal Exercise Multiple
2016	0%	2.20%	4.5 years	40%	1.4
2015	0%	2.50%	4.4 years	43%	1.4
3
These amounts represent annual cash incentive awards earned by the Named Executive Officers under the Cash Incentive Plan based on Company results. For more information regarding how these determinations were made, see the subsection entitled "Annual Cash Incentives" on page 46.

4	The amounts disclosed in the "All Other Compensation" column for fiscal 2017 includes the following:

Named Executive Officer	401(k) Matching Contributions	Non-qualified deferred compensation plan/SERP matching contributions	Other	Total
Mr. Howe	$7,950	---	---	$7,950
Mr. Jenson	$8,027	---	$16,805[a]	$24,832
Mr. Erwin	$8,486	---	$623	$9,109
Mr. May	$8,044	---	$22,879[b]	$30,923
Mr. Self	$7,988	---	$13,610[c]	$21,598

a	Represents expenses associated with Mr. Jenson's international assignment in his role as President, International
b	Represents the allocated cost of a company-leased apartment in San Francisco. The apartment was used by Mr. May on an intermittent basis during fiscal 2017 in connection with company business.
c	Represents relocation expense reimbursement for Mr. Self in association with his move from California to Arkansas.

Grants of Plan-Based Awards for Fiscal Year 2017
The following table shows grants of plan-based awards made to our Named Executive Officers during fiscal 2017. Non-equity incentive plan awards were granted under the 2010 Cash Incentive Plan and stock awards were granted under the Amended and Restated 2005 Equity Compensation Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott E. Howe	N/A	$178,750	$715,000	$1,430,000
	5/24/2016				25,577	102,306	204,612				$2,522,866
	5/24/2016							68,204			$1,448,653
Warren C. Jenson	N/A	$131,250	$525,000	$1,050,000
	5/24/2016				8,974	35,897	71,794				$885,220
	5/24/2016							35,897			$762,453
Richard E. Erwin	N/A	$ 69,063	$276,250	$552,500
	5/24/2016				3,926	15,705	31,410				$387,285
	5/24/2016							15,705			$333,574
S. Travis May	N/A	$ 60,938	$243,750	$487,500
	5/24/2016				5,609	22,436	44,872				$553,272
	5/24/2016							22,436			$476,541
Dennis D. Self	N/A	$ 69,063	$276,250	$552,500
	5/24/2016				3,926	15,705	31,410				$387,285
	5/24/2016							15,705			$333,574
1
The fair value of the performance unit awards was determined using a Monte Carlo simulation model based on the probable outcome, 100% of target. For RSU awards, the fair value was determined by reference to quoted market prices on the date of grant for the shares of our common stock.

For a description of bonus opportunities under the Cash Incentive Plan, see Annual Cash Incentives beginning on page 46. For a description of PSU awards and RSU awards, see Long-Term Incentive Compensation beginning on page 49.

Outstanding Equity Awards at 2017 Fiscal Year End
The following table shows equity awards that we have made to our NEOs that were outstanding as of March 31, 2017.

Option Awards[1]								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Unearned Stock Appreciation Rights	Option Exercise Price ($)	Option Expiration Date	Share or Unit Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)	Number of Shares or Units of Stock That Have Not Vested[4] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)
		Exercisable	Unexercisable
Scott E. Howe	07/29/2011	123,819			$13.74	07/29/2021
		221,106			$13.74	07/29/2021
	05/21/2012	164,204			$13.28	05/21/2022
	05/23/2013	102,147	34,049		$21.46	05/23/2023	05/23/2013			12,931	$368,146
	05/20/2014	77,298	77,298		$21.17	05/20/2024	05/20/2014			27,072	$770,740
	05/20/2015	43,711	131,136		$17.49	05/20/2025	05/20/2015	86,907	$2,474,242	48,885	$1,391,756
							05/24/2016	102,306	$2,912,652	68,204	$1,941,768
Warren C. Jenson	01/13/2012	26,934			$13.40	01/13/2022
		157,024			$13.40	01/13/2022
	05/21/2012	61,452			$13.28	05/21/2022	05/21/2012
	05/23/2013	34,095	11,365		$21.46	05/23/2023	05/23/2013			4,316	$122,877
	05/20/2014	31,358	31,360		$21.17	05/20/2024	05/20/2014			10,975	$312,458
							03/27/2015	71,429	$2,033,584	25,000	$711,750
	05/20/2015	17,939	53,820		$17.49	05/20/2025	05/20/2015	35,714	$1,016,778	20,089	$571,934
							05/24/2016	35,897	$1,021,988	35,897	$1,021,988
Richard E. Erwin	04/13/2015	31,785	31,786		$19.07	04/13/2025	04/13/2015	41,929	$1,193,719	15,723	$447,634
	05/24/2016						05/24/2016	15,705	$447,121	15,705	$447,121

S. Travis May
	07/24/2012	2,949			$1.10	07/23/2022
	02/20/2013	27,901			$0.85	02/19/2023
	07/24/2013	1,196			$0.85	07/23/2023
	03/24/2014	32,487	13,286		$2.58	03/24/2024
	11/11/2014	8,532	8,533		$19.18	11/11/2024	11/11/2014			2,986	$85,011
	05/20/2015	6,944	20,834		$17.49	05/20/2025	05/20/2015	13,825	$393,598	7,776	$221,383
							07/01/2015	92,308	$2,628,009
							05/24/2016	22,436	$638,753	22,436	$638,753
Dennis D. Self	11/12/2013	9,646	3,216		$32.85	11/12/2023				1,290	$36,726
	05/20/2014	6,272	6,272		$21.17	05/20/2024				2,194	$62,463
	05/20/2015	3,761	11,285		$17.49	05/20/2025	05/20/2015	7,488	$213,183	4,212	$119,916
							05/24/2016	15,705	$447,121	15,705	$447,121

1	The vesting schedule for stock options granted during and after fiscal year 2008 is 25% per year beginning on the first anniversary of the grant date.
2
Performance units vest subject to attainment of performance goals with the number of shares earned ranging from zero to 200% of the award. In the case of fiscal 2016 grants of performance units, each recipient may become vested in a number of shares based on the Company's adjusted EPS for fiscal year 2018. The fiscal 2016 award is also subject to further adjustment depending on the total shareholder return of our common stock compared to the total shareholder return of the S&P Midcap 400 index. In the case of fiscal 2017 grants of performance units, each recipient may become vested in a number of shares based on the Company's total shareholder return of our common stock compared to the total shareholder return of the S&P Midcap 400 index.  For Mr. Jenson's PRSUs, we estimated the grant date fair value to be $5.33, respectively, using a Monte Carlo simulation model. The PRSUs awarded to Mr. Jenson (March 27, 2015) are scheduled to vest based on a specified appreciation in our share price over a 3-year performance period and attainment of a specified level of revenue.

3	This value was determined by multiplying the number of unvested shares or units by the closing price of our common stock on March 31, 2017, which was $28.47.

4	Represents awards of RSUs that vest over a four-year period in equal increments beginning on or around the first anniversary of the grant date.

Option Exercises and Stock Vested During Fiscal Year 2017
The following table shows the value realized by our NEOs on stock awards vesting during fiscal year 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
Scott E. Howe	-	-	177,241	$4,251,369
Warren C. Jenson	-	-	83,302	$2,047,213
Richard E. Erwin	-	-	3,931	$ 85,617
S. Travis May	17,976	$ 418,028	63,017	$1,395,070
Dennis D. Self	-	-	13,296	$ 332,948
¹	The stock awards values were determined by multiplying the number of shares acquired on vesting by the closing market price of the Company's common stock on the vesting date.

Nonqualified Deferred Compensation During Fiscal Year 2017
The Company maintains the Acxiom Corporation Non-Qualified Deferral Plan, or SERP, that includes participation by our NEOs.

Name	Executive Contributions in Fiscal Year 2017	Registrant Contributions in Fiscal Year 2017	Aggregate Earnings in Fiscal Year 2017[1]	Aggregate Withdrawals/ Distributions	Aggregate Balance at 3/31/2017
Scott E. Howe	-	-	-	-	-
Warren C. Jenson[2]	-	-	$ 9,711	-	$ 75,317
Richard E. Erwin	-	-	-	-	-
S. Travis May	-	-	-	-	-
Dennis D. Self	-	-	-	-	-

1	None of the earnings are above-market earnings and are therefore not reflected in the Summary Compensation Table.
2	Mr. Jenson is the only NEO with a balance in the plan. His balance was previously reported in the Summary Compensation Table in the years contributions were made.
Non-Qualified Deferral Plan or SERP
The purpose of the SERP is to provide eligible employees with the ability to defer cash compensation in excess of certain limits that apply under the Company's 401(k) plan and to receive a corresponding matching contribution. Participants may defer up to 90% of their pre-tax income. Under both the SERP and the 401(k) plan, the Company matches a participant's combined contributions at a rate of $0.50 on the dollar up to the first 6% of the participant's compensation. The matching contribution for the employee's SERP deferrals up to the annual limit established by IRS regulations is made in cash to the employee's SERP account. For SERP deferrals in excess of annual IRS limits, the matching contribution is provided under the Non-Qualified Matching Contribution Plan and is made in shares of our common stock. In each case, the rate of matching contribution is the same. The matching contribution vests at one-third after one year of employment and one-third each year thereafter until fully vested. Vesting is accelerated in the event of death, disability or retirement.

The investment choices for participant contributions under the SERP are similar to those provided under the 401(k) plan. A participant's contributions are deemed to be invested in certain funds in accordance with his or her election, and earnings are calculated based on the performance of the selected funds. The participant does not actually own any shares in the investments.
Prior to deferring compensation, participants must elect the time and manner of their account payouts. Benefits are paid as elected by the participant at the time of the deferral in the form of a single lump sum payment, equal annual installments over a period of years or an annuity. Under limited circumstances, participants may change the time and manner of their account payouts or receive distributions on account of a financial hardship or other conditions.

Potential Payments Upon Termination or Change in Control
The tables and narrative below reflect the amount of compensation payable to each of the NEOs in the event of termination of the executive's employment under the various circumstances described. The amounts shown assume that the termination was effective as of March 31, 2017. These are only estimates of the amounts which would be paid to the NEOs upon their termination. The actual amounts to be paid can only be determined at the time of an executive's actual separation from the Company. Payments or benefits generally available to all employees on similar terms are not described.
Potential Payments Upon Termination
Regardless of the manner in which an NEO's employment terminates, he or she may be entitled to receive amounts earned during his/her term of employment. These amounts include:
•	base salary earned through the date of termination; and
•	amounts accrued and vested through the Company's 401(k) plan, SERP or Deferred Plan.
Employment Agreements. Mr. Howe entered into a new employment agreement with the Company effective July 26, 2014, and Mr. Jenson entered into a new employment agreement with the Company effective January 11, 2015 (collectively the "Employment Agreements"). Under the terms of the Employment Agreements, Mr. Howe and Mr. Jenson are entitled to termination payments if either of them is terminated by us without cause or if either of them resigns for good reason. For this purpose "cause" is generally defined to include a willful failure to substantially perform duties following a cure period, intentional misconduct or gross negligence that is materially injurious to the Company, a conviction of a felony or a material breach of the agreement or other policy that remains following a cure period and "good reason" is generally defined to include a material reduction or change in title, position or responsibilities, a reduction in salary, breach of the agreement by the Company that remains following a cure period, and, in the Jenson Agreement, a material change in his reporting relationship or a requirement for relocation more than 50 miles away. Additionally, the Employment Agreements provide for certain payments in the case of non-renewal, change in control and death and disability.
Severance Policy. On November 9, 2010, the Company adopted the Acxiom Corporation 2010 Executive Severance Policy (the "Severance Policy"), as amended May 19, 2015, which provides certain benefits to all officers of the Company designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934, except for those officers with employment agreements in effect, in the event of a without cause termination or following a change in control without a termination, a without cause termination or resignation for good reason. For this purpose "cause" is generally defined to include a willful failure to substantially perform duties following a cure period, willful misconduct, gross negligence that is materially injurious to the Company, a conviction of a felony or fraud crime, or a material breach of the Severance Policy or other policy that remains after a cure period. As of March 31, 2017, Mr. Erwin and Mr. Self are covered by the terms of the Severance Policy.

Termination Without Cause, Resignation for Good Reason or Non-Renewal of Employment Agreements
Employment Agreements. In the event of a qualifying termination (other than non-renewal of employment agreement for Mr. Jenson), subject to the Company receiving a general release of claims from him, each of Mr. Howe and Mr. Jenson will be entitled to receive: (i) all base salary and benefits payable through the date of termination, (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 200% of base salary, (iv) an amount equal to 200% of average annual bonus based on the preceding two years bonus payments prior to the fiscal year in which the termination occurs, (v) prorated bonus for the fiscal year in which the termination occurs based on actual fiscal year results, (vi) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program, and (vii) vesting of a prorated portion of performance units that are earned but unvested or for which the performance period is ongoing at the time of termination and at least one year of the performance period has elapsed. If the qualifying termination is a non-renewal of his employment agreement, the percentage for Mr. Jenson in (iii) and (iv) above will be 100% and all the other provisions above will remain the same.
The amounts referred to in clauses (i)-(iv) above are to be paid immediately following a waiting period which is generally 30 days following the termination date but which will be extended to 60 days if the termination is in connection with an exit incentive program or other employee termination program offered to a group or class of employees as defined under the Older Worker Benefit Protection Act (the "Delay Period"). Payment of the prorated fiscal year bonus will occur 90 days after the end of the fiscal year in which the termination occurs. Vesting of performance units will occur immediately following expiration of the Delay Period for performance units that are earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for performance units related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has elapsed, based on the Company's actual performance.
Severance Policy. Under the Severance Policy, if Mr. Erwin or Mr. Self is involuntarily terminated by the Company without cause other than in connection with a change in control, upon executing a general release of claims against the Company which includes a one-year non-competition and non-solicitation restrictions, he will receive an amount equal to 100% of base salary, 100% of his average annual bonus based on their bonus payment for the preceding two years prior to termination (using target bonus for the portion of time he has been employed if less than two years), a prorated bonus based on the actual fiscal year results and a prorated portion of any performance units (i) that are earned but unvested or (ii) for which the performance period is ongoing at the time of termination and for which at least one year of the performance period has elapsed. The base salary and average annual bonus will be paid on regular paydays during the 12 months following the Delay Period. The prorated bonus will be paid within 90 days after the end of the fiscal year in which the termination occurs or following the Delay Period, whichever is later. Vesting of performance units will occur within 30 days of the expiration of the Delay Period for performance units earned but unvested at the time of termination and as soon as administratively practicable following the close of the performance period for performance units related to performance periods that are ongoing at the time of termination and for which at least one year of the performance period has elapsed, based on actual Company performance.
Retirement or Voluntary Termination. In the event of retirement or voluntary termination, Mr. Howe, Mr. Jenson, Mr. Erwin and Mr. Self will receive earned but unpaid base compensation through his or her retirement or termination date and any amounts accrued and vested to which he or she is otherwise entitled under a plan, program or policy of the Company.

Death or Disability. In the event of death or disability, in addition to the payment of earned but unpaid base salary and amounts accrued and vested through Company retirement plans, Mr. Howe, Mr. Jenson, Mr. Erwin and Mr. Self will receive benefits under the Company's life insurance plan or disability plan, as applicable. Also, upon death or six months following commencement of long-term disability payments, all unvested RSUs and stock options will vest.  In addition, all performance units related to a completed performance period will vest based on actual Company attainment of the specified performance targets and a pro-rated portion of performance units related to an uncompleted performance period will vest, provided that at least one year of the performance period has elapsed, with payment based on actual performance at end of performance period.
Employment Agreements. The Employment Agreements provide that in the event of termination as a result of death or disability, each of Mr. Howe and Mr. Jenson or their respective estates would be entitled to receive: (i) all base salary and benefits payable through the date of termination, (ii) any unpaid benefits to which he is entitled under any plan, policy or program of the Company applicable to him as of the date of termination according to the terms of the plan, policy or program, (iii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, and (iv) the amount of any target cash bonus for the fiscal year in which the date of termination occurs, prorated based on the portion of the applicable year he worked for the Company before the date of termination. The amounts in (i)-(iii) would be paid at the time it would otherwise have been paid had he remained employed. The amount in (iv) would be paid within 60 days of the date of termination.
Potential Payments Upon Change in Control
Employment Agreements. Under the terms of the Employment Agreements, Mr. Howe and Mr. Jenson are eligible to receive change in control payments if they are terminated from employment by the Company without cause within 24 months following a change in control, or if they resign for good reason within 24 months following a change in control. The amount payable in the event of a qualifying termination, subject to the Company receiving a general release of claims, is: (i) all earned base salary and benefits payable through the date of termination; (ii) the amount of any cash bonus related to any fiscal year ending before the date of termination that has been earned but remains unpaid, (iii) an amount equal to 300% of the current base salary under the Howe Agreement and 200% of the current base salary under the Jenson Agreement, (iv) an amount equal to 300% of average annual bonus based on the preceding two years bonus payments prior to the fiscal year in which the termination occurs under the Howe agreement, and an amount of 200% of average annual bonus based on the preceding two years bonus payments prior to the fiscal year in which the termination occurs under the Jenson Agreement, (v) prorated bonus for the fiscal year in which the termination occurs based on actual fiscal year results and (vi) any other unpaid benefits to which they are entitled under any plan, policy or program of the Company. In addition, all equity awards (other than performance units) which are outstanding but unvested would vest. Payments under clauses (i)-(iv) would be made in a lump sum immediately following the Delay Period.
Regardless of whether Mr. Howe or Mr. Jenson is terminated, vesting would immediately occur upon a change in control for a prorated portion of performance units which are earned but unvested or for which the performance period is ongoing but for which one year of the performance period has elapsed at the time of the change in control.
In the event that Mr. Howe or Mr. Jenson is terminated without cause or resigns for good reason following the public announcement of a Board-approved agreement to effect a change in control but prior to the consummation of the change in control, upon the consummation of the change in control Mr. Howe or Mr. Jenson would receive, in addition to any amounts they received for a without-cause or good-reason termination: (i) an amount equal to the value of all unvested equity that was forfeited upon termination, except performance units, that would have vested on or prior to a termination without cause or for good reason following a change in control had he remained employed until the change in control using the value of the Company's common stock implied by the change in control price of the stock, and (ii) an amount equal to the difference between what was actually paid with respect to performance units and that which would have been paid had he remained employed through the date of the change in control. Additionally, Mr. Howe shall be entitled to a payment equal to 100% of his then current base salary and 100% of his average annual bonus for the two years preceding the fiscal year in which the termination occurred. These payments shall be made on the later of the expiration of the Delay Period applicable to the actual termination or contemporaneously with the change in control (or within 10 days thereafter).

Severance Policy. Under the Severance Policy, benefits are due if Mr. Erwin or Mr. Self is terminated by the Company without cause or resigns for good reason (which includes a resignation following a demotion, reduction in salary, relocation, or material reduction in responsibilities, authority or duties, as set forth in the Severance Policy) within a two-year period following a change in control. Upon execution of a general release of claims against the Company which includes one-year non-competition and non-solicitation restrictions, benefits paid would include: (i) 150% of the base salary (ii) 150% of the average annual bonus for the two years preceding the fiscal year in which the termination occurs, (iii) a prorated bonus based on the actual fiscal year results for the fiscal year in which the termination occurs and (iv) vesting of all equity awards except for performance units. Benefits under clause (i) and (ii) and would be paid in a lump sum on the next regular payroll cycle following the expiration of the Delay Period; benefits under (iii) would be paid within 90 days after the end of the fiscal year in which the termination occurs, and benefits under clause (iv) would be processed within 30 days of the expiration of the Delay Period. Regardless of whether Mr. Erwin or Mr. Self is terminated, at the time of a change in control, a prorated portion of any performance units which are earned but unvested or for which the performance period is ongoing at the time of the change in control and for which at least one year of the performance period has elapsed will vest according to the terms of the Severance Policy. The performance units would be processed within 30 days of the change in control.
Arrangements with Mr. May. Pursuant to his agreement dated November 11, 2014, in the event that Mr. May's employment is involuntary terminated other than for "cause" (as defined in the agreement), all outstanding and unvested equity awards held by him as of November 11, 2014 will vest in full as of the date of such termination of employment.
In addition, in the event that Mr. May's employment is involuntary terminated other than for "cause" or he resigns for "good reason" within two years following a change in control of the Company, the payments and benefits to which Mr. May will be eligible will be governed by the 2010 Acxiom Senior Vice President and Special Situation Associate Change in Control Policy (the "Policy") and not the foregoing agreement. In this situation, Mr. May will be eligible to receive the following payments and benefits:
•	A cash payment equal to his (i) annual base salary and average annual cash bonus and (ii) actual cash bonus for the year of termination; and

•	Full acceleration of vesting of all outstanding and unvested (other than performance unit awards) granted prior to the date of the Change in Control.
In the case of any outstanding Performance unit awards held by Mr. May, in the event of a change in control of the Company, whether or not accompanied by a termination of employment, he will earn and become fully vested in a pro rata portion of any such awards for performance periods that are ongoing as of the change in control and for which at least one-year of the performance period has elapsed as of the change in control as calculated pursuant to the Policy. The amount of the pro rata performance unit awards will be determined in accordance with the terms of the award agreement based upon the Company's performance as of the date of the change in control as if the performance period had been completed, and then multiplied by a fraction, the numerator of which is the full number of calendar months that have elapsed since the beginning of the performance period and the denominator of which is the number of months between the beginning of the performance period and when the award would fully vest and no longer be subject to forfeiture.
Change in Control Provisions in Performance Unit Awards Beginning with Fiscal 2017
Beginning with the fiscal 2017 performance unit awards, upon a change in control, the awards provide that the performance period will be truncated and the number of earned performance units will be determined as of the change in control date.  A pro rata portion of the earned awards will be settled in cash based on the portion of the performance period that has elapsed as of the change in control.  The remaining earned awards will be converted into RSUs of equal value in the acquiring entity or an affiliate.  Such RSUs would vest upon the earliest of expiration of the original performance period, death, permanent and total disability and involuntary termination without cause.

Scott E. Howe
The following table shows the potential payments upon a hypothetical termination or change in control of the Company effective as of March 31, 2017 for Scott E. Howe, our Chief Executive Officer & President.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Termination for Cause	Non-Renewal by the Company	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control[1]	Death or Disability
Severance	–	$2,454,750[2]	–	$2,454,750[2]	–	$3,682,125[3]	–
Cash Incentive Plan	–	$1,065,000[4]	–	$1,065,000[4]	–	$1,065,000[4]	$1,065,000[5]
SERP or Deferred Plan	–	–	–	–	–	–	–
Stock Options	–	–	–	–	–[6]	$2,242,832[7]	$2,242,832[11]
Restricted Stock Units	–	–	–	–	–[6]	$4,472,409[7]	$4,472,410[11]
Performance Units	–	$5,909,005[8]	–	$5,909,005[8]	$7,558,500[9]	$9,500,268[10]	$5,909,005[12]
Total	–	$9,428,755	–	$9,428,755	$7,558,500[13]	$20,962,635[13]	$13,689,247

1
Under his employment agreement, in the event his employment is terminated by the Company without cause or he resigns for good reason following the public announcement of a Board-approved agreement to effect a change in control but prior to the consummation of the change in control, in addition to any amounts received for a without-cause or good-reason termination he would receive a supplemental payment equal to the value of what he would have received had he remained employed through the date of the change in control, payable upon the consummation of the change in control. In addition, Mr. Howe would be entitled to a payment equal to 100% of his then current base salary and average annual bonus for the preceding two years.

2	Represents: 200% of i) base salary; and ii) average annual bonus for preceding two fiscal years.

3	Represents: 300% of i) base salary; and ii) average annual bonus for preceding two fiscal years.

4	Represents fiscal 2017 actual bonus.

5	In the event of his death or disability, Mr. Howe's employment agreement specifies that he or his survivors will receive payment of any earned but unpaid bonus. This represents fiscal 2017 bonus.

6	The Company's equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

7
If his employment is terminated within 24-months following a change in control, vesting of any unvested stock options or RSUs will be accelerated. The stock option value was determined by subtracting the strike price from the closing stock price of our common stock on March 31, 2017 ($28.47) and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

8
If Mr. Howe's employment is terminated without cause or he resigns for good reason or his contract is not renewed by the Company, his employment agreement provides for prorated vesting of certain performance units.  The performance units' value was determined by multiplying the closing price of our common stock on March 31, 2017 ($28.47) by the number of performance units based on the years elapsed in the performance period that were estimated to be earned as of March 31, 2017, including (i) the full amount of fiscal 2015 awards earned at 160% of target, (ii) two-thirds of fiscal 2016 awards at 100% of target and (iii) one-third of fiscal 2017 awards at target. Note, however, that this amount would be decreased if the Company achieved less than the attainment stated above.

9
The performance units' value was determined the same as in note 8, except that the fiscal 2016 awards are valued at 200% of target. The fiscal 2017 performance units provide that on a change in control the performance period will be truncated and the number of earned performance units will be determined as of the change in control date, with a pro rata portion of the earned awards settled in cash and the remaining earned awards converted into RSUs of equal value in the acquiring entity or an affiliate that would vest upon at the expiration of the performance period or death, permanent and total disability or involuntary termination without cause.  The amount shown above does not include any value in respect of the RSUs that would still be held by Mr. Howe.

10
The performance units' value was determined as described in notes 8 and 9, except that the amount also includes the full value of 2017 awards at 100% of target, reflecting the vesting of the RSU awards referred to in note 9.

11
Six months after long-term disability payments commence all earned but unvested stock options and RSUs vest. Upon death, any earned but unvested stock options and RSUs immediately vest. The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2017 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

12
In the case of death or disability, a pro-rated portion of his performance units will vest, provided that at least 1 year of the performance period has elapsed, with payment based on actual performance at end of performance period.  The fiscal 2016 and 2017 performance units' value was determined by multiplying the closing price of our common stock on March 31, 2017 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2017, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives. The 2015 earned awards are shown at 160% of target.

13
Under his employment agreement, if his total payments or benefits constitute "parachute payments" under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments or benefits will be reduced to the greater of: (i) the largest portion of the payment or benefit that would not result in him being subject to the excise tax; or (ii) the entire payment or benefit less all applicable taxes computed at the highest marginal rate.

Warren C. Jenson
The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2017 for Warren C. Jenson, our Chief Financial Officer & Executive Vice President / President, International.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Termination for Cause	Non-Renewal by the Company	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control[1]	Death or Disability
Severance	–	$2,058,450[2]	–	$1,029,225[3]	–	$3,087,675[2]	-
Cash Incentive Plan	–	$825,000[4]	–	$825,000[4]	–	$825,000[4]	$825,000[5]
SERP or Deferred Plan	–	–	–	–	–	-	-
Stock Options	–	–	–	–	–[6]	$899,540[7]	$899,540[11]
Restricted Stock Units	–	–	–	–	–[6]	$2,741,007[7]	$2,741,006[11]
Performance Units	–	$2,351,708[8]	–	$2,351,708[8]	$3,029,560[9]	$3,710,885[10]	$2,351,708[12]
Total	–	$5,235,158	–	$4,205,933	$3,029,560[13]	$11,264,108[13]	$6,817,255
1
Under his employment agreement, in the event his employment is terminated by the Company without cause or he resigns for good reason following the public announcement of a Board-approved agreement to effect a change in control but prior to the consummation of the change in control, he would receive a supplemental payment equal to the value of what he would have received had he remained employed through the date of the change in control, payable upon the consummation of the change in control.

2	Represents: 200% of i) base salary; and ii) average annual bonus for preceding two fiscal years.

3	Represents: 100% of i) base salary; and ii) average annual bonus for preceding two fiscal years.

4	Represents fiscal year 2017 actual bonus.

5
In the event of his death or disability, the terms of Mr. Jenson's employment agreement specify he or his survivors will receive payment of any earned but unpaid bonus. This represents fiscal 2017 bonus.

6	The Company's equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

7
If his employment is terminated within 24-months following a change in control, vesting of any unvested stock options or RSUs will be accelerated. The stock option value was determined by subtracting the strike price from the closing stock price of our common stock on March 31, 2017 ($28.47) and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

8
If Mr. Jenson's employment is terminated without cause or he resigns for good reason or his contract is not renewed by the Company, his employment agreement provides for prorated vesting of certain performance units.  The performance units' value was determined by multiplying the closing price of our common stock on March 31, 2017 ($28.47) by the number of performance units based on the years elapsed in the performance period that were estimated to be earned as of March 31, 2017, including (i) the full amount of fiscal 2015 awards earned at 160% of target, (ii) two-thirds of fiscal 2016 awards at 100% of target and (iii) one-third of fiscal 2017 awards at target. Note, however, that this amount would be decreased if the Company achieved less than the attainment stated above.

9
The performance units' value was determined the same as in note 8, except that the fiscal 2016 awards are valued at 200% of target. The fiscal 2017 performance units provide that on a change in control the performance period will be truncated and the number of earned performance units will be determined as of the change in control date, with a pro rata portion of the earned awards settled in cash and the remaining earned awards converted into RSUs of equal value in the acquiring entity or an affiliate that would vest upon at the expiration of the performance period or death, permanent and total disability or involuntary termination without cause.  The amount shown above does not include any value in respect of the RSUs that would still be held by Mr. Jenson.

10
The performance units' value was determined as described in notes 8 and 9, except that the amount also includes the full value of 2017 awards at 100% of target, reflecting the vesting of the RSU awards referred to in note 9.

11
Six months after long-term disability payments commence all earned but unvested stock options and RSUs vest. Upon death, any earned but unvested stock options and RSUs immediately vest. The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2017 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

12
In the case of death or disability, a pro-rated portion of his performance units will vest, provided that at least 1 year of the performance period has elapsed, with payment based on actual performance at end of performance period.  The fiscal 2016 and 2017 performance units' value was determined by multiplying the closing price of our common stock on March 31, 2017 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2017, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives. The 2015 earned awards are shown at 160% of target.

13
Under his employment agreement, if his total payments or benefits constitute "parachute payments" under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payments or benefits will be reduced to the greater of: (i) the largest portion of the payment or benefit that would not result in him being subject to the excise tax; or (ii) the entire payment or benefit less all applicable taxes computed at the highest marginal rate.

Richard E. Erwin
The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2017 for Richard E. Erwin, our President & General Manager, Audience Solutions.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability
Severance	–	$758,750[1]	–	–	$1,145,625[2]	–
Cash Incentive Plan	–	$425,000[3]	–	–	$425,000[3]	--
SERP or Deferred Plan	–	–	–	–	–	–
Stock Options	–	–	–	–[4]	$298,788[5]	$298,788[6]
Restricted Stock Units	–	–	–	–[4]	$447,634[5]	$447,634[6]
Performance Units	–	$944,853[7]	–	$944,853[8]	$1,242,934[9]	$944,853[10]
Total	–	$ 2,128,603	–	$944,853[11]	$3,559,981[11]	$1,691,275
1	Represents: 100% of i) of base salary; and ii) average annual bonus for preceding two fiscal years.

2	Represents: 150% of i) of base salary; and ii) average annual bonus for preceding two fiscal years.

3	Represents fiscal year 2017 actual bonus.

4	The Company's equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

5
Represents accelerated vesting of all Mr. Erwin's unvested stock options and RSUs. The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2017 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

6
Six months after long-term disability payments commence all earned but unvested stock options and RSUs vest. Upon death, any earned but unvested stock options and RSUs immediately vest. The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2017 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

7
Represents accelerated vesting of: (i) performance units earned during a completed performance period and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units' value was determined by multiplying the closing price of our common stock on March 31, 2017 ($28.47) by the number of performance units based on the years elapsed in the performance period that were estimated to be earned as of March 31, 2017, including (i) two-thirds of Mr. Erwin's fiscal 2016 inducement award earned at target, (ii) one-third of fiscal 2017 awards at target. Note, however, that this amount would be decreased if the Company achieved less than the attainment stated above.

8
The performance units' value was determined the same as in note 7. The fiscal 2017 performance units provide that on a change in control the performance period will be truncated and the number of earned performance units will be determined as of the change in control date, with a pro rata portion of the earned awards settled in cash and the remaining earned awards converted into RSUs of equal value in the acquiring entity or an affiliate that would vest upon at the expiration of the performance period or death, permanent and total disability or involuntary termination without cause.  The amount shown above does not include any value in respect of the RSUs that would still be held.

9
The performance units' value was determined as described in notes 7 and 8, except that the amount also includes the full value of 2017 awards at 100% of target, reflecting the vesting of the RSU awards referred to in note 8.

10
In the case of death or disability, a pro-rated portion of his performance units will vest, provided that at least 1 year of the performance period has elapsed, with payment based on actual performance at end of performance period.  The fiscal 2016 and 2017 performance units' value was determined by multiplying the closing price of our common stock on March 31, 2017 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2017, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.

11
If the total payment to Mr. Erwin under the Severance Policy constitutes a "parachute payment" under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: (i) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or (ii) the entire payment less all applicable taxes computed at the highest marginal rate.

 Dennis D. Self
The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2017 for Dennis D. Self, our President & General Manager, Marketing Services.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability
Severance	–	$650,750[1]	–	–	$976,125[2]	-
Cash Incentive Plan	–	$318,000[3]	–	–	$318,000[3]	-
SERP or Deferred Plan	–	–	–	–	–	–
Stock Options	–	–	–	-[4]	$169,695[5]	$169,675[6]
Restricted Stock Units	–	–	–	-[4]	$666,226[5]	$666,226[6]
Performance Units	–	$557,824[7]	–	$699,946[8]	$998,026[9]	$557,824[10]
Total	–	$1,526,574	–	$699,946[11]	$3,128,073[11]	$1,393,745
1	Represents: 100% of i) of base salary; and ii) average annual bonus for preceding two fiscal years.

2	Represents: 150% of i) of base salary; and ii) average annual bonus for preceding two fiscal years.

3	Represents fiscal year 2017 actual bonus.

4	The Company's equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

5
Represents accelerated vesting of all Mr. Self's unvested stock options and RSUs. The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2017 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

6
Six months after long-term disability payments commence all earned but unvested equity vests. Upon death, any earned but unvested equity immediately vests. The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2017 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

7
Represents accelerated vesting of: (i) performance units earned during a completed performance period and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units' value was determined by multiplying the closing price of our common stock on March 31, 2017 ($28.47) by the number of performance units based on the years elapsed in the performance period that were estimated to be earned as of March 31, 2017, including (i) the full amount of fiscal 2015 awards earned at 160% of target, (ii) two-thirds of fiscal 2016 awards at 100% of target and (iii) one-third of fiscal 2017 awards at target. Note, however, that this amount would be decreased if the Company achieved less than the attainment stated above.

8
The performance units' value was determined the same as in note 7, except that the fiscal 2016 awards are valued at 200% of target. The fiscal 2017 performance units provide that on a change in control the performance period will be truncated and the number of earned performance units will be determined as of the change in control date, with a pro rata portion of the earned awards settled in cash and the remaining earned awards converted into RSUs of equal value in the acquiring entity or an affiliate that would vest upon at the expiration of the performance period or death, permanent and total disability or involuntary termination without cause.  The amount shown above does not include any value in respect of the RSUs that would still be held.

9
The performance units' value was determined as described in notes 7 and 8, except that the amount also includes the full value of 2017 awards at 100% of target, reflecting the vesting of the RSU awards referred to in note 8.

10
In the case of death or disability, a pro-rated portion of his performance units will vest, provided that at least 1 year of the performance period has elapsed, with payment based on actual performance at end of performance period.  The fiscal 2016 and 2017 performance units' value was determined by multiplying the closing price of our common stock on March 31, 2017 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2017, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives. The 2015 earned awards are shown at 160% of target.

11
If the total payment to Mr. Self under the Severance Policy constitutes a "parachute payment" under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: (i) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or (ii) the entire payment less all applicable taxes computed at the highest marginal rate.

S. Travis May
The following table shows the potential payments upon a hypothetical termination or a change in control of the Company effective as of March 31, 2017 for S. Travis May, our President & General Manager, Connectivity.

Type of Payment	Voluntary Termination or Retirement	Termination without Cause or Resignation for Good Reason other than a Change in Control	Termination for Cause	Change in Control with no Termination	Termination without Cause or Resignation for Good Reason following a Change in Control	Death or Disability
Severance	–	–	–	–	$609,467[1]	–
Cash Incentive Plan	–	–	–	–	$400,000[2]	–
SERP or Deferred Plan	–	–	–	–	–	–
Stock Options	–	$423,246[3]	–	–[4]	$652,003[5]	$ 652,003[6]
Restricted Stock Units	–	$85,011[3]	–	–[4]	$945,147[5]	$945,147[5]
Performance Units	–	–	–	$1,253,856[7]	$1,679,691[8]	$991,457[9]
Total	–	$508,257	–	$1,253,856[10]	$4,286,308[10]	$2,588,608
1	Represents: 100% of i) of base salary; and ii) average annual bonus for preceding two fiscal years.
2	Represents fiscal year 2017 actual bonus.

3
Represents accelerated vesting of Mr. May's unvested stock options and RSUs held by him as of November 11, 2014. The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2017 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

4	The Company's equity plans permit, but do not require, accelerated vesting of certain equity awards in the event of a change in control, as determined in the discretion of the Board of Directors.

5
Represents accelerated vesting of all Mr. May's unvested stock options and RSUs. The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2017 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

6
Six months after long-term disability payments commence all earned but unvested equity vests. Upon death, any earned but unvested equity immediately vests. The stock option value was determined by subtracting the strike price from the closing price of our common stock on March 31, 2017 and multiplying this difference by the number of unvested options. The RSU value was determined by multiplying the number of unvested RSUs by the closing price of our common stock on March 31, 2017.

7
Represents accelerated vesting of: (i) performance units earned during a completed performance period that remain unvested, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date; and (ii) performance units for performance periods that are ongoing as of the termination date and for which at least one year of the performance period has elapsed as of the termination date, prorated based on the number of calendar months that elapsed between the beginning of the performance period and the termination date. The performance units' value was determined by multiplying the closing price of our common stock on March 31, 2017 ($28.47) by the number of performance units based on the years elapsed in the performance period that were estimated to be earned as of March 31, 2017, including (i) the full value of fiscal 2015 awards at 19.64% of target, (ii) two-thirds of fiscal 2016 awards at 200% of target and (ii) one-third of fiscal 2017 awards at target. Note, however, that this amount would be decreased if the Company achieved less than the attainment stated above. The fiscal 2017 performance units provide that on a change in control the performance period will be truncated and the number of earned performance units will be determined as of the change in control date, with a pro rata portion of the earned awards settled in cash and the remaining earned awards converted into RSUs of equal value in the acquiring entity or an affiliate that would vest upon at the expiration of the performance period or death, permanent and total disability or involuntary termination without cause.  The amount shown above does not include any value in respect of the RSUs that would still be held.

8
The performance units' value was determined as described in note 7, except that the amount also includes the full value of 2017 awards at 100% of target, reflecting the vesting of the RSU awards referred to in note 7.

9
In the case of death or disability, a pro-rated portion of his performance units will vest, provided that at least 1 year of the performance period has elapsed, with payment based on actual performance at end of performance period.  The fiscal 2016 and 2017 performance units' value was determined by multiplying the closing price of our common stock on March 31, 2017 by the number of prorated performance units: (a) earned during a completed performance period; and (b) at 100% of target attainment for performance periods that are ongoing as of March 31, 2017, however, this amount would not be payable until completion of the performance period and would be decreased if the Company achieved less than 100% attainment of the objectives.  The full value of Mr. May's 2015 award is shown at 19.64% of target.

10
If the total payment to Mr. May under the Severance Policy constitutes a "parachute payment" under section 280G of the Internal Revenue Code that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the payment will be reduced to the greater of: (i) the largest portion of the termination payment that would not result in a portion of the payment being subject to the excise tax; or (ii) the entire payment less all applicable taxes computed at the highest marginal rate.

Non-Employee Director Compensation
The Governance/Nominating Committee of the Board of Directors reviews and makes a recommendation to the full Board regarding the compensation to be paid to the non-employee directors each year. In the past fiscal year, the base annual retainer for each non-employee director, except for the Non-Executive Chairman of the Board, was $188,000, of which $128,000 was payable in Company common stock and $60,000 was payable in stock or cash at the election of each director. The base annual retainer for the Non-Executive Chairman of the Board during the past fiscal year was $300,000, of which $210,000 was payable in Company common stock and $90,000 was payable in stock or cash at the Chairman's election. An additional $10,000 per committee was payable to each non-employee director for his or her service on the Audit/Finance, Compensation and Governance/Nominating Committees, payable in stock or cash at the election of each director. No additional compensation is paid for service on the Executive Committee. The chairs of the Audit/Finance, Compensation and Governance/Nominating Committees were paid an additional $25,000, $25,000, and $15,000, respectively, as compensation for their additional responsibilities as chairs, payable in stock or cash at each chair's election.
Director fees are set at the time of each year's annual meeting of stockholders and are paid on a quarterly basis. The Company reimburses its outside directors for travel and other expenses directly incurred by them in connection with their service to the Company. In 2008, the Board adopted the Acxiom Corporation Directors' Deferred Compensation Plan under which equity (but not cash) fees may be deferred.
The following table shows the compensation awarded in fiscal year 2017 to the Company's non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
John L. Battelle	60,000	138,000	198,000
Timothy R. Cadogan	70,000	128,000	198,000
William T. Dillard II	-	198,000	198,000
Richard P. Fox	2,500	220,500	223,000
Jerry D. Gramaglia	100,000	210,000	310,000
William J. Henderson	105,000	128,000	233,000
Clark M. Kokich	-	213,000	213,000
Debora B. Tomlin	70,000	128,000	198,000
Board of Directors' Stock Ownership Guidelines
The following guidelines have been adopted by the Board of Directors with respect to stock ownership:
To further align the interests of non-employee directors with the interests of the Company's shareholders, each non-employee director is expected to acquire and retain shares of the Company's common stock having a value equal to at least three times the total value of the non-employee director's annual stock and cash retainer. Non-employee directors shall have five years from the date of election or appointment to attain such ownership levels. The Governance/Nominating Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances.
For purposes of these guidelines, a non-employee director's stock ownership shall include all shares of the Company's common stock owned outright by the director and by his or her immediate family members (spouse and dependent children) and any shares held in trust for the benefit of the director and/or his or her immediate family members, plus any stock held for the benefit of the director in a deferred compensation plan. The value of stock to be acquired by the Non-Executive Chairman of the Board need not be more than that of the other directors.

The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company's common stock on the director's acquisition date.

In the event a non-employee director's annual retainer increases, he or she will have one year from the date of the increase to acquire any additional shares needed to meet these guidelines.
All current directors own stock in the Company, and each director who has served on the Board for five or more years has met or exceeded the ownership requirements.

Related-Party Transactions
The Governance/Nominating Committee of the Board of Directors has the responsibility of reviewing and approving any transaction required to be disclosed as a related-party transaction under SEC rules and regulations. As provided in the committee's charter, no related-party transaction will be approved unless it is deemed by the committee to be commercially reasonable and in the best interests of, or not inconsistent with the best interests of, the Company. Since the beginning of the Company's past fiscal year, there were no reportable related-party transactions, and none are currently proposed.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Acxiom's executive officers and directors and the owners of more than 10% of our stock to file reports of ownership and changes in ownership with the SEC. A copy of each report is furnished to Acxiom. SEC regulations require us to identify anyone who has failed to timely file his or her Section 16(a) reports. Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 2017, we believe that all Section 16(a) filing requirements were met during the last fiscal year.

Stockholder Proposals
It is currently anticipated that the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting") will be held on August 7, 2018. Stockholders who intend to present proposals at the 2018 Annual Meeting and who wish to have those proposals included in Acxiom's proxy statement for the 2018 Annual Meeting must ensure that those proposals are received by the Company's Corporate Secretary at 301 E. Dave Ward Drive, Conway, Arkansas 72032 on or before March 1, 2018. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2018 Annual Meeting.

In addition, under Acxiom's bylaws, stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2018 Annual Meeting, and who do not intend to have such proposal included in the Company's proxy statement and form of proxy relating to the 2018 Annual Meeting pursuant to SEC regulations, must ensure that notice of any such proposal (including certain additional information specified in Acxiom's bylaws) is received by the Company's Corporate Secretary at the address specified above not earlier than May 10, 2018, or later than June 9, 2018, to be considered timely. Such proposals, and the additional information specified by the bylaws, must be submitted within this time period in order to be considered at the 2018 Annual Meeting.

Expenses of Solicitation
Acxiom will bear the expense of preparing and mailing the Proxy Statement and related materials. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward the solicitation materials to our stockholders, and we will provide reimbursement for reasonable out-of-pocket expenses incurred by these third parties. We have retained The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York 10017, to assist in the solicitation of proxies and provide related informational support, for a services fee, plus customary disbursements, which are not expected to exceed $27,000.

Householding of Proxy Materials
If you and other Acxiom stockholders share a mailing address, you may have received a single copy of Acxiom's notice of Internet availability of proxy materials and, if applicable, this Proxy Statement and the annual report. This practice, known as "householding," is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless the Company has received contrary instructions from you or the other stockholders sharing your address that you did not want to participate in householding, you are deemed to have consented to it. Each stockholder will continue to receive a separate proxy card or voting instruction form.
If you would like to receive an extra copy of the annual report or this Proxy Statement, we will send a copy to you by mail upon request to the Corporate Secretary, 301 E. Dave Ward Drive, Conway, Arkansas 72032, or by calling 501-342-0519. Each document is also available in digital form for download or review under "Financial Information—Annual Reports & Proxies" in the "Investors" section of our website at www.acxiom.com or at www.proxyvote.com.
If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the Broadridge Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. If this option is not available to you, please contact your custodian bank or broker directly. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.

Other Matters
The Board does not intend to present any items of business other than those listed in the Notice of Annual Meeting of Stockholders above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy. The materials referred to in this Proxy Statement under the captions "Compensation Committee Report" and "Audit/Finance Committee Report" shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
By Order of the Board of Directors

Catherine L. Hughes
Corporate Governance Officer & Secretary
Conway, Arkansas
June 29, 2017

APPENDIX A

AMENDED AND RESTATED
2005 EQUITY COMPENSATION PLAN
OF
ACXIOM CORPORATION

1.
Establishment and Purpose.  This Amended and Restated 2005 Equity Compensation Plan of Acxiom Corporation (the "Plan") was originally established under the name of the 2000 Associate Stock Option Plan of Acxiom Corporation ("Company").  The Plan has been amended from time to time and hereby is amended and restated as set forth herein, effective June 21, 2017, for awards issued on or after that date.  The purpose of the Plan is to further the growth and development of the Company and any of its present or future Subsidiaries and Affiliated Companies (as defined below) by allowing certain Associates (as defined below) to acquire or increase equity ownership in the Company, thereby offering such Associates a proprietary interest in the Company's business and a more direct stake in its continuing welfare, and aligning their interests with those of the Company's stockholders.  The Plan is also intended to assist the Company in attracting and retaining talented Associates, who are vital to the continued development and success of the Company.

2.	Definitions. The following capitalized terms, when used in the Plan, have the following meanings:
(a)	"Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.
        (b)    "Affiliated Company" means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other          entity in which the Company or any of its Subsidiaries has an ownership interest.

(c) "Associate" means any employee, officer (whether or not also a director), director, affiliate, independent contractor or consultant of the Company, a Subsidiary or an Affiliated Company who renders those types of services which tend to contribute to the success of the Company, its Subsidiaries or its Affiliated Companies, or which may reasonably be anticipated to contribute to the future success of the Company, its Subsidiaries or its Affiliated Companies.
(d) "Award" means the grant, pursuant to the Plan, of any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Awards, Performance Share, Performance Unit, Qualified Performance-Based Award, or Other Stock Unit Award.  The terms and conditions applicable to an Award shall be set forth in applicable Grant Documents.

(e) "Award Agreement" means any written or electronic agreement, contract, or other document or instrument evidencing any Award granted by the Committee or the Board hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.
(f) "Board" means the Board of Directors of the Company.
(g) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.
(h) "Common Stock" means the common stock, par value $.10 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Section 16 of the Plan.

(i) "Committee" means the Compensation Committee of the Board (as well as any successor to the Compensation Committee and any Company officers to whom authority has been lawfully delegated by the Compensation Committee).  All of the members of the Committee, which may not be less than two, are intended at all times to qualify as "outside directors" within the meaning of Section 162(m) of the Code and "Non-Employee Directors" within the meaning of Rule 16b-3, and each of whom is "independent" as set forth in the applicable rules and regulations of the Securities and Exchange Commission and/or Nasdaq or any stock exchange upon which the Shares may be listed in the future; provided, however, that the failure of a member of such Committee to so qualify shall not be deemed to invalidate any Award granted by such Committee.
(j) "Covered Associate" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(k) "Date of Grant" means the date specified by the Committee or the Board, as applicable, on which a grant of an Award will become effective.
(l) "Exercise Period" means the period during which an Option shall vest and become exercisable by a Participant (or his or her representatives or transferees) as specified in Section 6(c) below.

(m) "Exercise Price" means the purchase price per share payable upon exercise of an Option.
(n) "Fair Market Value" means, as of any applicable determination date or for any applicable determination period, the closing price of the Company's Common Stock as reported by Nasdaq (or any other stock exchange upon which the Common Stock may be listed for trading).
(o) "Grant Documents" means any written or electronic Award Agreement, memorandum, notice, and/or other document or instrument evidencing the terms and conditions of the grant of an Award by the Committee or the Board under the Plan, which may, but need not, be executed or acknowledged by both the Company and the Participant.
(p) "Incentive Stock Option" means an Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.
(q) "Legal Requirements" means any laws, or any rules or regulations issued or promulgated by the Internal Revenue Service (including Section 422 of the Code), the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., Nasdaq (or any other stock exchange upon which the Common Stock may be listed for trading), or any other governmental or quasi‑governmental agency having jurisdiction over the Company, the Common Stock, or the Plan.
(r) "Non-Qualified Stock Option" means any Option that is not an Incentive Stock Option.
(s) "Option" means an option granted to a Participant pursuant to the Plan to acquire a certain number of Shares at such price(s) and during such period(s) and under such other terms and conditions as the Committee or Board shall determine from time to time.

(t) "Other Stock Unit Award" means any right granted to a Participant by the Committee or Board pursuant to Section 10 hereof.
(u) "Participant" means an Associate who is selected by the Committee or the Board to receive an Award under the Plan.
(v) "Performance Award" means any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

(w) "Performance Goals" means the pre-established objective performance goals established by the Committee for each Performance Period.  The Performance Goals may be based upon the performance of the Company (or a division, organization or other business unit thereof), a Subsidiary, an Affiliated Company, or of an individual Participant, using one or more of the Performance Measures selected by the Committee in its discretion.  Performance Goals may be set at a specific level, or may be expressed as a relative percentage to the comparable measure at comparison companies or a defined index.  Performance Goals shall, to the extent applicable, be based upon generally accepted accounting principles, but shall be adjusted by the Committee to take into account the effect of the following:  changes in accounting standards that may be required by the Financial Accounting Standards Board after the Performance Goal is established; realized investment gains and losses; extraordinary, unusual, non-recurring, or infrequent items; "non-gaap financial measures" that have been included in Acxiom's quarterly earnings releases and disclosed to investors in accordance with SEC regulations; and other items as the Committee determines to be required so that the operating results of the Company (or a division, organization or other business unit thereof), a Subsidiary or an Affiliated Company shall be computed on a comparative basis from Performance Period to Performance Period.  Determinations made by the Committee shall be based on relevant objective information and/or financial data, and shall be final and conclusive with respect to all affected parties.

(x) "Performance Measures" means one or more of the following criteria, on which Performance Goals may be based:  (a) earnings (either in the aggregate or on a per-Share basis, reflecting dilution of Shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes ("EBIT") or before or after interest, taxes, depreciation, and amortization ("EBITDA"); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including operating, free or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the Shares of a specified value for a specified period of time, (f) Share price, or Share price appreciation; (g) earnings growth or growth in earnings per Share; (h) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (i) adjusted pre-tax margin; (j) pre-tax profits; (k) operating margins; (l) operating profits; (m) operating expenses; (n) dividends; (o) net income or net operating income; (p) growth in operating earnings or growth in earnings per Share; (q) value of assets; (r) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (s) aggregate product price and other product measures; (t) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (u) reduction of losses, loss ratios or expense ratios; (v) reduction in fixed costs; (w) operating cost management; (x) cost of capital; (y) debt reduction; (z) productivity improvements; (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (bb) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; or (cc) Associate diversity goals.

Performance Measures may be applied on a pre-tax or post-tax basis, and may be based upon the performance of the Company (or a division, organization or other business unit thereof), a Subsidiary, an Affiliated Company, or of an individual Participant.  The Committee may, at time of grant, in the case of an Award intended to be a Qualified Performance-Based Award, and in the case of other grants, at any time, provide that the Performance Goals for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, and any unusual nonrecurring gain or loss.

(y) "Performance Period" means that period established by the Committee or the Board at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee or the Board with respect to such Award are to be measured.

(z) "Performance Share" means any grant pursuant to Section 9 hereof of a right to receive the value of a Share, or a portion or multiple thereof, which value may be paid to the Participant by delivery of such property as the Committee or Board shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee or the Board shall establish at the time of such grant or thereafter.

(aa) "Performance Unit" means any grant pursuant to Section 9 hereof of a right to receive the value of property other than a Share, or a portion or multiple thereof, which value may be paid to the Participant by delivery of such property as the Committee or Board shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee or the Board shall establish at the time of such grant or thereafter.

(bb) "Qualified Performance-Based Award" means an Award to a Covered Associate who is a salaried employee of the Company or to an Associate that the Committee determines may be a Covered Associate at the time the Company would be entitled to a deduction for such Award, which Award is intended to provide "qualified performance-based compensation" within the meaning of Code Section 162(m).

(cc) "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee or the Board, in their sole discretion, may impose (including, without limitation, any forfeiture condition or any restriction on the right to vote such Share, and the right to receive any cash dividends on unvested shares), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee or the Board may deem appropriate.
(dd) "Restricted Stock Award" means an award of Restricted Stock or Restricted Stock Units under Section 8 hereof.

(ee) "Restricted Stock Unit" means a right awarded to a Participant that, subject to Section 8(c), may result in the Participant's ownership of Shares upon, but not before, the lapse of restrictions related thereto.
(ff) "Restriction Period" means the period of time specified by the Committee or Board pursuant to Sections 8 and 10 below.
(gg) "Rule 16b-3" means Rule 16b-3 under Section 16 of the Act, as such Rule may be in effect from time to time.
(hh) "Shares" means the shares of Common Stock of the Company, $.10 par value.
(ii) "Stock Appreciation Right" means the right pursuant to an Award granted under Section 7 of the Plan, to surrender to the Company all (or a portion) of such right and, if applicable, a related Option, and receive cash or shares of Common Stock in accordance with the provisions of Section 7.
(jj) "Strike Price" shall have the meaning set forth for such term in Section 7(b) of the Plan.
(kk) "Subsidiary" means any corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power or equity interests represented by all classes of stock, membership or other interests issued by such corporation, limited liability company, partnership, limited liability partnership, joint venture or other entity.
(ll) "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.
(mm) "UK Addendum" means the addendum set forth on Schedule A.
3.
Administration.  The Plan shall be administered by the Committee and the Board.  Except as otherwise provided herein, each of the Committee or the Board has the full authority and discretion to administer the Plan, and to take any action that is necessary or advisable in connection with the administration of the Plan including, without limitation, the authority and discretion to:

(a)	select the Associates eligible to become Participants under the Plan;

(b)	determine whether and to what extent Awards are to be granted;

(c)	determine the number of Shares to be covered by each grant;

(d)
determine the terms and conditions, not inconsistent with the terms of the Plan, of any grant hereunder (including, but not limited to, the term of the Award, the Exercise Price or Strike Price and any restriction, limitation, procedure, or deferral related thereto, provisions relating to the effect upon the Award of a Participant's cessation of employment, acceleration of vesting, forfeiture provisions regarding an Award and/or the profits received by any Participant from receiving an Award of exercising an Option or Stock Appreciation Right, and any other terms and conditions regarding any Award, based in each case upon such guidelines and factors as the Committee or Board shall determine from time to time in their sole discretion);

(e)
determine whether, to what extent and under what circumstances grants under the Plan are to be made and operate, whether on a tandem basis or otherwise, with other grants or awards (whether equity or cash based) made by the Company under or outside of the Plan; and

(f)	delegate to one or more officers of the Company the right to grant Awards under the Plan, provided that such delegation is made in accordance with the provisions of applicable state and federal laws.
Each of the Committee and the Board shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award granted under thereunder (and any Grant Documents relating thereto); and to otherwise supervise the administration of the Plan.
Each of the Committee and the Board shall also have the authority to provide, in their discretion, for the rescission, forfeiture, cancellation or other restriction of any Award granted under the Plan, or for the forfeiture, rescission or repayment to the Company by a Participant or former Participant of any profits or gains related to any Award granted hereunder, or other limitations, upon the occurrence of such prescribed events and under such circumstances as the Committee or the Board shall deem necessary and reasonable for the benefit of the Company; provided, however, that this provision shall have no application after a change in control transaction (as defined below in Section 11) has occurred.
All decisions made by the Committee and the Board pursuant to the provisions of the Plan shall be made in the Committee's or Board's sole discretion and shall be final and binding on all persons including the Company and any Participant.  No member of the Committee or Board will be liable for any such action or determination made in good faith.
Notwithstanding any provision of the Plan to the contrary, the Committee shall have the exclusive authority and discretion to award, administer or otherwise take any action required or permitted to be taken with respect to Qualified Performance-Based Awards or under any provisions of the Plan with respect to Awards that are intended to comply with the requirements of Section 162(m) of the Code.
4. Shares Subject to the Plan.
(a) The total number of Shares ("Total Shares") which may be issued pursuant to the Plan shall not exceed 28,425,000 Shares; provided, that the Total Shares shall be increased to 32,875,000 Shares, subject to the approval of the Company's stockholders within one year of June 21, 2017.  Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, as determined in the discretion of the Committee or the Board.  Notwithstanding anything to the contrary in this Section 4, in no event will more than the Total Shares be cumulatively available for Awards of Incentive Stock Options under the Plan.
(b) If any Award made under the Plan is forfeited, any Option (and the related Stock Appreciation Right, if any), or any Stock Appreciation Right not related to an Option terminates, expires or lapses without being exercised, or any Stock Appreciation Right is exercised for cash, the Shares subject to such Awards that are, as a result, not delivered to the Participant shall again be available for delivery in connection with Awards.  If a Stock Appreciation Right is exercised, the total number of Shares against which the Stock Appreciation Right was measured, not merely the number of Shares issued, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.  If the Exercise Price of any Option is satisfied by delivering Shares to the Company (by either actual delivery or by attestation), the total number of Shares exercised, not merely the number of Shares delivered or attested to, shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards under the Plan.  To the extent any Shares subject to an Award are not delivered to a Participant because such Shares are used to satisfy an applicable tax withholding obligation, such Shares that are not delivered shall be deemed delivered and shall not thereafter be available for delivery in connection with Awards.

(c) Shares available for issuance or reissuance under the Plan will be subject to adjustment as provided in Section 16 below.
5. Eligible Participants.  All Associates shall be eligible to receive Awards and thereby become Participants in the Plan, regardless of such Associate's prior participation in the Plan or any other benefit plan of the Company, provided that (1) only Associates who are employees of the Company or a Subsidiary may receive Incentive Stock Options; and (2) for any Performance Period for which Awards are intended to be Qualified Performance-Based Awards to eligible classes of Associates as set forth in Section 14, the Committee shall designate the Associates eligible to be granted Awards no later than the 90th day after the start of the fiscal year (or in the case of a Performance Period based upon a time period other than a fiscal year, no later than the date on which 25% of the Performance Period has elapsed).  No executive officer named in the Summary Compensation Table of the Company's then current Proxy Statement shall be eligible to receive in excess of 400,000 Options or Stock Appreciation Rights in any one-year period.
6. Options.
(a) Grant of Options.  The Committee, the Board or their lawful designees may from time to time authorize grants of Options to any Participant upon such terms and conditions as the Committee or Board may determine in accordance with the provisions set forth in the Plan.  Each grant will specify, among other things, the number of Shares to which it pertains; the Exercise Price, the form of payment to be made by the Participant for the shares purchased upon exercise of any Option; the required period or periods (if any) of continuous service by the Participant with the Company, a Subsidiary or an Affiliated Company and/or any other conditions to be satisfied before the Options or installments thereof will vest and become exercisable.  Options granted under the Plan may be either Non-Qualified Options or Incentive Stock Options.
Notwithstanding any provision of the Plan to the contrary, the aggregate Fair Market Value (as determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed the maximum amount specified by Section 422 of the Code, as amended from time to time (currently $100,000).
Each Option granted under this Plan will be evidenced by Grant Documents delivered to the Participant containing such further terms and provisions, not inconsistent with the Plan, as the Committee or Board may approve in their discretion.
(b) Exercise Price.
(i)
The Exercise Price for each share of Common Stock purchasable under any Option shall be not less than 100% of the Fair Market Value per share on the Date of Grant as the Committee or Board shall specify.  All such Exercise Prices shall be subject to adjustment as provided for in Section 16 hereof.

(ii)
If any Participant to whom an Incentive Stock Option is to be granted under the Plan is on the Date of Grant the owner of stock (as determined under Section 425(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any one of its Subsidiaries or Affiliated Companies, then the Exercise Price per share of Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock on the Date of Grant.

(c)
Exercise Period.  Subject to Section 11 hereof, the period during which an Option shall vest and become exercisable by a Participant (or his or her representative(s) or transferee(s)) whether during or after employment or following death, retirement or disability (the "Exercise Period") shall be such period of time as may be designated by the Committee or the Board as set forth in the Committee's or Board's applicable rules, guidelines and practices governing the Plan and/or in the Grant Documents executed in connection with such Option.  If the Committee or Board provides, in their sole discretion, that any Option is exercisable only in installments, the Committee or Board may waive or accelerate such installment exercise provisions at any time at or after grant in whole or in part, based upon such factors as the Committee or Board shall determine, in their sole discretion.

The maximum duration of any Incentive Stock Option granted under the Plan shall be ten (10) years from the Date of Grant (and no such Incentive Stock Option shall be exercisable after the expiration of such (10) year period), unless the Incentive Stock Option is granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company, in which case the term may not exceed five (5) years from the Date of Grant.  The duration of Non-Qualified Stock Options shall be for such period as determined by the Committee or Board in its sole discretion, not to exceed ten years.

(d)
Exercise of Option.  Subject to Section 11 hereof, an Option may be exercised by a Participant at any time and from time to time during the Exercise Period by giving written notice of such exercise to the Company specifying the number of shares of Common Stock to be purchased by the Participant.  Such notice shall be accompanied by payment of the Exercise Price in accordance with subsection (e) below.

(e)
Payment for Shares.  Full payment of the Exercise Price for the Shares purchased upon exercise of an Option, together with the amount of any tax or excise due in respect of the sale and issue thereof, may be made in one of the following forms of payment:

(i) Cash, by check or electronic funds transfer;
(ii)
Pursuant to procedures approved by the Company, through the sale (or margin) of Shares acquired upon exercise of the Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale (or if applicable margin loan) proceeds sufficient to pay for the Exercise Price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by reason of such exercise;

(iii)
By delivering previously-owned shares of Common Stock owned by the Participant for a period of at least six months having a Fair Market Value on the date upon which the Participant exercises his or her Option equal to the Exercise Price, or by delivering a combination of cash and shares of Common Stock equal to the aggregate Exercise Price;

(iv)
By authorizing the Company to withhold a number of shares of Common Stock otherwise issuable to the Participant upon exercise of an Option having an aggregate Fair Market Value on the date upon which the Participant exercises his or her Option equal to the aggregate Exercise Price; or

(v)         By any combination of the foregoing.
Provided, however, that the payment methods described in clause (iv) immediately above shall not be available to a Participant without the prior consent of either the Committee or its authorized designee(s), or if at any time the Company is prohibited from purchasing or acquiring Shares under applicable law.  The Committee or the Board may permit a Participant to exercise an Option and defer the issuance of any Shares, subject to such rules and procedures as the Committee or Board may establish.
The Company will issue no certificates for Shares until full payment of the Exercise Price has been made, and a Participant shall have none of the rights of a stockholder until certificates for the Shares purchased are issued; provided however, that for purposes of this Section 6, full payment shall be deemed to have been received by the Company upon evidence of delivery to a broker-dealer of the irrevocable instructions contemplated by clause (ii) immediately above.
No dividends, dividend equivalents or other similar payments shall be payable in respect of an unvested Option.
(f)
Withholding Taxes.  The Company may require a Participant exercising a Non-Qualified Stock Option or Stock Appreciation Right granted hereunder to reimburse the Company (or the entity which employs the Participant) for taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of the Shares.  Such withholding requirements may be satisfied by any one of the following methods:

(i)	A Participant may deliver cash in an amount which would satisfy the withholding requirement;
(ii)	A Participant may deliver previously-owned Shares (based upon the Fair Market Value of the Common Stock on the date of exercise) in an amount which would satisfy the withholding requirement; or
(iii)
With the prior consent of either the Committee or the Board, or its authorized designees, a Participant may request that the Company (or the entity which employs the Participant) withhold from the number of Shares otherwise issuable to the Participant upon exercise of an Option such number of Shares (based upon the Fair Market Value of the Common Stock on the date of exercise) as is necessary to satisfy the withholding requirement.

(g) Conditions to Exercise of Options.  The Committee or the Board may, in their discretion, require as conditions to the exercise of Options or Stock Appreciation Rights and the issuance of shares thereunder either (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the Options or Stock Appreciation Rights and the shares to be issued upon the exercise thereof, containing such current information as is required by the Rules and Regulations under said Act, shall have become, and continue to be, effective; or (b) that the Participant or his or her transferee(s) (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, both that he or she is acquiring the Option or Stock Appreciation Right and, at the time of exercising the Option or Stock Appreciation Right, that he or she is acquiring the shares for his/her own account, for investment and not with a view to or in connection with any distribution; (ii) shall have agreed to restrictions on transfer, in form and substance satisfactory to the Company; and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.
(h) Use of Proceeds.  Proceeds realized from the sale of Common Stock pursuant to Options granted hereunder shall constitute general funds of the Company.
(i) Minimum Vesting Period. The minimum vesting period applicable to any Option shall be one (1) year from the date of grant.
7. Stock Appreciation Rights.
(a)
When granted, Stock Appreciation Rights may, but need not be, identified with a specific Option (including any Option granted on or before the Date of Grant of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted.  If Stock Appreciation Rights are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Grant Documents, the Participant's associated Stock Appreciation Rights shall terminate upon the expiration, termination, forfeiture or cancellation of such Stock Option or the exercise of such Option.

(b) The Strike Price of any Stock Appreciation Right shall (i) for any Stock Appreciation Right that is identified with an Option, equal the Exercise Price of such Option, or (ii) for any other Stock Appreciation Right, be not less than 100% of the Fair Market Value of a Share of Common Stock on the Date of Grant as the Committee or Board shall specify.  The duration of any Stock Appreciation Right shall be for such period as determined by the Committee or Board in its sole discretion, not to exceed ten years.
(c) Subject to Section 11 hereof, (i) each Stock Appreciation Right which is identified with any Option grant shall vest and become exercisable by a Participant as and to the extent, including the minimum vesting period provided in Section 6(i), that the related Option with respect to which such Stock Appreciation Right is identified may be exercised; and (ii) each other Stock Appreciation Right shall vest and become exercisable by a Participant, whether during or after employment or following death, retirement or disability, at such time or times as may be designated by the Committee or Board as set forth in the applicable rules, guidelines and practices governing the Plan and/or the Grant Documents executed in connection with such Stock Appreciation Right; provided, however, that the minimum vesting period applicable to any such other Stock Appreciation Right shall be one (1) year from the date of grant.
(d) Subject to Section 11 hereof, Stock Appreciation Rights may be exercised by a Participant by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights.  Unless otherwise provided in the applicable Grant Documents, the exercise of Stock Appreciation Rights which are identified with Shares of Common Stock subject to an Option shall result in the cancellation or forfeiture of such Option to the extent of the exercise of such Stock Appreciation Right.

(e) The benefit to the Participant for each Stock Appreciation Right exercised shall be equal to (i) the Fair Market Value of a Share of Common Stock on the date of exercise, minus (ii) the Strike Price of such Stock Appreciation Right.  Such benefit shall be payable in cash, except that the Committee or Board may provide in the applicable rules, guidelines and practices governing the Plan and/or the Grant Documents that benefits may be paid wholly or partly in Shares of Common Stock.  No dividends, dividend equivalents or other similar payments shall be payable in respect of an unvested Stock Appreciation Right.
8. Restricted Stock Awards.
(a) Issuance.  A Restricted Stock Award shall be subject to restrictions imposed by the Committee or the Board during a period of time specified by the Committee or Board (the "Restriction Period").  Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

(b) Restricted Stock.

(i) The Company may grant Restricted Stock to those Associates the Committee or the Board may select in their sole discretion.  Each Award of Restricted Stock shall have those terms and conditions that are expressly set forth in or are required by the Plan and the Grant Documents as the Committee or the Board may determine in their discretion.

(ii) While any restriction applies to any Participant's Restricted Stock, (a) the Participant shall receive the proceeds of the Restricted Stock in any stock split, reverse stock split, recapitalization, or other change in the capital structure of the Company, which proceeds shall automatically and without need for any other action become Restricted Stock and be subject to all restrictions then existing as to the Participant's Restricted Stock; (b) the Participant shall be entitled to vote the Restricted Stock during the Restriction Period; and (c) no dividends, dividend equivalents or other similar payments shall be payable in respect of such Restricted Stock.

(iii) The Restricted Stock will be delivered to the Participant subject to the understanding that while any restriction applies to the Restricted Stock, the Participant shall not have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any shares of Restricted Stock or any interest therein.  As a result of the retention of rights in the Restricted Stock by the Company, except as required by any applicable law, neither any shares of the Restricted Stock nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Participant, whether as the direct or indirect result of any action of the Participant or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors' rights law.  Any action attempting to effect any transaction of that type shall be void.

(iv) Unless other provisions are specified in the Grant Documents or Plan guidelines which may be adopted by the Committee or the Board from time to time, any Restricted Stock held by the Participant at the time the Participant ceases to be an Associate for any reason shall be forfeited by the Participant to the Company and automatically re-conveyed to the Company.

(v) The Committee or the Board may withhold, in accordance with Section 17(f) hereof, any amounts necessary to collect any withholding taxes upon any taxable event relating to Restricted Stock.

(vi) The making of an Award of Restricted Stock and delivery of any Restricted Stock is subject to compliance by the Company with all applicable laws.  The Company need not issue or transfer Restricted Stock pursuant to the Plan unless the Company's legal counsel has approved all legal matters in connection with the delivery of the Restricted Stock.

(vii) The Restricted Stock will be book-entry Shares only unless the Committee or the Board decides to issue certificates to evidence any shares of Restricted Stock.  The Company may place stop-transfer instructions with respect to all Restricted Stock on its stock transfer records.

(viii) At the time of grant of Restricted Stock (or at such earlier or later time as the Committee or the Board determines to be appropriate in light of the provisions of Code Section 409A), the Committee or the Board may permit a Participant of an Award of Restricted Stock to defer receipt of his or her Restricted Stock in accordance with rules and procedures established by the Committee or the Board.  Alternatively, the Committee or the Board may, in their discretion and at the times provided above, permit an individual who would have been a Participant with respect to an Award of Restricted Stock, to elect instead to receive an equivalent Award of Restricted Stock Units, and the Committee or the Board may permit the Participant to elect to defer receipt of Shares under the Restricted Stock Units in accordance with Section 8(c)(viii).

(ix) The minimum Restriction Period applicable to any Award of Restricted Stock that is not subject to performance conditions restricting the grant size, the transfer of the shares, or the vesting of the award shall be two (2) years from the date of grant; provided, however, that a Restriction Period of less than two (2) years may be approved under the Plan for such Awards with respect to up to a total of 100,000 Shares.

(c) Restricted Stock Units.

(i) The Company may grant Restricted Stock Units to those Associates as the Committee or the Board may select in its sole discretion.  Restricted Stock Units represent the right to receive Shares in the future, at such times, and subject to such conditions as the Committee or the Board shall determine.  The restrictions imposed shall take into account potential tax treatment under Code Section 409A.

(ii) Until the Restricted Stock Unit is released from restrictions and any Shares subject thereto are delivered to the Participant, the Participant shall not have any beneficial ownership in any Shares subject to the Restricted Stock Unit, nor shall the Participant have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Restricted Stock Unit or any interest therein.  Except as required by any law, no Restricted Stock Unit nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Participant, whether as the direct or indirect result of any action of the Participant or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors' rights law.  Any action attempting to effect any transaction of that type shall be void.

(iii) Upon the lapse of the restrictions, the Participant holder of Restricted Stock Units shall, except as noted below, be entitled to receive, as soon as administratively practical, (a) that number of Shares subject to the Award that are no longer subject to restrictions, (b) cash in an amount equal to the Fair Market Value of the number of Shares subject to the Award that are no longer subject to restrictions, or (c) any combination of Shares and cash, as the Committee or the Board shall determine in their sole discretion, or shall have specified at the time the Award was granted.

(iv) Restricted Stock Units and the entitlement to Shares, cash, or any combination thereunder will be forfeited and all rights of a Participant to such Restricted Stock Units and the Shares thereunder will terminate if the applicable restrictions are not satisfied.

(v) A Participant holder of Restricted Stock Units is not entitled to any rights of a holder of the Shares (e.g., voting rights), prior to the receipt of such Shares pursuant to the Plan.  No dividends, dividend equivalents or other similar payments shall be payable in respect of an outstanding Restricted Stock Unit.

(vi) The Committee or the Board may withhold, in accordance with Section 17(f) hereof, any amounts necessary to collect any withholding taxes upon any taxable event relating to any Restricted Stock Units.

(vii) The granting of Restricted Stock Units and the delivery of any Shares is subject to compliance by the Company with all applicable laws.

(viii) At the time of grant of Restricted Stock Units (or at such earlier or later time as the Committee or the Board determines to be appropriate in light of the provisions of Code Section 409A), the Committee or the Board may permit a Participant to elect to defer receipt of the Shares or cash to be delivered upon lapse of the restrictions applicable to the Restricted Stock Units in accordance with rules and procedures that may be established from time to time by the Committee or the Board.  Such rules and procedures shall take into account potential tax treatment under Code Section 409A, and may provide for payment in Shares or cash.

(ix)    The minimum Restriction Period applicable to any Award of Restricted Stock Units shall be one (1) year from the date of grant, provided, however, that a Restriction Period of less than one (1) year may be approved under the Plan for such Awards with respect to up to a total of 100,000 Shares.

9. Performance Awards.

(a) Grant.  The Company or the Board may grant Performance Awards to Associates on any terms and conditions the Committee or the Board deem desirable.  Each Award of Performance Awards shall have those terms and conditions that are expressly set forth in, or are required by, the Plan and the Grant Documents.

(b) Performance Goals.  The Committee or the Board may set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number of Performance Shares or Performance Units that will be delivered to a Participant at the end of the Performance Period.  The Performance Goals may be set at threshold, target, and maximum performance levels, and the number of Performance Shares or Units to be delivered may be tied to the degree of attainment of the various performance levels specified under the various Performance Goals during the Performance Period, which may not be less than one year.  No payment shall be made with respect to a Performance Share if any specified threshold performance level is not attained.

(c) Beneficial Ownership.  A Participant receiving a Performance Award shall not have any beneficial ownership in any Shares subject to such Award until Shares are delivered in satisfaction of the Award, nor shall the Participant have the right to sell, transfer, assign, convey, pledge, hypothecate, grant any security interest in or mortgage on, or otherwise dispose of or encumber any Performance Award or any interest therein.  Except as required by any law, neither the Performance Award nor any interest therein shall be subject in any manner to any forced or involuntary sale, transfer, conveyance, pledge, hypothecation, encumbrance, or other disposition or to any charge, liability, debt, or obligation of the Participant, whether as the direct or indirect result of any action of the Participant or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors' rights law.  Any action attempting to effect any transaction of that type shall be void.

(d) Determination of Achievement of Performance Awards.  The Committee or the Board shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, determine and certify the degree to which each of the Performance Goals have been attained.

(e) Payment of Performance Awards.  After the applicable Performance Period has ended, a recipient of a Performance Award shall be entitled to payment based on the performance level attained with respect to the Performance Goals applicable to the Performance Award.  Performance Awards shall be settled as soon as practicable after the Committee or Board determines and certifies the degree of attainment of Performance Goals for the Performance Period.  Subject to the terms and conditions of the Grant Documents, payment to a Participant with respect to a Performance Award may be made (a) in Shares, (b) in cash, or (c) any combination of Shares and cash, as the Committee or the Board may determine at any time in their sole discretion.

(f) Limitation on Rights/Withholding.  A recipient of a Performance Award is not entitled to any rights of a holder of the Shares (e.g. voting rights), prior to the receipt of such Shares pursuant to the Plan.  No dividends, dividend equivalents or other similar payments shall be payable in respect of an outstanding Performance Award.  The Committee or the Board may withhold, in accordance with Section 17(f) hereof, any amounts necessary to collect any withholding taxes upon any taxable event relating to Performance Awards.

10. Other Stock Unit Awards.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan.  Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee or the Board may determine.  Subject to the provisions of the Plan, the Committee or the Board shall have sole and complete authority to determine the Associates to whom such Awards shall be made, the times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other terms and conditions of such Awards.  The provisions of Other Stock Unit Awards need not be the same with respect to each Participant.  For any Award or Shares subject to any Award made under this Section 10, the vesting of which is conditioned only on the passage of time, such Restriction Period shall be a minimum of two (2) years for full vesting.  Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.  No dividends, dividend equivalents or other similar payments shall be payable in respect of an outstanding Other Stock Unit Award.
11. Change in Control.  Notwithstanding any other provision of the Plan to the contrary, the Committee or Board may determine, in their discretion, that upon the occurrence of a transaction involving the consummation of a reorganization, merger, consolidation or similar transaction involving the Company (other than a reorganization, merger, consolidation or similar transaction in which the Company's shareholders immediately prior to such transaction own more than 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation), a sale of all or substantially all of its assets, the liquidation or dissolution of the Company, the acquisition of a significant percentage, which shall be no less than beneficial ownership (within the meaning of Rule 13d-3 under the Act) of 20%, of the voting power of the Company,  (each a "Change in Control Event"), which shall not include preliminary transaction activities such as receipt of a letter of interest, receipt of a letter of intent or an agreement in principle, and, within three months immediately prior to or two years following the Change in Control Event, a Participant's employment or service relationship with the Company, a Subsidiary or an Affiliated Company is terminated (a "Termination Event") that (i) Stock Options and Stock Appreciation Rights may become immediately exercisable; (ii) restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Unit Award may become free of all restrictions and limitations and become fully vested and transferable; (iii) all Performance Awards may be considered to be prorated, and any deferral or other restriction may lapse and such Performance Awards may be immediately settled or distributed; (iv) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards granted under the Plan may lapse and such Other Stock Unit Awards or such other Awards may become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the Award not previously forfeited or vested.  Notwithstanding the foregoing, with respect to any Award issued prior to May 1, 2015 or any Performance Award or Performance Award converted to a Restricted Stock Unit Award issued on or after May 1, 2015 to a Participant, a Termination Event shall not be required in order for (i) – (iv) of this Section to occur.  Notwithstanding the definition of Change in Control Event above in this Section 11, to the extent required to avoid the adverse tax consequences under Section 409A of the Code, a Change in Control Event shall be deemed to occur only to the extent it also meets the requirements for a change in control event for purposes of Section 409A of the Code.

The Committee or the Board, in their discretion, may also determine that, upon the occurrence of such a Change in Control Event, each Stock Option or Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each exercisable and vested share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the fair market value of the Shares immediately prior to the occurrence of such transaction (which shall be no less than the value being paid for such Shares pursuant to such transaction) over the Exercise Price or Strike Price, as applicable, of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee or Board in their discretion shall determine.

12. Clawback.  All Awards granted pursuant to this Plan are subject to the Company's "clawback policy" as may be in effect at the time.
13. Transferability of Awards.
(a)	Incentive Stock Options granted under the Plan shall not be transferred by a Participant, except by will or by the laws of descent and distribution.
(b)
Other Awards (subject to the limitations in paragraph (c) below) granted under the Plan may be transferred by a Participant to:  (i) the Participant's family members (whether related by blood, marriage, or adoption and including a former spouse); (ii) trust(s) in which the Participant's family members have a greater than 50% beneficial interest; (iii) trusts, including but not limited to charitable remainder trusts, or similar vehicles established for estate planning and/or charitable giving purposes; and (iv) family partnerships and/or family limited liability companies which are controlled by the Participant or the Participant's family members, such transfers being permitted to occur by gift or pursuant to a domestic relation order, or, only in the case of transfers to the entities described in clauses (i), (ii) and (iii) immediately above, for value.  The Committee or Board, or their authorized designees may, in their sole discretion, permit transfers of Awards to other persons or entities upon the request of a Participant; provided, however, that such Awards may not be transferred to a third party financial institution for value, including as collateral.  Subsequent transfers of previously transferred Awards may only be made to one of the permitted transferees named above, unless the subsequent transfer has been approved by the Committee or the Board, or their authorized designee(s).  Otherwise, such transferred Awards may be transferred only by will or the laws of descent and distribution.

(c)
Notwithstanding the foregoing, if at the time any Option is transferred as permitted under this Section 13, a corresponding Stock Appreciation Right has been identified as being granted in tandem with such Option, then the transfer of such Option shall also constitute a transfer of the corresponding Stock Appreciation Right, and such Stock Appreciation Right shall not be transferable other than as part of the transfer of the Option to which it relates.

(d)
Concurrently with any transfer, the transferor shall give written notice to the Plan's then current Plan administrator of the name and address of the transferee, the number of shares being transferred, the Date of Grant of the Awards being transferred, and such other information as may reasonably be required by the administrator.  Following a transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The provisions of the Plan and applicable Grant Documents shall continue to be applied with respect to the original Participant, and such Awards shall be exercisable by the transferee only to the extent that they could have been exercised by the Participant under the terms of the original Grant Documents.  The Company disclaims any obligation to provide notice to a transferee of any termination or expiration of a transferred Award.

14. Code Section 162(m) Provisions and Award Limitations.
(a) Notwithstanding any other provision of the Plan, (i) to the extent Awards to salaried employees (each an "eligible employee" for purposes of Code Section 162(m) and the Treasury Regulations thereunder with regard to stockholder approval of the material terms of the Performance Goals) are intended to be Qualified Performance-Based Awards; or (ii) if the Committee determines at the time any Award is granted to a salaried employee who is, or who may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Associate, then the Committee may provide that this Section 14 is applicable to such Award.

(b) If an Award is subject to this Section 14, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement or attainment of one or more objective Performance Goals as determined by the Committee, using one or more Performance Measures also as determined by the Committee.  Such Performance Goals shall be established by the Committee no later than 90 days after the beginning of the Performance Period to which the Performance Goals pertain and while the attainment of the Performance Goals is substantially uncertain, and in any event no later than the date on which 25% of the Performance Period has elapsed.

(c) Notwithstanding any provision of this Plan (other than Section 11 or 15), with respect to any Award that is subject to this Section 14, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable Performance Goals except in the case of the death or disability of the Participant.

(d) The Committee shall have the power to impose such other restrictions on Awards subject to this Section 14 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.  Whenever the Committee determines that it is advisable to grant or pay Awards that do not qualify as Qualified Performance-Based Awards, the Committee may make grants or payments without satisfying the requirements of Code Section 162(m).

(e) Notwithstanding any provision of this Plan other than Section 16, commencing with calendar year 2005, (i) no Participant may be granted in any twelve (12) month period an aggregate amount of Options and/or Stock Appreciation Rights with respect to more than 400,000 Shares, and (ii) no Participant may be granted in any twelve (12) month period an aggregate amount of Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards or Other Stock Unit Awards, with respect to more than 400,000 Shares (or cash amounts based on the value of more than 400,000 Shares).
(f) Notwithstanding any provision of this Plan other than Section 16, commencing with calendar year 2015, no director of the Company may be granted in any twelve (12) month period an aggregate amount of equity having a value of more than $400,000 on the date of grant, under this Plan or any other equity compensation plan sponsored by the Company.
15. Alteration, Termination, Discontinuance, Suspension, and Amendment.
(a) The Committee or the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Committee or Board deems it necessary or desirable to qualify or comply; or (ii) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award.  Notwithstanding anything to the contrary herein, the Committee or the Board may make technical amendments to the Plan as may be necessary so as to have the Plan conform to any laws or regulations in any jurisdiction within or outside the United States, so long as stockholder approval of such technical amendments is not required.

(b) The Committee or Board may amend the terms of any outstanding Award, prospectively or retroactively, except to the extent that such action would cause an Award subject to Section 14 not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m)(4)(c) of the Code, and except that no such amendment shall impair the rights of any Participant without his or her consent.  Subject to the requirements of paragraph (c) below, the Committee or Board may, without the consent of the Participant, amend any Grant Documents evidencing an Option or Stock Appreciation Right granted under the Plan, or otherwise take action, to accelerate the time or times at which an Option or Stock Appreciation Right may be exercised; to waive any other condition or restriction applicable to an Award or to the exercise of an Option or Stock Appreciation Right; to amend the definition of a change in control of the Company (if such a definition is contained in such Grant Documents) to expand the events that would result in a change in control and to add a change in control provision to such Grant Documents (if such provision is not contained in such Grant Documents); and may amend any such Grant Documents in any other respect with the consent of the Participant.
(c) If an amendment would (i) materially increase the benefits to participants under the Plan, (ii) increase the aggregate number of Shares that may be issued under the Plan, or (iii) materially modify the requirements for participation in the Plan by materially increasing the class or number of persons eligible to participate in the Plan, then such amendment shall be subject to stockholder approval.
(d) If required by any Legal Requirement, any amendment to the Plan or any Award will also be submitted to and approved by the requisite vote of the stockholders of the Company.  If any Legal Requirement requires the Plan to be amended, or in the event any Legal Requirement is amended or supplemented (e.g., by addition of alternative rules) to permit the Company to remove or lessen any restrictions on or with respect to an Award, the Board and the Committee each reserve the right to amend the Plan or any Grant Documents evidencing an Award  to the extent of any such requirement, amendment or supplement, and all Awards then outstanding will be subject to such amendment.
(e) Notwithstanding any provision of the Plan to the contrary, the Committee or the Board may not, without prior approval of the stockholders of the Company, reprice any outstanding Option and/or Stock Appreciation Rights by either lowering the Exercise Price thereof or canceling such outstanding Stock Option and/or Stock Appreciation Rights in consideration of a grant having a lower Exercise Price or in exchange for awards or cash considerations.  This paragraph 14(e) is intended to prohibit the repricing of "underwater" Options without prior stockholder approval and shall not be construed to prohibit the adjustments provided for in Section 16 hereof.
(f) The Plan may be terminated at any time by action of the Board.  The termination of the Plan will not adversely affect the terms of any outstanding Award.
16. Adjustment of Shares; Effect of Certain Transactions.  Notwithstanding any other provision of the Plan to the contrary, in the event of any change in the shares of Common Stock subject to the Plan or to any Award (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments or substitutions shall be made by the Committee or the Board as to the (i) maximum number of shares of Common Stock subject to the Plan, (ii) maximum number of Shares of Common Stock for which Awards may be granted to any one Associate, and (iii) the number of Shares of Common Stock and price per share subject to outstanding Awards as shall be equitable to prevent dilution or enlargement of rights under previously granted Awards.  The determination of the Committee or Board as to these matters shall be conclusive; provided, however, that (i) any such adjustment with respect to an Incentive Stock Option and any related Stock Appreciation Right shall comply with the rules of Section 424(a) of the Code; and (ii) in no event shall any adjustment be made which would disqualify any Incentive Stock Option granted hereunder as an Incentive Stock Option for purposes of Section 422 of the Code.

17. General Provisions.

(a)	No Associate or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Associates or Participants under the Plan.

(b)
Except to the extent that such action would cause an Award subject to Section 14 not to qualify for the exemption from the limitation on deductibility imposed by Section 162(m)(4)(c) of the Code, the Committee or Board shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles.  The Committee or Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.  In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee or Board may, in their discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(c)
All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee or Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable state of Federal securities law, and the Committee or Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)
No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee or the Board in their sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(e)	The Committee or the Board shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

(f)
The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Plan administrator to satisfy all obligations for the payment of such taxes, not to exceed the statutory minimum withholding obligation.  The Committee or Board shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes (i) by delivery of or transfer of Shares to the Company, (ii) with the consent of the Committee or the Board, by directing the Company to retain Shares otherwise deliverable in connection with the Award, (iii) by payment in cash of the amount to be withheld, or (iv) by withholding from any cash compensation otherwise due to the Participant.

(g)
Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if required, and such arrangements may be either generally applicable or applicable only in specific cases.

(h)
The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the state of Delaware and applicable Federal law.

(i)
If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee or the Board, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the determination of the Committee or the Board, materially altering the intent of the Plan, it shall be stricken, and the remainder of the Plan shall remain in full force and effect.

(j)
Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee or the Board, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee or Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligations with respect to tax equalization for Associates on assignments outside their home country.

(k)
No Award shall be granted or exercised if the grant of the Award or the exercise and the issuance of shares or other consideration pursuant thereto would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

(l)
The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary or Affiliated Company, nor will it interfere in any way with any right the Company or any Subsidiary or Affiliated Company would otherwise have to terminate a Participant's employment or other service at any time.

(m)
Employees and directors of the Company and its Subsidiaries who are based in the United Kingdom may be granted Awards pursuant to the terms of the UK Addendum.  Grants made pursuant to the UK Addendum shall be subject to the terms and conditions of the Plan, unless otherwise provided in the UK Addendum.

Schedule A
UK Addendum
1.	Purpose and eligibility
The purpose of this addendum to the Plan (the "UK Addendum") is to enable the Board to grant Awards to certain employees and directors of Acxiom Corporation (the "Company") and its Subsidiaries who are based in the United Kingdom.  Awards (which will be unapproved for UK tax purposes) may only be granted under the UK Addendum to employees and directors of the Company and its Subsidiaries.  Awards granted pursuant to the UK Addendum are granted pursuant to an "employees' share scheme" for the purposes of the Financial Services and Markets Act 2000.
2.	Definitions
Definitions are as contained in Section 2 of the Plan, with the following additions, amendments or substitutions:
(a)	The definition of "Associate" shall be deleted and the word "Employee" shall be substituted therefor throughout the Plan.

(b)	"Control" (for the purposes of the definition of "Subsidiary", below) has the meaning contained in section 995 Income Tax Act 2007.

(c)	"Employee" shall mean any employee or director of the Company or its Subsidiaries.

(d)	"HMRC" means the UK HM Revenue & Customs.

(e)	"ITEPA" means the Income Tax (Earnings and Pensions) Act 2003.

(f)	"PAYE" means the UK Pay-As-You-Earn income tax withholding system governed by the Income Tax (PAYE) Regulations 2003.

(g)
"Service" means service as an Employee, subject to such further limitations as may be set forth in the applicable Stock Option Agreement or Restricted Share Agreement.  Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company.  The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(h)	The definition of "Subsidiary" shall be restated in its entirety as follows: "Subsidiary" shall mean a company (wherever incorporated) which for the time being is under the Control of the Company.
3.	Terms
Awards granted pursuant to the UK Addendum shall be governed by the terms of the Plan, subject to any such amendments set out below and as are necessary to give effect to Section 1 of the UK Addendum, and by the terms of the individual Award Agreement entered into between the Company and the Participant.
4.	Participation
For the purpose of granting awards pursuant to the Plan to UK Employees only, the Plan shall be amended by the substitution of the word "Employee" for the word "Associate" throughout.
5.	Non-transferability of Awards
An Award granted pursuant to the UK Addendum may not be transferred other than by the laws of intestacy on death of the Participant.
1

6.	Withholding obligations
6.1
The Participant shall be accountable for any income tax and, subject to the following provisions, national insurance liability which is chargeable on any assessable income deriving from the exercise of, or other dealing in, the Award.  In respect of such assessable income the Participant shall indemnify the Company and (at the direction of the Company) any Subsidiary which is or may be treated as the employer of the Participant in respect of the following (together, the "Tax Liabilities"):

(a)
any income tax liability which falls to be paid to HMRC by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies to income tax under ITEPA and the PAYE regulations referred to in it; and

(b)
any national insurance liability which falls to be paid to HMRC by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies for national insurance purposes under the Social Security Contributions and Benefits Act 1992 and regulations referred to in it, such national insurance liability being the aggregate of:

(i)	all the Employee's primary Class 1 national insurance contributions; and
(ii)	all the employer's secondary Class 1 national insurance contributions.
6.2
Pursuant to the indemnity referred to in clause 6.1, the Participant shall make such arrangements as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following:

(a)
making a cash payment of an appropriate amount to the relevant company whether by cheque, banker's draft or deduction from salary in time to enable the company to remit such amount to HMRC before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred; or

(b)
appointing the Company as agent and/or attorney for the sale of sufficient Shares acquired pursuant to the exercise of, or other dealing in, the Award to cover the Tax Liabilities and authorising the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Shares;

(c)
entering into an election whereby the employer's liability for secondary Class 1 national insurance contributions is transferred to the Participant on terms set out in the election and approved by HMRC.

7.	Section 431 Election
Where the Shares to be acquired on the exercise of, or other dealing in, the Award are considered to be "restricted securities" for the purposes of the UK tax legislation (such determination to be at the sole discretion of the Company), it is a condition of exercise or acquisition of the Shares that the Participant if so directed by the Company enter into a joint election with the Company or, if different, the relevant Subsidiary employing the Participant pursuant to section 431 ITEPA electing that the market value of the Shares to be acquired on the exercise of, or other dealing in, the Award be calculated as if the Shares were not "restricted securities".
Adopted by the Compensation Committee on
February 14, 2012

2

(Side 1)
PROXY                                                                                                                                                              PROXY
ACXIOM CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders
to be Held on August 8, 2017

The undersigned hereby appoints Catherine L. Hughes and Jerry C. Jones as proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of common stock of Acxiom Corporation held of record by the undersigned on June 12, 2017, at the Annual Meeting of Stockholders to be held at the Acxiom Redwood City Office, 100 Redwood Shores Parkway, Redwood City, California, 94065 and via the Internet at www.virtualshareholdermeeting.com/ACXM17 at 10:30 A.M. Pacific Time on August 8, 2017, or any postponement or adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 & 5 AND FOR "EVERY YEAR" ON PROPOSAL 4.

If the undersigned is a participant in the Acxiom Corporation Retirement Savings Plan (the "Plan") with balances in the Acxiom Stock Fund, the undersigned hereby instructs Evercore Trust Company, as named fiduciary and investment manager for the Acxiom Stock Fund under the Plan, to vote all shares of Acxiom common stock credited to the Plan account of the undersigned at the Annual Meeting of Stockholders to be held on August 8, 2017, or any postponements or adjournments thereof. The shares credited to the Plan account of the undersigned will be voted in the manner directed herein. THIS VOTING INSTRUCTION CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED NO LATER THAN 9:59 P.M. PACIFIC TIME ON AUGUST 2, 2017. IF YOUR VOTING INSTRUCTIONS ARE NOT TIMELY RECEIVED, EVERCORE TRUST COMPANY WILL VOTE THESE SHARES IN ITS OWN DISCRETION.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

SEE REVERSE SIDE

(Side 2)

☒	Please mark your votes as in this example.

1.	Election of directors

	Nominees:			FOR	AGAINST	ABSTAIN
	1a.	Timothy R. Cadogan		☐	☐	☐
	1b.	William T. Dillard II		☐	☐	☐
	1c.	Scott E. Howe		☐	☐	☐

				FOR	AGAINST	ABSTAIN
2.
Approval of an increase in the number of shares available for issuance under the Company's Amended and Restated 2005 Equity Compensation Plan (the "2005 Plan") and reapproval of the 2005 Plan's performance goals
				☐	☐	☐

				FOR	AGAINST	ABSTAIN
3.	Advisory (non-binding) vote to approve the compensation of the Company's named executive officers			☐	☐	☐

			EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
4.	Advisory (non-binding) vote to select the frequency of future advisory votes on executive compensation		☐	☐	☐	☐

				FOR	AGAINST	ABSTAIN
5.	Ratification of KPMG LLP as the Company's independent registered public accountant for Fiscal Year 2018			☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 & 5 and a vote of EVERY YEAR on Proposal 4.

6.	In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.
SIGNATURE	DATED :	, 2017

SIGNATURE	DATED :	, 2017

NOTE:
Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.